This Prospectus Supplement relates to an effective registration statement under the Securities Act of 1933 and is subject to completion or amendment. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 16, 1996)
                  SUBJECT TO COMPLETION DATED DECEMBER 16, 1996

                                  $255,000,000
                             [THE MONEY STORE LOGO]
                        THE MONEY STORE AUTO TRUST 1996-2

                 $59,600,000 Class A-1 ____% Asset Backed Notes
             $121,400,000 Class A-2 Floating Rate Asset Backed Notes
                 $67,000,000 Class A-3 _____% Asset Backed Notes
                    $7,000,000 ___% Asset Backed Certificates



        The Money Store Auto Trust 1996-2 (the "Trust") will be formed pursuant to a Trust Agreement, to be dated as of November 30, 1996 (the "Trust Agreement"), between TMS Auto Holdings, Inc., as Seller (the "Seller") and Bankers Trust (Delaware), as Owner Trustee (the "Owner Trustee"), and will issue $59,600,000 aggregate principal amount of Class A-1 ___% Asset Backed Notes (the "Class A-1 Notes"), $121,400,000 aggregate principal amount of Class A-2 Floating Rate Asset Backed Notes (the "Class A-2 Notes") and $67,000,000 aggregate principal amount of Class A-3 ____% Asset Backed Notes (the "Class A-3 Notes," and together with the Class A-1 Notes and the Class A-2 Notes, the "Notes"). The Notes will be issued pursuant to an Indenture, to be dated as of November 30, 1996 (the "Indenture"), between the Trust and The Chase Manhattan Bank, as Indenture Trustee and as Indenture Collateral Agent (the "Indenture Trustee" and the "Indenture Collateral Agent"). The Trust also will issue $7,000,000 aggregate principal amount of _____% Asset Backed Certificates (the "Certificates," and together with the Notes, the "Securities").

        The assets of the Trust will include a pool of non-prime motor vehicle retail installment sale contracts (the "Initial Receivables") secured by new and used automobiles, light trucks and vans financed thereby (the "Initial Financed Vehicles"), certain amounts received under each Initial Receivable after the later of (x) November 30, 1996 and (y) the date of its origination but in no event later than the date of issuance of the Securities (the "Initial Cutoff Date"), security interests in the Initial Financed Vehicles, the Certificate Policy and certain other property, as more fully described herein.
                                                  (Cover continued on next page)

        For a discussion of certain factors which should be considered by prospective purchasers of the Securities, see "Risk Factors" at page S-16 herein and at page 14 in the accompanying Prospectus.

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE SELLER, THE SERVICER, THE REPRESENTATIVE OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The Underwriters have agreed to purchase the Securities at _____% of the principal amount thereof, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Underwriting." The aggregate proceeds to the Trust, before deducting expenses payable by or on behalf of the Trust estimated at $ ___________, will be $_______________.

        The Underwriters propose to offer the Securities from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting" herein.

        The Notes and the Certificates are offered by the Underwriters when, as and if issued by the Trust, delivered to and accepted by the Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Securities in book-entry form will be made through the facilities of The Depository Trust Company ("DTC") on the Same Day Funds Settlement System and, in the case of the Notes, Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") on or about December ___, 1996.

Smith Barney Inc.                             Prudential Securities Incorporated
        The date of this Prospectus Supplement is December ___, 1996.

(Continued from preceding page)

        From time to time on or before the March 1997 Distribution Date (as defined herein), additional non-prime motor vehicle retail installment sale contracts (the "Subsequent Receivables," and together with the Initial Receivables, the "Receivables") secured by new and used automobiles, light trucks and vans financed thereby (the "Subsequent Financed Vehicles," and together with the Initial Financed Vehicles, the "Financed Vehicles"), certain amounts received under the Subsequent Receivables on and after the related Subsequent Cutoff Dates (as defined herein), security interests in the Subsequent Financed Vehicles and certain other property, as more fully described herein, are intended to be purchased by the Trust from amounts deposited in a pre-funding account established with the Indenture Collateral Agent (the "Pre-Funding Account") on the date of issuance of the Securities. Subsequent Receivables with an aggregate principal balance of up to $50,000,000.00 may be acquired by the Trust.

        The Notes will be secured by the assets of the Trust pursuant to the Indenture. Interest on the Class A-1 and Class A-3 Notes will accrue at the per annum interest rates specified above. The per annum rate of interest on the Class A-2 Notes for each monthly interest period will equal LIBOR (as defined herein) plus ____% , subject to a maximum rate equal to ___% per annum. The per annum rate of interest on the Class A-3 Notes for each monthly interest period will equal ___%. Interest on the Class A-1 Notes and the Class A-2 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the related Interest Period. Interest on the Class A-3 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Notes will generally be payable on the twentieth day of each month (each, a "Distribution Date"), commencing in January 1997. Principal on the Notes will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on a Class of Notes until each Class of Notes having a lower numerical Class designation has been paid in full.

        The Certificates represent fractional undivided interests in the Trust. Interest, to the extent of the Certificate Rate of ____% per annum, will be distributed to the Certificateholders on each Distribution Date. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions of interest on the Certificates will be subordinated in priority of payment to interest on and principal of the Notes. No principal will be paid on the Certificates until all of the Notes have been paid in full. The Final Scheduled Distribution Date for the Class A-1 Notes will be January 15, 1998, for the Class A-2 Notes will be the June 2003 Distribution Date, and for the Class A-3 Notes will be the June 2003 Distribution Date. The Final Scheduled Distribution Date for the Certificates will be the June 2003 Distribution Date. However, payment in full of a Class of Notes or the Certificates may occur earlier than such dates as described herein. In addition, the Class A-3 Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to 10% or less of the Original Pool Balance.

        Full and timely payment of the Guaranteed Note Distributions in respect of the Notes and the Guaranteed Certificate Distributions in respect of the Certificates (each as defined herein) on each Distribution Date is unconditionally and irrevocably guaranteed pursuant to financial guaranty insurance policies (the "Policies") to be issued by

        [FSA LOGO]

        There currently is no secondary market for the Notes or the Certificates. The Underwriters expect to make a market in the Securities but have no obligation to do so. There is no assurance that any such market will develop or continue or that it will provide Securityholders with sufficient liquidity of investment.

        THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A FINAL PROSPECTUS SUPPLEMENT AND THE FINAL PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.


        IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AND THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                           REPORTS TO SECURITYHOLDERS

        Unless and until Definitive Notes or Definitive Certificates are issued, unaudited monthly and annual reports containing information concerning the Receivables will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. See "Certain Information Regarding the Securities -- Statements to Securityholders" and "-- Book-Entry Registration" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the Seller, the Servicer, the Representative or the Insurer intends to send any of its financial reports to Securityholders. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission ("the Commission") periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Trust intends to suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer statutorily required.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        In addition to the documents described in the Prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of Financial Security Assurance Inc. (the "Insurer") and Subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in the Registration Statement of which this Prospectus Supplement and the Prospectus form a part:

(a)     Annual Report on Form 10-K for the year ended December 31, 1995,

(b)     Quarterly Report on Form 10-Q for the period ended March 31, 1996,

(c)     Quarterly Report on Form 10-Q for the period ended June 30, 1996, and

(d)     Quarterly Report on Form 10-Q for the period ended September 30, 1996.

        All financial statements of the Insurer and Subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

        The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Insurer included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) shall be deemed to be a new registration statement relating to the Securities offered hereby, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SUMMARY OF TERMS

        The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms elsewhere in this Prospectus Supplement or the Prospectus.


Issuer The Money Store Auto Trust, 1996-2 (the "Trust" or the "Issuer"), a Delaware business trust to be formed pursuant to a Trust Agreement, dated as of November 30, 1996 (the "Trust Agreement"), among the Seller and the Owner Trustee.

Seller TMS Auto Holdings, Inc. (the "Seller"), a Delaware corporation and wholly-owned subsidiary of the Representative. See "The Seller" in the Prospectus.

Servicer The Money Store Auto Finance Inc. (in its individual capacity, "TMS Auto Finance" and, as servicer, the "Servicer"), a Delaware corporation and wholly-owned subsidiary of the Representative. See "TMS Auto Finance" in the Prospectus.

Representative         The Money Store Inc. (the "Representative"), a New Jersey
                       corporation.  See "The Money Store" in the Prospectus.

Insurer Financial Security Assurance Inc. (the "Insurer"), a New York financial guaranty insurance company. See "The Insurer" herein.

Indenture Trustee      The Chase Manhattan Bank (the "Indenture Trustee").  See
                       "The Notes -- The Indenture Trustee" in the Prospectus.

Owner Trustee          Bankers Trust (Delaware) (the "Owner Trustee").  See "The
                       Trusts -- The Owner Trustee" in the Prospectus.

Initial Cutoff Date    With respect to each Initial Receivable, the later of (x)
                       November 30, 1996 and (y) the date of its origination but in no event later than the Closing Date.

Closing Date            December 27, 1996.

The Notes               The Trust will issue Class A-1 ____% Asset-Backed Notes
                        (the "Class A-1 Notes") in the aggregate original principal amount of $59,600,000, Class A-2 Floating Rate
                        Asset-Backed Notes (the "Class A-2 Notes") in the aggregate original principal amount of $121,400,000 and Class A-3 % Asset-Backed Notes (the "Class A-3 Notes") in the aggregate original principal amount of $67,000,000. The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes (collectively, the "Notes") will be issued pursuant to an Indenture, to be dated as of November 30, 1996, among the Issuer, the Indenture
                        Trustee and The Chase Manhattan Bank, as Indenture
                        Collateral Agent (the "Indenture Collateral Agent"). The
                        Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Notes will hold their interests through DTC in the United States or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe. See
                        "Certain Information Regarding the Securities --
                        Book-Entry Registration" in the Prospectus and Annex I thereto.

                        The Notes will be secured by the assets of the Trust (other than the Certificate Distribution Account and the Certificate Policy) pursuant to the Indenture.

The Certificates        The Trust will issue % Asset Backed Certificates (the
                        "Certificates") with an aggregate initial Certificate
                        Balance (as defined herein) of $7,000,000. The
                        Certificates will represent fractional undivided interests in the Trust. The Certificates will be issued pursuant to the Trust Agreement. The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only
                        (other than the Certificates sold to the Seller, as described in "The Trust -- General" herein). See
                        "Certain Information Regarding the Securities --
                        Book-Entry Registration" in the Prospectus.

Trust Property          Each Note will represent an obligation of, and each
                        Certificate will represent a fractional undivided interest in, the Trust. The Trust's assets (the "Trust
                        Property") will include, among other things, certain non-prime motor vehicle retail installment sale contracts (the "Initial Receivables"), secured by new and used automobiles, light trucks and vans (the
                        "Initial Financed Vehicles"), certain monies received thereunder after the Initial Cutoff Date, an assignment of the security interests in the Initial
                        Financed Vehicles securing the Initial Receivables, the related Receivables Files, all rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Initial
                        Financed Vehicles or the Obligors, as the case may be, all rights to liquidation proceeds with respect to the Initial Receivables, certain proceeds from the exercise of rights against Dealers under agreements between TMS Auto Finance and such Dealers, certain bank accounts, all proceeds of the foregoing, the Certificate
                        Policy, and certain rights under the Trust Documents.
                        The Initial Receivables will be purchased by the Seller from TMS Auto Finance pursuant to a purchase agreement
                        (the "Purchase Agreement") between the Seller and TMS
                        Auto Finance on or prior to the date of issuance of the Securities. The Trust Property also will include an assignment of the Seller's rights against TMS Auto
                        Finance under the Purchase Agreement upon the occurrence of certain breaches of representations and warranties.
                        The Initial Receivables transferred to the Trust on the Closing Date will also include certain non-prime motor vehicle retail installment sale contracts originated by TMS Auto Finance, some of which may be originated after November 30, 1996 (the "Statistical Calculation Date") but on or prior to the Closing Date.

                        Additional non-prime motor vehicle retail installment sale contracts (the "Subsequent Receivables") secured by new or used automobiles, light trucks and vans (the "Subsequent Financed Vehicles"), certain monies received thereunder on or after the applicable Subsequent Cutoff Date (as defined below), an assignment of the security interests in the Subsequent Financed Vehicles securing the Subsequent Receivables, the related Receivables Files, all rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Subsequent Financed Vehicles or the Obligors, as the case may be, all rights to liquidation proceeds with respect to the Subsequent Receivables, certain proceeds from the exercise of rights against Dealers under agreements between TMS Auto Finance and such Dealers, certain bank accounts and all proceeds of the foregoing are intended to be purchased by the Trust from the Seller from time to time on or before the March 1997 Distribution Date, from funds on deposit in the Pre-Funding Account. The Subsequent Receivables will be purchased by the Seller from TMS Auto Finance pursuant to one or more subsequent purchase agreements (each, a "Subsequent Purchase Agreement") between the Seller and TMS Auto Finance. The Trust Property also will include an assignment of the Seller's rights against TMS Auto Finance under each Subsequent Purchase Agreement upon the occurrence of certain breaches of representations and warranties thereunder. The purchase by the Trust of the Subsequent Receivables is subject to the satisfaction of certain conditions, as described under "The Receivables" herein. The Initial Receivables and the Subsequent Receivables are hereinafter referred to as the "Receivables," and the Initial Financed Vehicles and the Subsequent Financed Vehicles are hereinafter referred to as the "Financed Vehicles."

Receivables             The Receivables consist of non-prime motor vehicle
                        retail installment sale contracts originated by Dealers and then acquired by TMS Auto Finance pursuant to its Contract Acquisition Program. Non-prime motor vehicle retail installment sale contracts are contracts with individuals with less than perfect credit due to various factors, including, among other things, the manner in which such individuals have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources. See "TMS Auto Finance
                        -- General" in the Prospectus.

                        The statistical information presented in this Prospectus Supplement is based on the Initial Receivables as of the Statistical Calculation Date. The Initial Receivables transferred to the Trust on the Closing Date will include certain other non-prime motor vehicle retail installment sale contracts, some of which may be originated after the Statistical Calculation Date but on or prior to the Closing Date. While the statistical distribution of the final characteristics of all Initial Receivables transferred to the Trust on the Closing Date will vary from the statistical information presented in this Prospectus Supplement, the Seller and the Representative do not believe that the characteristics of the Initial Receivables as of their respective Initial Cutoff Dates will vary materially from the information presented herein with respect to the Initial Receivables as of the Statistical Calculation Date.

                        The Initial Receivables have, as of the Statistical Calculation Date, a weighted average annual percentage rate ("APR") of approximately 19.25% a weighted average original maturity of 53.48 months and a weighted average remaining maturity of 51.45 months. The Initial Receivables have an aggregate principal balance of $186,361,166.82 as of the Statistical Calculation Date. See "The Receivables." Each of the Initial Receivables also will have a remaining term of not more than 72 months and not less than 6 months as of the Statistical Calculation Date.

                        Following the Closing Date, the Trust will be obligated to purchase from time to time on or before the end of the Funding Period (as defined below), subject to the availability thereof, Subsequent Receivables consisting of non-prime retail automobile installment sale contracts acquired by the Seller from TMS Auto Finance. The aggregate principal balance of the Subsequent Receivables is anticipated by TMS Auto Finance not to exceed approximately $50,000,000. In connection with each purchase of Subsequent Receivables, the Trust will be required to pay to the Seller a cash purchase price equal to the principal amount thereof from the Pre-Funding Account. Under the Purchase Agreement, the Seller will be obligated, subject to the satisfaction of certain conditions described herein, to purchase from TMS Auto Finance Subsequent Receivables, and under the Sale and Servicing Agreement, dated as of November 30, 1996, among the Representative, the Seller, the Servicer and the Owner Trustee (the "Sale and Servicing Agreement"), the Seller will be obligated to sell such Subsequent Receivables to the Trust and the Trust will be obligated, subject to the satisfaction of certain conditions described herein, to purchase such Subsequent Receivables from the Seller. TMS Auto Finance will designate as a cutoff date (each, a "Subsequent Cutoff Date") (i) the last day of the month preceding the month in which Subsequent Receivables are conveyed to the Seller by TMS Auto Finance and reconveyed by the Seller to the Trust or (ii) if any such Subsequent Receivable is originated in the month of conveyance, the date of origination. Subsequent Receivables will be conveyed to the Seller and then reconveyed by the Seller to the Trust on designated dates (each, a "Subsequent Transfer Date") occurring during the Funding Period. The Trust may purchase the Subsequent Receivables only from the Seller and not from any other person, and the Seller may purchase the Subsequent Receivables only from TMS Auto Finance. The Subsequent Receivables must satisfy certain eligibility criteria specified herein and in the Sale and Servicing Agreement. See "The Receivables -- Eligibility Criteria" herein.

Terms of the Notes      The principal terms of the Notes will be as described
                        below:

 A. Distribution Dates  Payments of interest and principal on the Notes will be made on the twentieth day of each month or, if the twentieth day is not a Business Day, on the next following Business Day (each, a "Distribution Date"), commencing in January 1997. Each reference to a "Payment Date" in the accompanying Prospectus shall refer to a Distribution Date. Payments will be made to holders of record of the Notes (the "Noteholders") as of the Business Day immediately preceding such Distribution Date (a "Record Date"). A "Business Day" is a day other than a Saturday, Sunday or other day on which commercial banks located in the states of California, Delaware, New Jersey or New York are authorized or obligated to be closed.

 B. Interest Rates      The Class A-1 Notes and the Class A-3 Notes will bear
                        interest at the respective fixed per annum rates set
                        forth on the cover page hereof.  The Class A-2 Notes
                        will bear interest at a floating rate equal to the
                        London interbank offered rates for one-month U.S.
                        dollar deposits ("LIBOR") plus    %, subject to a
                        maximum rate equal to     % per annum.  Each such
                        interest rate for a Class of Notes is referred to as the "Interest Rate."

  C. Interest           Interest on the principal amount of the Notes of each
                        Class outstanding immediately prior to a Distribution
                        Date will accrue at the applicable Interest Rate from and including the most recent Distribution Date on which interest has been paid (or, in the case of the first Distribution Date, from and including the Closing
                        Date) to, but excluding, the following Distribution Date
                       (each, an "Interest Period"). Interest on the Notes for
                        any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution
                        Date together with, to the extent permitted by law, interest on such amount at the applicable Interest Rate.
                        The amount of interest distributable on the Notes on each Distribution Date will equal interest accrued during the related Interest Period. Interest on the Class A-1 Notes and the Class A-2 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest
                        Period. Interest on the Class A-3 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Notes --
                        Payments of Interest" herein.

 D. Principal           Principal of the Notes will be payable on each
                        Distribution Date in an amount equal to the Noteholders'
                        Principal Distributable Amount for the calendar month
                        (the "Monthly Period") preceding such Distribution Date except that no principal will be paid on a Class of Notes until each Class of Notes having a lower numerical
                        Class designation has been paid in full. The
                        Noteholders' Principal Distributable Amount will equal the sum of (x) the Noteholders' Percentage of the Principal Distributable Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Distribution Date. The "Principal
                        Distributable Amount" with respect to any Distribution
                        Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Precomputed Receivables, in accordance with the actuarial method: (i) that portion of all collections on Receivables allocable to principal, including full and partial principal prepayments, received during such Monthly Period with respect to such Monthly Period, (ii) the principal balance of each Receivable that was repurchased by the Representative, the Seller or the Servicer as of the last day of such Monthly Period, (iii) at the option of the Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or TMS
                        Auto Finance during such Monthly Period but were not so repurchased, (iv) the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period and (v) the aggregate amount of Cram
                        Down Losses during such Monthly Period. In addition, prior to the Parity Date (as defined herein), the Accelerated Principal Distributable Amount (as defined herein) will be distributed to the Class of Notes having the lowest numerical Class designation then outstanding as an accelerated payment of principal in respect of the Notes from certain amounts available therefor after giving effect to the distributions of interest on and principal of the Securities and amounts owing to the Insurer under the Insurance Agreement otherwise to be made on the related Distribution Date as further described herein. See "Description of the Purchase
                        Agreements and the Trust Documents -- Distributions" herein.

                        The Noteholders' Percentage will be 100% until the Class A-3 Notes have been paid in full and thereafter will be zero. No principal will be paid on a Class of Notes until the principal of all Classes of Notes having a lower numerical Class designation has been paid in full. In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date for such Class.

 E. Optional Redemption The Class A-3 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables, which, subject to certain provisions in the Sale and Servicing Agreement, can occur after the Pool Balance declines to 10% or less of the Original Pool Balance, at a redemption price equal to the unpaid principal amount of the Notes of such Class plus accrued and unpaid interest thereon.
                        See "Description of the Notes -- Optional Redemption" herein. The Original Pool Balance will equal the sum of
                        (i) the aggregate principal balance of the Initial Receivables as of the Initial Cutoff Date plus (ii) the aggregate principal balances of all Subsequent Receivables added to the Trust as of their respective Subsequent Cutoff Dates.

 F. Mandatory
    Redemption          The Notes may be redeemed in part on the Mandatory
                        Redemption Date (as defined under "Pre-Funding Account" below) in the event that any portion of the Pre-Funded
                        Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent
                        Receivables, including any such purchase on such date
                        (the "Prepayment Amount"), provided that the Prepayment
                        Amount will be applied, sequentially, to the Class A-1
                        Notes, the Class A-2 Notes and the Class A-3 Notes, in that order, so that the Prepayment Amount will not be applied to redeem a Class of Notes until each Class of Notes having a lower numerical Class designation has been redeemed in whole.

                        The Notes may be accelerated and become subject to immediate payment at par upon the occurrence of an Event of Default under the Indenture. So long as no Insurer Default shall have occurred and be continuing, an Event of Default under the Indenture will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance and Indemnity Agreement, dated as of November 30, 1996 (the "Insurance Agreement"), among the Insurer, the Trust, the Seller and the Representative. In the case of such an Event of Default, the Notes will automatically be accelerated and subject to immediate payment at par. See "Description of the Notes -- Events of Default" herein. The Note Policy does not guarantee payment of any amounts that become due on an accelerated basis other than the Accelerated Principal Distributable Amount, unless the Insurer elects, in its sole discretion, to pay such amounts in whole or in part. See "The Policies -- Note Policy" herein. G. Class A-1 Final Scheduled Distribution Date Notwithstanding anything to the contrary contained herein, on January 15, 1998 (the "Class A-1 Final Scheduled Distribution Date") holders of record of the Class A-1 Notes as of the Business Day preceding such date shall be entitled to receive from funds available therefor interest on the outstanding principal amount of the Class A-1 Notes immediately prior to such date at the applicable Interest Rate for the period (the "Final Class A-1 Interest Period") from and including the most recent Distribution Date on which interest has been paid on the Class A-1 Notes to but excluding the Class A-1 Final Scheduled Distribution Date plus the unpaid principal amount of the Class A-1 Notes. Interest will be calculated on the basis of a 360-day year and the actual number of days elapsed in the Final Class A-1 Interest Period.

Terms of the
 Certificates           The principal terms of the Certificates will be as
                        described below:

 A. Distribution Dates  Distributions with respect to the Certificates will be made on each Distribution Date, commencing on the January 1997 Distribution Date. Distributions will be made to holders of record of the Certificates (the "Certificateholders" and, together with the Noteholders, the "Securityholders") as of the related Record Date.

 B. Certificate Rate      % per annum payable monthly at one-twelfth of the
                        annual rate, calculated on the basis of a 360-day year consisting of twelve 30-day months.

 C. Subordination of
      Certificates      The Certificates will not receive any distribution with
                        respect to a Distribution Date until the full amount of the Noteholders' Distributable Amount with respect to such Distribution Date has been deposited in the Note
                        Distribution Account.

 D. Interest            On each Distribution Date, the Owner Trustee will
                        distribute to Certificateholders their pro rata share of interest distributable with respect to the Certificates.
                        The amount of interest distributable on the Certificates on each Distribution Date will equal interest accrued during the related Interest Period at the Certificate
                        Rate on the Certificate Balance immediately prior to such Distribution Date. Interest on the Certificates for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution
                        Date together with, to the extent permitted by law, interest on such amount at one-twelfth of the Certificate Rate. Distributions of interest on the Certificates are subordinate to payments of interest and principal on the Notes, as described above under "Subordination of Certificates." See "Description of the Certificates -- Distributions of Interest" herein.

 E. Principal           On each Distribution Date on or after the date on which
                        the Class A-3 Notes have been paid in full, principal of the Certificates will be payable in an amount equal to the Certificateholders' Principal Distributable Amount for the Monthly Period preceding such Distribution Date.
                        The Certificateholders' Principal Distributable Amount will equal the sum of (x) 100% minus the Noteholders'
                        Percentage of the Principal Distributable Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Distribution Date; provided, however, that the Certificateholders' Principal
                        Distributable Amount on the Distribution Date on which the Class A-3 Notes are paid in full will be reduced by the amount of principal necessary to pay the Class A-3
                        Notes in full. See "Description of the Purchase
                        Agreements and Trust Documents -- Distributions" herein.

                        The remaining Certificate Balance, if any, will be payable in full on the Final Scheduled Distribution Date for the Certificates.

 F. Optional Prepayment If the Servicer exercises its option to purchase the
                        Receivables as described above, the Certificateholders shall receive an amount equal to the remaining Certificate Balance together with accrued interest at the Certificate Rate, and the Certificates will be retired.

Pre-Funding Account     On the Closing Date, a cash amount not to exceed
                        approximately $50,000,000 (the "Initial Pre-Funded
                        Amount") will be deposited in an account (the "Pre-
                        Funding Account") which will be established with the Indenture Collateral Agent. The Pre-Funding Account will be an asset of the Trust and will be pledged to the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, and the Insurer. The "Funding Period" is the period from the Closing Date until the earliest of the date on which (i) the amount on deposit in the Pre-Funding Account is less than $200,000, (ii) a Servicer Default occurs under the Sale and Servicing Agreement, or (iii) the Distribution
                        Date in March 1997. The Initial Pre-Funded Amount as reduced from time to time during the Funding Period by the amount thereof used to purchase Subsequent
                        Receivables in accordance with the Sale and Servicing
                        Agreement is referred to herein as the "Pre-Funded
                        Amount." The Seller expects that the Pre-Funded Amount will be reduced to less than $200,000 on or before the end of the Funding Period. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described herein. The
                        "Mandatory Redemption Date" is the earlier of (i) the Distribution Date in March 1997 or (ii) if the last day of the Funding Period occurs on or prior to the Determination Date (as defined herein) occurring in January or February 1997, the Distribution Date relating to such Determination Date.

Capitalized Interest
 Account On the Closing Date, a cash amount may be deposited in an account (the "Capitalized Interest Account") which will be established with the Indenture Collateral Agent. The Capitalized Interest Account will be an asset of the Trust, and will be pledged to the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Owner Trustee, on behalf of the Certificateholders, and the Insurer. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Distribution Dates occurring in January, February and March of 1997 to fund an amount (the "Monthly Capitalized Interest Amount") equal to the amount of interest accrued for each such Distribution Date at the weighted average Interest Rates and Certificate Rate on the portion of the Securities having a principal balance in excess of the principal balances of the Receivables (which portion will equal the Pre-Funded Amount). Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for such purposes are required to be paid directly to the Seller on such date. See "Description of the Purchase Agreements and the Trust Documents -- Accounts."

The Policies            On the Closing Date, the Insurer will issue a
                        financial guaranty insurance policy (the "Note Policy") to the Indenture Trustee and a financial guaranty insurance policy (the "Certificate Policy") to the Owner
                        Trustee pursuant to the Insurance Agreement. Pursuant to the Note Policy, the Insurer will unconditionally and irrevocably guarantee to the Noteholders payment of the Guaranteed Note Distributions (as defined herein) for each Distribution Date. Pursuant to the Certificate
                        Policy, the Insurer will unconditionally and irrevocably guarantee to the Certificateholders payment of the Guaranteed Certificate Distributions (as defined herein). See "The Policies" and "Description of the Purchase Agreements and the Trust Documents --
                        Distributions" herein.

Collection Account      The Servicer will establish one or more accounts in the
                        name of the Indenture Collateral Agent (the "Collection
                        Account") for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Owner Trustee, on behalf of the Certificateholders, and the Insurer. All payments from Obligors that are received by the Servicer on behalf of the Trust will be deposited in the Collection Account no later than two Business Days after receipt thereof except under certain conditions described herein. Pursuant to the Sale and Servicing
                        Agreement, the Indenture Trustee will, on each Distribution Date, distribute the following amounts with respect to such Distribution Date to the following (in the priority indicated): (i) from the Distribution
                        Amount, to the Owner Trustee and the Indenture Trustee, any accrued and unpaid trustee fees and expenses and any accrued and unpaid fees and expenses of the Indenture
                        Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer or the Representative), (ii) from the Distribution Amount, to the Servicer, the Servicing Fee for the related Monthly
                        Period and any overdue Servicing Fees, (iii) from the Distribution Amount, into the Note Distribution Account, the Noteholders' Interest Distributable Amount, (iv) from the Distribution Amount, into the Note Distribution
                        Account, the Noteholders' Principal Distributable
                        Amount, (v) from the Distribution Amount, into the Certificate Distribution Account, the Certificate-holders' Interest Distributable Amount and, after the Class A-3 Notes have been paid in full, the Certificateholders' Principal Distributable Amount, (vi) from the Distribution Amount, to the Insurer, amounts owing and not paid to it under the Insurance Agreement,
                        (vii) prior to the Parity Date, from the Available
                        Funds, to the Note Distribution Account, the Accelerated
                        Principal Distributable Amount and (viii) from the
                        Available Funds, the remaining balance, if any, to or upon the order of the Seller. See "Description of the Purchase Agreements and the Trust Documents --
                        Distributions" herein and "Description of the Purchase
                        Agreements and Trust Documents -- Collections" in the
                        Prospectus.

Tax Status              In the opinion of Stroock & Stroock & Lavan, special
                        federal tax counsel to the Trust, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association
                        (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt. Each
                        Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. See "Certain Federal Income Tax
                        Consequences" herein and "Federal Income Tax
                        Consequences" in the Prospectus.

ERISA Considerations    Subject to the conditions and considerations discussed
                        under "ERISA Considerations," the Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit
                        Plan").

                        The Certificates may not be acquired (directly or indirectly) by or on behalf of any Benefit Plan or any entity (including an insurance company general account) whose underlying assets include plan assets of a Benefit Plan by reason of a plan's investment in the entity. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment        The Class A-1 Notes will be eligible securities for
                        purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

Ratings It is a condition to issuance that the Class A-1 Notes be rated A-1+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and P-1 by Moody's Investors Service, Inc. ("Moody's" and together with S&P, the "Rating Agencies"), and that the Class A-2 Notes, the Class A-3 Notes and the Certificates be rated AAA by S&P and Aaa by Moody's. The ratings by the Rating Agencies of the Securities will be based primarily on the Policies. There is no assurance that the ratings initially assigned to the Notes and the Certificates will not subsequently be lowered or withdrawn by the Rating Agencies. See "Risk Factors -- Ratings on Securities" herein.

                                  RISK FACTORS

        Prospective Noteholders and Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following risk factors in connection with the purchase of the Notes or the Certificates.

Prepayment from the Pre-Funding Account; Ability to Originate Subsequent Receivables

        To the extent that the Pre-Funded Amount has not been fully applied to the purchase of Subsequent Receivables by the Trust by the end of the Funding Period, Noteholders will receive a prepayment of principal on the Mandatory Redemption Date to be applied, sequentially, to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, in that order, in an amount equal to the Pre-Funded Amount (exclusive of investment earnings) remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on the last Subsequent Transfer Date in the Funding Period. Any reinvestment risk from the prepayment of the Securities from the Pre-Funded Amount at the end of the Funding Period will be borne by the Noteholders. See "Yield and Prepayment Considerations" in the Prospectus.

        The conveyance of Subsequent Receivables to the Trust during the Funding Period is subject to the conditions described herein under "The Receivables -- Eligibility Criteria." Each Subsequent Receivable must satisfy the eligibility criteria specified herein and in the Sale and Servicing Agreement. The ability of the Trust to invest in Subsequent Receivables is dependent upon the ability of TMS Auto Finance to originate through Dealers a sufficient amount of motor vehicle retail installment sales contracts that meet the requirements in the Subsequent Purchase Agreement and in the Sale and Servicing Agreement for transfer on a Subsequent Transfer Date. The ability of TMS Auto Finance to originate sufficient Subsequent Receivables may be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. Neither TMS Auto Finance nor the Seller has any basis to predict whether or the extent to which economic or social factors will affect the availability of Subsequent Receivables. In addition, TMS Auto Finance commenced operations in January 1995 and has limited performance history, which makes it difficult to predict the rate of its originations. Nevertheless, although no assurances can be given, TMS Auto Finance currently anticipates originating sufficient Receivables satisfying the criteria set forth in the Sale and Servicing Agreement so as to require the application of the entire Pre-Funded Amount to the purchase of Subsequent Receivables by the end of the Funding Period. See "The Receivables" herein.

Reinvestment Risks From Prepayments

        The weighted average life of the Securities will be reduced by full and partial prepayments on the Receivables. The Receivables are prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by the Seller or TMS Auto Finance as a result of certain uncured breaches of the warranties made by it with respect to the Receivables, the application of the remaining Pre-Funded Amount, if any, on the Mandatory Redemption Date to prepay the Notes, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables when the Pool Balance is less than 10% of the Original Pool Balance.

        The Servicer has limited historical experience with respect to prepayments, has not prepared data on prepayment rates and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sale contracts similar to the Receivables. For these reasons, none of the Representative, the Servicer or the Seller can make any prediction as to the actual prepayment rates that will be experienced on the Receivables.

        The amounts paid to Securityholders with respect to any Distribution Date will include all prepayments on the Receivables received thereon during the related Monthly Period. As a result, the Securities may be paid in full prior to their respective Final Scheduled Distribution Dates. The Securityholders will bear all reinvestment risk resulting from the timing of payments of principal on the Securities. See "Yield and Prepayment Considerations" in the Prospectus.

Principal Balance of Securities Exceeds Aggregate Principal Balance of Initial Receivables and Initial Pre-Funded Amount

        On the Closing Date, the aggregate initial principal amount of the Notes and the initial principal balance of the Certificates is 102% of the sum of the aggregate principal balance of the Initial Receivables as of the Statistical Calculation Date and the Initial Pre-Funded Amount as of the Closing Date. Each Initial Receivable will be purchased by the Trust for an amount equal to approximately 102.5% of the principal balance thereof as of the Initial Cutoff Date. Each Subsequent Receivable will be purchased by the Trust for an amount equal to 100% of the principal balance thereof as of the related Subsequent Cutoff Date. Because the actual rate and timing of any payments of Accelerated Principal Distributable Amounts will depend on a number of factors, including the rate and timing of the payments (including prepayments) on the Receivables, there can be no assurance of the actual rate or timing of such payments of Accelerated Principal Distributable Amounts or when the aggregate principal amount of the Notes and principal balance of the Certificates will be equal to or will be less than the sum of the Pool Balance and the Pre-Funded Amount. The Policies do not guarantee the rate or timing of any Accelerated Principal Distributable Amount. In addition, if (i) an Event of Default under the Indenture or a Dissolution Event should occur, (ii) the Insurer were to default on its obligations under the applicable Policy and (iii) the Receivables were to be liquidated at a time when the outstanding principal amount of the Notes and the outstanding principal balance of the Certificates exceeded the sum of the Pool Balance and the Pre-Funded Amount, the Receivables would likely have to be liquidated at a premium for Certificateholders and, in some circumstances, Noteholders not to suffer a loss.

Concentration of Receivables

        Economic conditions where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Statistical Calculation Date, Obligors with respect to 20.64% of the Initial Receivables (based on the principal balance of the Initial Receivables and mailing addresses of the Obligors thereon as of the Statistical Calculation Date) were located in California. Economic conditions in California are often volatile and from time to time have been adversely affected by natural disasters, contractions in the defense industry and declining real estate values. The President of the United States has endorsed a list of military bases to be closed within the next two to six years, which list includes significant bases in California. These closures, which have been approved by Congress, along with the recent general decline in defense spending, could have an adverse effect on economic conditions in California and the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables with Obligors residing in California. No predictions, however, can be made regarding future economic conditions in California or any other states where Obligors reside. See "The Receivables" herein and in the Prospectus.

Subordination of Certificates; Limited Assets

        Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive any distributions with respect to a Monthly Period until the full amount of interest and principal payable on the Notes on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal before the Distribution Date on which the Class A-3 Notes have been paid in full.

        If the Notes are accelerated following an Event of Default under the Indenture, the Notes must be paid in full prior to the distribution of any amounts on the Certificates.

        The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, the Pre-Funding Account, the Capitalized Interest Account and the Policies. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, the Capitalized Interest Account and payments of claims made under the Policies. The Pre-Funding Account and the Capitalized Interest Account will only be maintained until the Distribution Date on or immediately following the last day of the Funding Period. The Pre-Funded Amount on deposit in the Pre-Funding Account will be used solely to purchase Subsequent Receivables and is not available to cover losses on the Receivables. The Capitalized Interest Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in Receivables and is not designed to provide protection against losses on the Receivables. Similarly, although the Policies will be available on each Distribution Date to cover shortfalls in distributions of the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount on such Distribution Date, if the Insurer defaults in its obligations under the applicable Policy, the Trust will depend on current distributions on the Receivables to make payments on the Notes and the Certificates. See "The Insurer" and "The Policies" herein.

Ratings on Securities

        A rating is not a recommendation to purchase, hold or sell Notes or Certificates. The ratings of the Notes and Certificates address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the Notes and the Certificates were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes or the Certificates. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes and the Certificates.

Events of Default Under the Indenture

        So long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Event of Default under the Indenture. So long as an Insurer Default shall not have occurred and be continuing, an Event of Default will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance Agreement. Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), the Insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the Trust Property, which will result in redemption, in whole or in part, of the Notes, and prepayment, in whole or in part, of the Certificates. Following the occurrence of an Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policies as necessary to enable the Trust to continue to make payments of the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount on each Distribution Date. However, following the occurrence of an Event of Default, the Insurer may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon, and may elect to cause the prepayment, in whole or in part, of the Certificates.

Insolvency Considerations

        The Trust Agreement provides that, in the event that the Seller becomes insolvent, or is terminated or dissolved (a "Dissolution Event") and the Owner Trustee is unable to obtain an opinion of counsel satisfactory to the Insurer to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, the Trust will terminate in 90 days and effect redemption of the Notes and prepayment of the Certificates following the winding-up of the affairs of the Trust, unless within such 90 days the Certificate Owners of a majority of the remaining principal balance of the Certificates agree in writing to continue the business of the Trust and the Owner Trustee is able to obtain the opinion of counsel described above. See "Description of the Purchase Agreements and the Trust Documents -- Termination" in the Prospectus.


                                 USE OF PROCEEDS

        The net proceeds to be received by the Trust from the sale of the Securities will be used to pay to the Seller, and in turn, TMS Auto Finance or a warehouse facility, the purchase price for the Receivables, to make the deposits of the Pre-Funded Amount into the Pre-Funding Account and to make the initial deposits into the Capitalized Interest Account.


                                    THE TRUST

        The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Securityholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

General

        The Issuer, The Money Store Auto Trust 1996-2, is a business trust to be formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

        The Trust will initially be capitalized with equity equal to $7,000,000. Certificates with an aggregate original Certificate Balance of $70,000 will be sold to the Seller, and Certificates representing the remainder of the Certificate Balance will be sold to third party investors that are expected to be unaffiliated with the Seller, the Servicer, the Representative or their affiliates. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Initial Receivables from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposits in the Pre-Funding Account and the Capitalized Interest Account.

        The Trust's principal offices are in Wilmington, Delaware, in care of Bankers Trust (Delaware), as Owner Trustee, at the address listed below under "-- The Owner Trustee."

Capitalization of the Trust

        The following table illustrates the capitalization of the Trust as of the Initial Cutoff Date, as if the issuance and sale of the Notes and Certificates had taken place on such date:

        Class A-1 Notes. . . . . . . . . . . . . . . . $ 59,600,000
        Class A-2 Notes. . . . . . . . . . . . . . . . $121,400,000
        Class A-3 Notes. . . . . . . . . . . . . . . . $ 67,000,000
        Certificates. . . . . . . . . . . . . . . . .  $ 7,000,000

            Total                                     $255,000,000

The Owner Trustee

        Bankers Trust (Delaware) is the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at 1001 Jefferson Street, Suite 550, Wilmington, Delaware 19801. The Seller, the Representative, the Servicer and their respective affiliates may maintain commercial banking relations with the Owner Trustee and its affiliates. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.


                               THE TRUST PROPERTY

        The Trust Property will include, among other things, the following: (a) non-prime motor vehicle retail installment sale contracts secured by new and used vehicles, light trucks and vans; (b) all payments received thereunder after the Initial Cutoff Date or the Subsequent Cutoff Date, as the case may be; (c) such amounts as from time to time may be held in the Collection Account, the Pre-Funding Account and the Capitalized Interest Account; (d) an assignment of the security interests of TMS Auto Finance in the Financed Vehicles; (e) certain proceeds from the exercise of rights against Dealers under agreements between TMS Auto Finance and such Dealers (the "Dealer Agreements"); (f) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors; (g) the rights of the Seller under the Purchase Agreement and any Subsequent Purchase Agreements; (h) the Receivables Files; (i) the Certificate Policy; and (j) certain other rights under the Trust Documents.

        The Initial Receivables were, and the Subsequent Receivables were or will be, originated by Dealers in accordance with TMS Auto Finance's requirements under agreements with Dealers for assignment to TMS Auto Finance, have been or will be so assigned, and evidence or will evidence the indirect financing made available to the Obligors. Dealer Agreements may provide for repurchase or recourse against the Dealer in the event of a default by an Obligor, or upon repossession of the related vehicle by TMS Auto Finance. Although TMS Auto Finance's rights under the Dealer Agreements have not been assigned to the Trust, and the Trust will not have any rights against any Dealer, TMS Auto Finance has assigned or will assign to the Seller, and the Seller has assigned or will assign to the Trust, the proceeds from any Receivable repurchased by a Dealer as a result of a breach of a representation or warranty in the related Dealer Agreement. See "The Trusts" in the Prospectus.

        The "Pool Balance" as of the end of any Monthly Period represents the aggregate Principal Balance (as defined herein) of the Receivables (exclusive of Liquidated Receivables) as of the end of such Monthly Period, after giving effect to any Purchase Amounts remitted by TMS Auto Finance, the Seller or the Representative, as the case may be, on the Determination Date following such Monthly Period. The Pool Balance on the Closing Date (the "Original Pool Balance") will be not less than approximately $200,000,000. As described elsewhere herein, the Original Pool Balance may include certain other Initial Receivables, some of which may be originated after the Statistical Calculation Date but on or prior to the Closing Date. In addition, prior to the Closing Date certain Initial Receivables may be removed and additional Initial Receivables substituted therefor. All of the Initial Receivables, however, must satisfy the eligibility criteria set forth under "The Receivables -- Eligibility Criteria" herein.

        Each Certificate will represent a fractional undivided interest in the Trust Property. Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property (other than the Certificate Distribution Account and Certificate Policy) in favor of the Indenture Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders and for the benefit of the Insurer in support of the obligations owing to it under the Insurance Agreement. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Purchase Agreements and the Trust Documents -- Distributions." The Insurer would be entitled to such distributions only after payment of amounts owing to, among others, holders of the Notes and Certificates.

                                 THE RECEIVABLES

        The following information supplements the information contained under "The Receivables" in the accompanying Prospectus.

General

        The Receivables were, or will be, purchased by TMS Auto Finance in the ordinary course of business pursuant to TMS Auto Finance's Contract Acquisition Program from Dealers. The Receivables will consist of non-prime motor vehicle retail installment sale contracts. Non-prime motor vehicle retail installment sale contracts are contracts with individuals with less than perfect credit due to various factors, including, among other things, the manner in which such individuals have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources. See "Risk Factors -- Nature of Receivables; Underwriting Process; Subjective Credit Standards and Sufficiency of Interest Rates to Cover Losses," "TMS Auto Finance -- General" and "-- Credit Evaluation Procedures" in the Prospectus.

Eligibility Criteria

        The Receivables were or will be selected according to several criteria, including those specified under "Receivables -- General" in the accompanying Prospectus. In addition, the Initial Receivables were selected from TMS Auto Finance's portfolio of non-prime motor vehicle retail installment contracts based on several criteria, including the following: (i) each Initial Receivable has an APR equal to or greater than 11.00%; (ii) each Initial Receivable has an original term to maturity of not more than 72 months; (iii) as of the Initial Cutoff Date, the most recent Scheduled Payment of each Initial Receivable was made by or on behalf of the Obligor or was not contractually delinquent more than 30 days; (iv) no Initial Financed Vehicle has been repossessed without reinstatement as of the Initial Cutoff Date; and (v) as of the Initial Cutoff Date, no Obligor on any Receivable was the subject of a bankruptcy proceeding commenced following the execution of the related contract. For purposes of clause (iii), a Receivable is considered 30 days delinquent as of the end of the month following the date on which a second consecutive Scheduled Payment has not been made.

        During the Funding Period, pursuant to the Purchase Agreement, the Seller is obligated to purchase from TMS Auto Finance and, pursuant to the Sale and Servicing Agreement, sell to the Trust, Subsequent Receivables. The aggregate principal balance of the Subsequent Receivables is anticipated by TMS Auto Finance not to exceed approximately $50,000,000. On each Subsequent Transfer Date, TMS Auto Finance will convey the Subsequent Receivables to the Seller pursuant to the Subsequent Purchase Agreement executed by TMS Auto Finance and the Seller on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. The Seller will convey the Subsequent Receivables to the Trust on such Subsequent Transfer Date pursuant to the Sale and Servicing Agreement and the applicable Subsequent Transfer Agreement executed by the Seller and the Owner Trustee on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. In connection with each purchase of Subsequent Receivables the Trust will be required to pay to the Seller a cash purchase price equal to the outstanding principal balance of the Subsequent Receivables as of their respective Subsequent Cutoff Dates, which price the Seller will pay to TMS Auto Finance. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Seller for payment to TMS Auto Finance.

        Any conveyance of Subsequent Receivables is subject to the following conditions, among others: (i) each such Subsequent Receivable and/or Subsequent Financed Vehicle must satisfy the eligibility criteria specified under "The Receivables -- General" in the Prospectus and the criteria set forth in clauses
(i) through (v) of the second preceding paragraph, in each case, as of the respective Subsequent Cutoff Date of such Subsequent Receivable; (ii) the Insurer (so long as no Insurer Default shall have occurred and be continuing) shall have approved the transfer of such Subsequent Receivables to the Trust;
(iii) neither TMS Auto Finance nor the Seller will have selected such Subsequent Receivables in a manner that either believes is adverse to the interests of the Insurer or the Securityholders; (iv) TMS Auto Finance and the Seller will deliver certain opinions of counsel to the Owner Trustee, the Indenture Trustee, the Insurer and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and (v) the Rating Agencies shall confirm that the ratings on the Securities have not been withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Trust. Because the Subsequent Receivables may be originated after the Initial Receivables, following their conveyance to the Trust the characteristics of the Receivables, including the Subsequent Receivables, may vary from those of the Initial Receivables.

        In addition, the obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date is subject to the condition that the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meet the following criteria: (i) the weighted average APR of the Receivables in the Trust is not less than 17%; (ii) the weighted average remaining term of the Receivables on such Subsequent Cutoff Date is not greater than 56 months; and (iii) not more than 45% of the Receivables have Obligors whose mailing addresses are in California. As to clauses (i) and (ii) in the immediately preceding sentence, such criteria will be based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Receivables, including the Subsequent Receivables, on the related Subsequent Cutoff Date, and as to clause (iii) in the immediately preceding sentence, such criteria will be based on the mailing addresses of the Obligors of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates.

        Except for the criteria described in the preceding paragraphs, there are no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire pool of Receivables included in the Trust, including the composition of the Receivables, the geographic distribution, the distribution by remaining principal balance, the distribution by APR, the distribution by remaining term, the distribution of Precomputed Receivables and Simple Interest Receivables and the distribution by new and used financed vehicles, may vary from those of the Initial Receivables.

Composition

        The statistical information presented in this Prospectus Supplement, including the summary statistical information set forth below, is based on the Initial Receivables as of November 30, 1996 (the "Statistical Calculation Date"). Prior to the Initial Cutoff Date, certain Initial Receivables may be removed and additional Initial Receivables substituted therefor. Regularly scheduled payments and prepayments of the Receivables (which are prepayable at any time) between the Statistical Calculation Date and the Initial Cutoff Date will affect the balances and percentages set forth below. A Current Report on Form 8-K containing a detailed description (the "Detailed Description") of the Initial Receivables will be available to purchasers of the Securities upon request at the time of the initial issuance of the Securities and will be filed with the Securities and Exchange Commission within 15 days after such issuance. The Detailed Description will specify the information set forth below as of the Initial Cutoff Date.

        While the statistical distribution of the final characteristics of all Initial Receivables transferred to the Trust on the Closing Date will vary from the statistical information presented in this Prospectus Supplement, the Seller and the Representative do not believe that the characteristics of the Initial Receivables on the Closing Date will vary materially.

Composition of the Initial Receivables as of the Statistical Calculation Date


Weighted Average    Aggregate Principal    Number of      Weighted Average    Weighted Average    Average Principal
APR of Receivables         Balance        Receivables      Remaining Term     Original Term           Balance

   19.25%            $186,361,166.82       18,966          51.45 months      53.48 months            $9,826.07

        The geographic distribution, the distribution by interest allocation method, the distribution by new and used financed vehicles, the distribution by remaining principal balance, the distribution by APR and the distribution by remaining term, in each case of the Initial Receivables as of the Statistical Calculation Date, are set forth below.

Geographic Distribution of the Initial Receivables as of the Statistical Calculation Date


                                                    Percentage of
State(1)      Number of          Aggregate         Total Aggregate
              Receivables     Principal Balance   Principal Balance

Alabama        659           $    6,797,613.53         3.65%
Arizona        370                3,842,525.05         2.06
California   4,375               38,463,575.96        20.64
Colorado       449                4,177,218.18         2.24
Connecticut    258                2,540,564.52         1.36
Florida      1,086               10,491,188.77         5.63
Georgia      1,086               13,242,724.00         7.11
Idaho            1                   15,340.53         0.01
Illinois     1,422               16,323,734.48         8.76
Indiana        540                4,794,051.96         2.57
Iowa             2                   16,925.43         0.01
Kansas         138                1,464,490.73         0.79
Kentucky       234                1,968,997.05         1.06
Maine           13                  130,870.87         0.07
Maryland        21                  249,418.47         0.13
Massachusetts  148                1,049,219.65         0.56
Michigan       397                4,316,645.63         2.32
Mississippi    268                3,478,318.58         1.87
Missouri       354                3,455,117.80         1.85
Nevada         872                8,556,356.04         4.59
New Hampshire  150                1,075,828.12         0.58
New Jersey     261                2,522,091.28         1.35
New Mexico     208                2,255,294.05         1.21
North Carolina 552                5,110,722.75         2.74
North Dakota    49                  411,546.69         0.22
Ohio           448                4,355,625.00         2.34
Oklahoma       227                2,160,060.92         1.16
Oregon         816                6,105,021.70         3.28
Pennsylvania   574                6,283,459.01         3.37
Rhode Island    34                  305,089.67         0.16
South Carolina 441                4,562,215.22         2.45
South Dakota    11                   88,294.11         0.05
Tennessee      329                3,693,731.48         1.98
Texas        1,126               12,466,154.55         6.69
Utah           186                1,879,020.30         1.01
Vermont         28                  214,008.50         0.11
Virginia         1                    6,211.50         0.00
Washington     570                5,347,786.07         2.87
Wisconsin      261                2,140,592.67         1.15
Wyoming          1                    3,516.00         0.00

    Total   18,966             $186,361,166.82       100.00%
---------------------

(1) Based on mailing addresses of the Obligors as of the Statistical Calculation Date.

        Distribution by Interest Allocation Method of the Initial Receivables as of the Statistical Calculation Date


                                                              Percentage of
Interest Allocation Method  Number of       Aggregate         Total Aggregate
                            Receivables    Principal Balance  Principal Balance

Precomputed Receivables(1)    8,943      $  85,808,179.12       46.04%
Simple Interest Receivables  10,023        100,552,987.70       53.96
      Total                  18,966       $186,361,166.82      100.00%

--------------------

(1)  All of the Precomputed Receivables are Rule of 78s Receivables.


        Distribution by New and Used Financed Vehicles of the Initial Receivables as of the Statistical Calculation Date


                                                           Percentage of
Collateral Type     Number of         Aggregate            Total Aggregate
                    Receivables     Principal Balance     Principal Balance

New                   1,701        $  24,770,077.21             13.29%
Used                 17,265          161,591,089.61              86.71


    Total           18,966          $186,361,166.82             100.00%


Distribution by Remaining Principal Balance of the Initial Receivables as of the Statistical Calculation Date


                                                                              Percentage of
Range of Remaining Principal Balance    Number of     Aggregate              Total Aggregate
                                        Receivables   Principal Balance     Principal Balance

$  0,000.00  to  $  2,499.99.             289       $        563,738.21          0.30%
$  2,500.00  to  $  4,999.99            1,840              7,270,939.92          3.90
$  5,000.00  to  $  7,499.99            3,763             23,835,280.98         12.79
$  7,500.00  to  $  9,999.99            4,503             39,425,069.28         21.16
$10,000.00  to  $12,499.99              3,902             43,666,878.44         23.43
$12,500.00  to  $14,999.99              2,684             36,660,424.78         19.67
$15,000.00  to  $17,499.99              1,217             19,566,397.99         10.50
$17,500.00  to  $19,999.99                471              8,727,692.68          4.68
$20,000.00  to  $22,499.99                190              3,991,600.74          2.14
$22,500.00  to  $24,999.99                 67              1,571,679.66          0.84
$25,000.00  to  $27,499.99                 29                758,019.43          0.41
$27,500.00  to  $29,999.99                  9                256,675.80          0.14
$30,000.00  to  $34,999.99                  1                 30,768.91          0.02
$35,000.00  to  $39,999.99                  1                 36,000.00          0.02


   Total                               18,966           $186,361,166.82        100.00%

Distribution by Annual Percentage Rate of the Initial Receivables as of the Statistical Calculation Date



                                                                 Percentage of
Annual Percentage          Number of          Aggregate         Total Aggregate
  Rate Range               Receivables    Principal Balance   Principal Balance

 11.00%  to  11.99%                  1       $         11,848.58        0.01%
 12.00%  to  12.99%                  5                 61,474.78        0.03
 13.00%  to  13.99%                 28                405,193.22        0.22
 14.00%  to  14.99%                171              2,488,530.42        1.34
 15.00%  to  15.99%                692              9,549,869.96        5.12
 16.00%  to  16.99%              1,182             15,878,883.94        8.52
 17.00%  to  17.99%              2,349             29,326,665.10       15.74
 18.00%  to  18.99%              3,095             35,022,071.03       18.79
 19.00%  to  19.99%              2,117             21,373,988.22       11.47
 20.00%  to  20.99%              3,220             29,006,408.46       15.56
 21.00%  to  21.99%              2,968             21,769,507.81       11.68
 22.00%  to  22.99%              1,047              8,107,666.87        4.35
 23.00%  to  23.99%                589              4,349,638.44        2.33
 24.00%  to  24.99%                757              4,744,775.94        2.55
 25.00%  to  25.99%.               523              3,054,710.39        1.64
 26.00%  to  26.99%                122                687,622.73        0.37
 27.00%  to  27.99%                 38                223,009.94        0.12
 28.00%  to  28.99%                 26                140,182.54        0.08
 29.00%  to  29.99%                 35                157,038.29        0.08
 30.00%  to  30.99%                  1                  2,080.16        0.00


        Total                  18,966            $186,361,166.82      100.00%

Distribution by Remaining Term of the Initial Receivables as of the Statistical Calculation Date


                                                               Percentage of
Range of Remaining Terms    Number of         Aggregate        Total Aggregate
                           Receivables    Principal Balance Principal Balance(1)

 6 to 11 Months                80        $      140,831.13           0.08%
12 to 17 Months               191               509,125.08           0.27
18 to 23 Months               701             2,571,664.25           1.38
24 to 29 Months               619             3,031,150.75           1.63
30 to 35 Months             2,366            14,287,830.06           7.67
36 to 41 Months             1,612            11,826,124.31           6.35
42 to 47 Months             3,142            27,301,360.92          14.65
48 to 53 Months             2,353            24,215,704.23          12.99
54 to 59 Months             6,281            79,002,582.82          42.39
60 to 65 Months             1,398            19,527,482.45          10.48
66 to 71 Months               219             3,876,909.67           2.08
72 Months                       4                70,401.15           0.04


    Total                  18,966          $186,361,166.82         100.00%
---------------------

(1)    Percentages do not add to 100.00% because of rounding.

Delinquency and Loss Experience

        TMS Auto Finance began operations in January 1995. The table below sets forth, as of the end of the quarterly periods indicated, the delinquency and loss experience of TMS Auto Finance pertaining to new and used automobile, light truck and van receivables, including those previously sold which TMS Auto Finance continues to service. The information set forth in the following table may be affected by the size, rapid growth and relative lack of seasoning of the receivables. Accordingly, no assurances can be given that the delinquency and loss experience presented in the tables below will be indicative of such experience on the Receivables.

The Money Store Auto Finance, Inc.
Historical Delinquency and Loss Experience
(Dollar Amounts in Thousands)

                                                                    1995                                        1996

                                              June 30,     September 30,    December 31,   March 31,    June 30,    September 30,

Principal Amount Outstanding                 $33,978         $69,374          $117,239     $179,986      $262,860    $364,496
Average Principal Amount Outstanding
  For the Quarter Ended                      $22,550         $51,676           $93,307     $148,613      $221,423    $313,678
Number of Loans Outstanding                    3,478           7,256            12,398       19,271        28,401      39,504
Average Number of Loans Outstanding            2,355           5,367             9,827       15,835        23,836      33,953

Number of Repossessions
  For the Quarter Ended                           18              86               148          219           373         726
Principal Amount of Repossessions
  For the Quarter Ended                         $214            $928            $1,473       $2,202        $3,375      $6,646
Number of Repossessions as a
  Percent of Average Number of
  Loans Outstanding                             0.76%           1.60%             1.51%        1.38%         1.56%       2.14%
Principal Amount of Repossessions
  as a Percent of Average
  Principal Amount Outstanding                  0.95%           1.80%             1.58%        1.48%         1.52%       2.12%

Net Losses
  For the Quarter Ended                           $0             $88              $202       $1,245          $952       $1,790

Net Losses as a Percent of
  Principal
  Amount Outstanding (Annualized)               0.00%           0.51%             0.69%        2.77%         1.45%        1.96%

Delinquencies
  31-60 Days                               $182 0.54%   $393    0.57%   $1,881    1.60% $3,575 1.99%  $5,733 2.19% $8,300 2.28%
  61-90 Days                               $0   0.00%    $61    0.09%     $177    0.15%   $807 0.45%    $990 0.38% $2,080 0.57%
  Over 90 Days                             $0   0.00%    $36    0.05%      $42    0.04%   $217 0.12%    $672 0.26% $1,229 0.34%

                                   THE INSURER

        The following information has been obtained from Financial Security Assurance Inc. (hereinafter in this section, "Financial Security") and has not been verified by the Seller, the Representative or the Underwriters. No representations or warranty is made by the Seller, the Representative or the Underwriters with respect thereto.

General

        Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

        Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities - thereby enhancing the credit rating of those securities - in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

        Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

        The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

        Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

Rating of Claims-Paying Ability

        Financial Security's claims-paying ability is rated Aaa by Moody's and AAA by S&P, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors -- Ratings on Securities" herein.

Capitalization

        The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1996 (in thousands):

        September 30, 1996
        (unaudited)

        Deferred Premium Revenue
         (net of prepaid reinsurance premiums)                    $     358,145

        Shareholder's Equity:
        Common Stock                                                     15,000
        Additional Paid-In Capital                                      666,470
        Unrealized Gain on Investments (net of deferred income taxes)     2,482
        Accumulated Earnings                                            111,231

        Total Shareholder's Equity                                      795,183

        Total Deferred Premium Revenue
         and Shareholder's Equity                                     $1,153,328

        For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

Insurance Regulation

        Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

        The Policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.



                            DESCRIPTION OF THE NOTES

General

        The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made.

        The Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Notes will hold their interests through DTC in the United States or Cedel or Euroclear in Europe. See "Certain Information Regarding the Securities -- Book-Entry Registration" in the Prospectus and Annex I thereto.

Payments of Interest

        Interest on the principal amount of each Class of Notes will accrue at the applicable Interest Rate and will be payable to the Noteholders of such Class monthly on each Distribution Date, commencing on the January 1997 Distribution Date. Interest will accrue from and including the most recent Distribution Date on which interest has been paid (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the following Distribution Date (each, an "Interest Period"). Interest on the Class A-1 Notes and the Class A-2 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the related Interest Period. Interest on the Class A-3 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by law, interest on such amount at the applicable Interest Rate. Interest on the Class A-2 Notes will accrue during each Interest Period at a rate per annum equal to the sum of LIBOR plus
    %, subject to a maximum rate equal to % per annum. In the event that the interest rate for the Class A-2 Notes for any Interest Period calculated without giving effect to the maximum rate would exceed the interest rate for such Interest Period after giving effect to the maximum rate, the amount of such excess will not be due as additional interest to the Class A-2 Noteholders on the related Distribution Date nor will it be carried forward and payable as additional interest to the Class A-2 Noteholders on any subsequent Distribution Date. Interest payments on the Notes will be made from the Distribution Amount (as defined herein) after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust and payment of the Servicing Fee. See "Description of the Purchase Agreements and the Trust Documents -- Distributions" herein.

Determination of LIBOR

        Pursuant to the Indenture, the Indenture Trustee will determine LIBOR for purposes of calculating the Interest Rate for the Class A-2 Notes for each given Interest Period on the second business day prior to the commencement of each Interest Period (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day means a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

        "LIBOR" means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Indenture Trustee will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for the Index Maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

        "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        "Reference Banks" means four major banks in the London interbank market selected by the Indenture Trustee.

Payments of Principal

        Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount for the calendar month (the "Monthly Period") preceding such Distribution Date. The Noteholders' Principal Distributable Amount will equal the sum of (x) the Noteholders' Percentage of the Principal Distributable Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Distribution Date. The "Principal Distributable Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Precomputed Receivables, in accordance with the actuarial method: (i) that portion of all collections on Receivables allocable to principal, including full and partial principal prepayments, received during such Monthly Period with respect to such Monthly Period, (ii) the principal balance of each Receivable that was repurchased by the Representative, the Seller or the Servicer as of the last day of such Monthly Period, (iii) at the option of the Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or TMS Auto Finance during such Monthly Period but were not so repurchased, (iv) the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period, and (v) the aggregate amount of Cram Down Losses during such Monthly Period. Principal payments on the Notes will be made from the Distribution Amount after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, payment of the Servicing Fee and after distribution of the Noteholders' Interest Distributable Amount. In addition, prior to the Parity Date the Accelerated Principal Distributable Amount will be distributed to the Class of Notes having the lowest numerical Class designation then outstanding as an accelerated payment of principal in respect of the Notes from certain amounts available therefor after giving effect to the distributions of interest on and principal of the Securities and amounts owing to the Insurer under the Insurance Agreement otherwise to be made on the related Distribution Date as described herein. See "Description of the Purchase Agreements and the Trust Documents -- Distributions" herein.

        The Noteholders' Percentage will be 100% until the Class A-3 Notes have been paid in full and thereafter will be zero. Principal payments on the Notes will be applied on each Distribution Date sequentially, to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, in that order, until the respective principal amount of each such Class of Notes has been paid in full so that no principal will be paid on a Class of Notes until the principal of all Classes of Notes having a lower numerical Class designation has been paid in full. In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date for such Class. The actual date on which the aggregate outstanding principal amount of any Class of Notes is paid may be earlier than the Final Scheduled Distribution Date for such Class, depending on a variety of factors.

Mandatory Redemption

        The Notes will be redeemed in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (the "Prepayment Amount"), provided that the Prepayment Amount will be applied sequentially, to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, in that order, so that the Prepayment Amount will not be applied to redeem a Class of Notes until each Class of Notes having a lower numerical Class designation has been redeemed in whole.

Optional Redemption

        The Class A-3 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance has declined to 10% or less of the Original Pool Balance, as described in the accompanying Prospectus under "Description of the Purchase Agreements and the Trust Documents -- Termination." Such redemption will effect early retirement of the Notes of such Class. The redemption price will be equal to the unpaid principal amount of the Notes of such Class, plus accrued and unpaid interest thereon (the "Redemption Price").

Class A-1 Final Scheduled Distribution Date

        Notwithstanding anything to the contrary contained herein, on January 15, 1998 (the "Class A-1 Final Scheduled Distribution Date") holders of record of the Class A-1 Notes as of the Business Day preceding such date shall be entitled to receive from funds available therefor interest on the outstanding principal amount of the Class A-1 Notes immediately prior to such date at the applicable Interest Rate (the "Final Class A-1 Interest Period") from and including the most recent Distribution Date on which interest has been paid on the Class A-1 Notes to but excluding the Class A-1 Final Scheduled Distribution Date (together with interest due but not paid on any prior Distribution Date and, to the extent permitted by law, interest on such amount at the applicable Interest Rate, plus the unpaid principal amount of the Class A-1 Notes. Interest will be calculated for the Final Class A-1 Interest Period on the basis of a 360-day year and the actual number of days elapsed in the Final Class A-1 Interest Period.

Events of Default

        Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. "Insurance Agreement Indenture Cross Defaults" consist of: (i) a demand for payment being made under either of the Policies; (ii) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust; (iii) the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) on any Distribution Date, the Available Funds with respect to such Distribution Date being less than the sum of the amounts described in clauses 1 through 7 under "Description of the Purchase Agreements and the Trust Documents -- Distributions" herein; and (v) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of such failure or incorrect representation or warranty to the Trust and the Indenture Trustee by the Insurer.

        Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of such liquidation to the Indenture Trustee for distribution in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the Note Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policies for any shortfalls in the Guaranteed Note Distributions on the Notes and the Guaranteed Certificate Distributions on the Certificates. Following any Event of Default under the Indenture, the Insurer may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon. See "The Policies" herein.


        If an Insurer Default has occurred and is continuing, "Events of Default" under the Indenture will consist of the Events of Default described in the accompanying Prospectus under "The Notes -- The Indenture," and the Indenture Trustee will have the rights under the Indenture described therein.


                         DESCRIPTION OF THE CERTIFICATES

General

        The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

        The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only (other than Certificates sold to the Seller, as described in "The Trust -- General"). Persons acquiring beneficial interests in the Certificates will hold their interest through DTC. See "Certain Information Regarding the Securities -- Book-Entry Registration" in the Prospectus.

Distributions of Interest

        Interest on the Certificate Balance immediately prior to a Distribution Date will accrue at the Certificate Rate for the related Interest Period, and will be distributable to Certificateholders of record on each Distribution Date, commencing on the January 1997 Distribution Date. Interest for each Interest Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date together with, to the extent permitted by law, interest on such amount at the Certificate Rate. Interest distributions with respect to the Certificates will be made from the Distribution Amount after the payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, the payment of the Servicing Fee and the distribution of the Noteholders' Distributable Amount. See "Description of the Purchase Agreements and the Trust Documents -- Distributions" herein.

Distributions of Principal

        Certificateholders will be entitled to distributions of principal on each Distribution Date on or after the date on which the Class A-3 Notes have been paid in full in an amount equal to the Certificateholders' Percentage of the Principal Distributable Amount, as defined under "Description of the Notes -- Payments of Principal"; provided, however, that the amount distributable as principal on the Distribution Date on which the Class A-3 Notes are paid in full will be reduced by the amount necessary to pay the Class A-3 Notes in full. Distributions with respect to principal payments will be made from the Distribution Amount after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, payment of the Servicing Fee and the distribution of the Noteholders' Distributable Amount and the Certificateholders' Interest Distributable Amount. See "Description of the Purchase Agreements and the Trust Documents -- Distributions" herein.

Mandatory Prepayment

        Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), the Insurer will have the right, but not the obligation, to cause the liquidation of the Trust Property, in whole or in part, on any date or dates as the Insurer, in its sole discretion, shall elect, as described under "Description of the Notes -- Events of Default." Any such liquidation, in whole or in part, may cause a full or partial prepayment of the Certificates.

Optional Prepayment

        If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 10% or less of the Original Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued interest at the Certificate Rate, which distribution will effect early retirement of the Certificates. See "Description of the Purchase Agreements and the Trust Documents -- Termination" in the Prospectus.

Transfers of Certificates

        Certificateholders, other than individuals or entities holding Certificates through a broker who reports sales of securities on Form 1099-B, are required under the Trust Agreement to notify the Owner Trustee of any transfer of their Certificates in a taxable sale or exchange within 30 days of such transfer.


                      WEIGHTED AVERAGE LIFE CONSIDERATIONS

        The rate of payment of principal of each Class of Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Receivables. As a result, final payment of any Class of Notes could occur significantly earlier than the Final Scheduled Distribution Date for such Class of Notes. The final distribution in respect of principal of the Certificates also could occur prior to the Final Scheduled Distribution Date for the Certificates. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

        Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

        The table captioned "Percent of Initial Note Principal Balance or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the following assumptions: (i) the Trust includes four pools of Receivables with the characteristics set forth in the following table; (ii) the Receivables prepay in full at the specified constant percentage of ABS monthly, with, except for purposes of calculating the amounts in clause
(iii) below, no defaults, losses or repurchases; (iii) the Accelerated Principal Distributable Amount is assumed to be paid on each of the first four Distribution Dates based on an assumed constant level of Available Funds calculated as a constant percentage of the Pool Balance for each such Distribution Date; (iv) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days; (v) the initial principal amount of each Class of Notes and the initial Certificate Balance are as set forth on the cover page hereof; (vi) interest accrues during each Interest Period at the applicable Interest Rate and Certificate Rate; (vii) LIBOR remains constant at 5.60% per annum; (viii) payments on the Notes and distributions on the Certificates are made on the 20th day of each month whether or not a Business Day; (ix) the Securities are purchased on the Closing Date;
(x) the scheduled monthly payment for each Receivables has been calculated on the basis of the assumed characteristics in the following table such that each Receivable will amortize in amounts sufficient to repay the principal balance of such Receivable by its indicated remaining term to maturity; (xi) the first due date for each Receivable is in the month after the assumed cutoff date for such Receivable as set forth in the following table; (xii) the entire Pre-Funded Amount is used to purchase Subsequent Receivables; and (xiii) the Servicer does not exercise its option to purchase the Receivables.



                                                           Original Term to    Remaining Term
          Aggregate Principal              Assumed Cutoff       Maturity        to Maturity
Pool            Balance              APR       Date           (in Months)       (in Months)

1         $186,361,166.82         19.25%     11/30/96             53              51
2        $  23,638,833.18         19.25%     12/31/96             53              53
3        $  20,000,000.00         19.25%      1/31/97             53              53
4        $  20,000,000.00         19.25%      2/28/97             53              53
Total     $250,000,000.00

        The ABS Table indicates, based on the assumptions set forth above, the percentages of the initial principal amount of each Class of Notes and of the Certificate Balance of the Certificates that would be outstanding after each of the Distributions Dates shown at various percentages of ABS and the corresponding weighted average lives of such Securities. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that LIBOR will remain constant at the level assumed or at any other level. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each Class of Notes and the Certificates.

Percent of Initial Note Principal Balance or
             Initial Certificate Balance at Various ABS Percentages

                        Class A-1 Notes                                      Class A-2 Notes

Distribution Date         0.5%         1.0%          1.7%          2.5%         0.5%         1.0%        1.7%         2.5%
 Closing Date            100.00%     100.00%        100.00%       100.00%     100.00%      100.00%      100.00%      100.00%
01/20/97                  92.41%      90.82%         88.54%        85.84%     100.00       100.00%      100.00%      100.00%
02/20/97                  84.07%      80.74%         75.98%        70.38%     100.00%      100.00%      100.00%      100.00%
03/20/97                  74.67%      69.51%         62.12%        53.44%     100.00%      100.00%      100.00%      100.00%
04/20/97                  65.45%      58.27%         48.02%        35.98%     100.00%      100.00%      100.00%      100.00%
05/20/97                  57.95%      48.86%         35.87%        20.64%     100.00%      100.00%      100.00%      100.00%
06/20/97                  50.43%      39.48%         23.84%         5.51%     100.00%      100.00%      100.00%      100.00%
07/20/97                  42.87%      30.13%         11.93%         0.00%     100.00%      100.00%      100.00%       95.39%
08/20/97                  35.28%      20.80%          0.14%         0.00%     100.00%      100.00%      100.00%       88.18%
09/20/97                  27.66%      11.52%          0.00%         0.00%     100.00%      100.00%       94.34%       81.09%
10/20/97                  20.01%       2.26%          0.00%         0.00%     100.00%      100.00%       88.68%       74.11%
11/20/97                  12.33%       0.00%          0.00%         0.00%     100.00%       96.59%       83.08%       67.26%
12/20/97                   4.61%       0.00%          0.00%         0.00%     100.00%       92.08%       77.55%       60.53%
01/20/98(1)                0.00%       0.00%          0.00%         0.00%      98.46%       87.59%       72.08%       53.92%
02/20/98                   0.00%       0.00%          0.00%         0.00%      94.65%       83.13%       66.69%       47.45%
03/20/98                   0.00%       0.00%          0.00%         0.00%      90.81%       78.68%       61.37%       41.10%
04/20/98                   0.00%       0.00%          0.00%         0.00%      86.97%       74.26%       56.13%       34.90%
05/20/98                   0.00%       0.00%          0.00%         0.00%      83.10%       69.86%       50.96%       28.84%
06/20/98                   0.00%       0.00%          0.00%         0.00%      79.23%       65.48%       45.87%       22.92%
07/20/98                   0.00%       0.00%          0.00%         0.00%      75.33%       61.13%       40.86%       17.15%
08/20/98                   0.00%       0.00%          0.00%         0.00%      71.42%       56.80%       35.94%       11.53%
09/20/98                   0.00%       0.00%          0.00%         0.00%      67.50%       52.50%       31.10%        6.06%
10/20/98                   0.00%       0.00%          0.00%         0.00%      63.56%       48.23%       26.35%        0.76%
11/20/98                   0.00%       0.00%          0.00%         0.00%      59.61%       43.98%       21.70%        0.00%
12/20/98                   0.00%       0.00%          0.00%         0.00%      55.64%       39.77%       17.13%        0.00%
01/20/99                   0.00%       0.00%          0.00%         0.00%      51.66%       35.59%       12.66%        0.00%
02/20/99                   0.00%       0.00%          0.00%         0.00%      47.66%       31.43%        8.29%        0.00%
03/20/99                   0.00%       0.00%          0.00%         0.00%      43.65%       27.32%        4.03%        0.00%
04/20/99                   0.00%       0.00%          0.00%         0.00%      39.62%       23.23%        0.00%        0.00%
05/20/99                   0.00%       0.00%          0.00%         0.00%      35.58%       19.18%        0.00%        0.00%
06/20/99                   0.00%       0.00%          0.00%         0.00%      31.53%       15.17%        0.00%        0.00%
07/20/99                   0.00%       0.00%          0.00%         0.00%      27.46%       11.20%        0.00%        0.00%
08/20/99                   0.00%       0.00%          0.00%         0.00%      23.37%        7.26%        0.00%        0.00%
09/20/99                   0.00%       0.00%          0.00%         0.00%      19.27%        3.37%        0.00%        0.00%
10/20/99                   0.00%       0.00%          0.00%         0.00%      15.16%        0.00%        0.00%        0.00%
11/20/99                   0.00%       0.00%          0.00%         0.00%      11.03%        0.00%        0.00%        0.00%
12/20/99                   0.00%       0.00%          0.00%         0.00%       6.89%        0.00%        0.00%        0.00%
01/20/00                   0.00%       0.00%          0.00%         0.00%       2.74%        0.00%        0.00%        0.00%
02/20/00                   0.00%       0.00%          0.00%         0.00%       0.00%        0.00%        0.00%        0.00%
Weighted Average
Life (years) (2)           0.537       0.441          0.353         0.290       2.132        1.834        1.476        1.173

----------------------

        (1) The Class A-1 Final Scheduled Distribution Date is January 15,1998; payment in full of the Class A-1 Notes on such date is guaranteed by the Note Policy to the extent described herein.

        (2) The weighted average life of a Security is determined by (i) multiplying the amount of each principal payment on a Security by the number of years from the date of the issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Security.

Percent of Initial Note Principal Balance or

             Initial Certificate Balance at Various ABS Percentages

Class A-3 Notes                                                        Certificates

Distribution Date        0.5%     1.0%     1.7%     2.5%     0.5%     1.0%     1.7%     2.5%
Closing Date          100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
01/20/97              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
02/20/97              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
03/20/97              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
04/20/97              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
05/20/97              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
06/20/97              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
07/20/97              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
08/20/97              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
09/20/97              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
10/20/97              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
11/20/97              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
12/20/97              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
01/20/98              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
02/20/98              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
03/20/98              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
04/20/98              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
05/20/98              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
06/20/98              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
07/20/98              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
08/20/98              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
09/20/98              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
10/20/98              100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
11/20/98              100.00%  100.00%  100.00%   92.06%  100.00%  100.00%  100.00%  100.00%
12/20/98              100.00%  100.00%  100.00%   83.05%  100.00%  100.00%  100.00%  100.00%
01/20/99              100.00%  100.00%  100.00%   74.35%  100.00%  100.00%  100.00%  100.00%
02/20/99              100.00%  100.00%  100.00%   65.97%  100.00%  100.00%  100.00%  100.00%
03/20/99              100.00%  100.00%  100.00%   57.92%  100.00%  100.00%  100.00%  100.00%
04/20/99              100.00%  100.00%   99.75%   50.20%  100.00%  100.00%  100.00%  100.00%
05/20/99              100.00%  100.00%   92.39%   42.83%  100.00%  100.00%  100.00%  100.00%
06/20/99              100.00%  100.00%   85.24%   35.81%  100.00%  100.00%  100.00%  100.00%
07/20/99              100.00%  100.00%   78.29%   29.16%  100.00%  100.00%  100.00%  100.00%
08/20/99              100.00%  100.00%   71.55%   22.87%  100.00%  100.00%  100.00%  100.00%
09/20/99              100.00%  100.00%   65.02%   16.97%  100.00%  100.00%  100.00%  100.00%
10/20/99              100.00%   99.12%   58.71%   11.45%  100.00%  100.00%  100.00%  100.00%
11/20/99              100.00%   92.22%   52.63%    6.33%  100.00%  100.00%  100.00%  100.00%
12/20/99              100.00%   85.40%   46.78%    1.62%  100.00%  100.00%  100.00%  100.00%
01/20/00              100.00%   78.66%   41.17%    0.00%  100.00%  100.00%  100.00%   74.46%
02/20/00               97.41%   72.01%   35.80%    0.00%  100.00%  100.00%  100.00%   37.49%
03/20/00               89.84%   65.44%   30.68%    0.00%  100.00%  100.00%  100.00%   26.63%
04/20/00               82.24%   58.97%   25.82%    0.00%  100.00%  100.00%  100.00%   16.74%
05/20/00               74.62%   52.60%   21.22%    0.00%  100.00%  100.00%  100.00%    7.83%
06/20/00               66.98%   46.32%   16.89%    0.00%  100.00%  100.00%  100.00%    2.50%
07/20/00               59.31%   40.14%   12.84%    0.00%  100.00%  100.00%  100.00%    0.00%
08/20/00               51.62%   34.07%    9.07%    0.00%  100.00%  100.00%  100.00%    0.00%
09/20/00               43.91%   28.10%    5.60%    0.00%  100.00%  100.00%  100.00%    0.00%
10/20/00               36.17%   22.24%    2.42%    0.00%  100.00%  100.00%  100.00%    0.00%
11/20/00               28.42%   16.50%    0.00%    0.00%  100.00%  100.00%   95.64%    0.00%
12/20/00               20.65%   10.87%    0.00%    0.00%  100.00%  100.00%   71.13%    0.00%
01/20/01               12.85%    5.36%    0.00%    0.00%  100.00%  100.00%   49.70%    0.00%
02/20/01                5.04%    0.00%    0.00%    0.00%  100.00%   99.83%   31.42%    0.00%
03/20/01                0.00%    0.00%    0.00%    0.00%   73.22%   49.53%   16.37%    0.00%
04/20/01                0.00%    0.00%    0.00%    0.00%   54.72%   36.56%   11.14%    0.00%
05/20/01                0.00%    0.00%    0.00%    0.00%   36.16%   23.88%    6.68%    0.00%
06/20/01                0.00%    0.00%    0.00%    0.00%   17.56%   11.50%    3.01%    0.00%
07/20/01                0.00%    0.00%    0.00%    0.00%    5.86%    3.80%    0.92%    0.00%
08/20/01                0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%

Weighted
Average Life
(years)(1)            3.705     3.487    3.024    2.389    4.387    4.335    4.136    3.202

----------------------------
(1) The weighted average life of a Security is determined by (i) multiplying the amount of each principal payment on a Security by the number of years from the date of the issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Security.


         DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

        The following summary describes certain terms of the Purchase Agreement and any Subsequent Purchase Agreement (together, the "Purchase Agreements"), and the Sale and Servicing Agreement, any Subsequent Transfer Agreement and the Trust Agreement (together, the "Trust Documents"). Forms of the Purchase Agreements and the Trust Documents have been filed as exhibits to the Registration Statement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Purchase Agreements and the Trust Documents. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Purchase Agreements and the Trust Documents (as such terms are used in the Prospectus) set forth in the Prospectus, to which description reference is hereby made.

Sale and Assignment of Receivables; Subsequent Receivables

        Certain information with respect to the sale of the Initial Receivables by TMS Auto Finance to the Seller pursuant to the Purchase Agreements and the conveyance of the Initial Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Purchase Agreements and the Trust Documents -- Sale and Assignment of Receivables" in the accompanying Prospectus. In addition, during the Funding Period, pursuant to the Sale and Servicing Agreement, the Seller will be obligated to sell to the Trust Subsequent Receivables having an aggregate principal balance not to exceed approximately $50,000,000 to the extent that such Subsequent Receivables are available.

        During the Funding Period, on each Subsequent Transfer Date, subject to the conditions described under "The Receivables -- Eligibility Criteria," the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to a Subsequent Transfer Agreement relating to such Subsequent Receivables executed on such date by the Seller. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the Pool Balance will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables and (ii) an amount equal to the aggregate principal balances of such Subsequent Receivables will be withdrawn from the Pre-Funding Account and paid to or upon the order of the Seller.

Accounts

        The Servicer will establish and maintain one or more accounts, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Owner Trustee, on behalf of the Certificateholders, and the Insurer, into which all payments made on or with respect to the Receivables will be deposited (the "Collection Account"). The Servicer will be required to remit collections to the Collection Account within two Business Days of receipt thereof. Such collections may be remitted less any payments owed thereon to the Servicer. However, at any time that and for so long as (i) TMS Auto Finance is the Servicer, (ii) there exists no Event of Servicer Termination, (iii) there exists no Insurer Default and the Insurer has furnished its prior written consent, and (iv) each other condition to making deposits less frequently than every two Business Days as may be specified by the Rating Agencies is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

        The Servicer will also establish and maintain an account, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, and the Insurer in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). The Servicer will also establish and maintain an account, in the name of the Indenture Collateral Agent, for the benefit of the Owner Trustee, on behalf of the Certificateholders, and the Insurer in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account").

        On the Closing Date, a cash amount not to exceed approximately $50,000,000 (the "Initial Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") which will be established with the Indenture Collateral Agent. The Pre-Funding Account will be an asset of the Trust and will be pledged to the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, and the Insurer. The "Funding Period" is the period from the Closing Date until the earliest of the date on which (i) the amount on deposit in the Pre-Funding Account is less than $200,000, (ii) a Servicer Default occurs under the Sale and Servicing Agreement, or (iii) the Distribution Date in March 1997. The Initial Pre-Funded Amount as reduced from time to time during the Funding Period by the amount thereof used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement is referred to herein as the "Pre-Funded Amount." The Seller expects that the Pre-Funded Amount will be reduced to less than $200,000 on or before the end of the Funding Period. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described herein. The "Mandatory Redemption Date" is the earlier of (i) the Distribution Date in March 1997 or
(ii) if the last day of the Funding Period occurs on or prior to the Determination Date (as defined herein) occurring in January or February 1997, the Distribution Date relating to such Determination Date.

        On the Closing Date, a cash amount may be deposited in an account (the "Capitalized Interest Account") which will be established with the Indenture Collateral Agent. The Capitalized Interest Account will be an asset of the Trust, and will be pledged to the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Owner Trustee, on behalf of the Certificateholders, and the Insurer. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Distribution Dates occurring in January, February and March of 1997 to fund an amount (the "Monthly Capitalized Interest Amount") equal to the amount of interest accrued for each such Distribution Date at the weighted average Interest Rates and Certificate Rate on the portion of the Securities having a principal balance in excess of the principal balances of the Receivables (which portion will equal the Pre-Funded Amount). Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for such purposes are required to be paid directly to the Seller on such date. See "Description of the Purchase Agreements and the Trust Documents -- Accounts."

        All such Accounts shall be Eligible Accounts (as defined in the Prospectus) acceptable to the Insurer (so long as no Insurer Default has occurred and is continuing).

Servicing Compensation and Trustees' Fees

        The Servicer is entitled under the Sale and Servicing Agreement on each Distribution Date to a servicing fee (the "Servicing Fee") for the related Monthly Period equal to the sum of (i) one-twelfth of 1.50% (the "Servicing Fee Rate") multiplied by the Pool Balance as of the first day of such Monthly Period (the "Base Servicing Fee") and (ii) the investment earnings (net of losses) on the Collection Account. The Servicer may retain the Base Servicing Fee from collections on the Receivables. The Servicer will retain from collections a supplemental servicing fee (the "Supplemental Servicing Fee") for each Monthly Period equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period plus reinvestment proceeds on any payments received in respect of Receivables.

        On each Distribution Date under the Agreement, the Indenture Trustee is entitled to a fee for its services as Indenture Trustee and Indenture Collateral Agent during the prior Monthly Period equal to an amount agreed upon by the Indenture Trustee and the Representative. On each Distribution Date under the Agreement, the Owner Trustee is entitled to a fee for its services as Owner Trustee during the prior Monthly Period equal to an amount agreed upon by the Owner Trustee and the Representative.

Certain Allocations

        On or about the fifth Business Day immediately preceding each Distribution Date or, in the case of the Class A-1 Final Scheduled Distribution Date and the succeeding Distribution Date, if any distributions are required to be made on the Class A-1 Final Scheduled Distribution Date, the fifth Business Day immediately preceding such Class A-1 Final Scheduled Distribution Date (in each case, the "Determination Date"), the Servicer will be required to deliver the Servicer's Certificate to the Indenture Trustee, the Owner Trustee and the Insurer specifying, among other things, the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Seller, the Servicer or the Representative, all with respect to the preceding Monthly Period.

        On the fourth Business Day immediately preceding each Distribution Date (or, in the case of the Class A-1 Final Scheduled Distribution Date, preceding such date) (the "Deficiency Claim Date") the Indenture Trustee and/or the Owner Trustee, as applicable, will (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) deliver to the Indenture Collateral Agent, the Insurer and the Servicer a Deficiency Notice specifying the Deficiency Claim Amount, if any, or the Class A-1 Deficiency Claim Amount, if any, for such Distribution Date or Class A-1 Final Scheduled Distribution Date, as applicable.

        In the event that funds on deposit in the Collection Account at 12:00 noon New York City time on the second Business Day prior to any Distribution Date are insufficient to cover the distributions required pursuant to clauses 1 through 4 under "-Distributions" below on such Distribution Date, the Indenture Trustee shall furnish to the Insurer no later than 3:00 p.m. New York City time on such date a completed notice of claim in the amount of the Note Policy Claim Amount. Amounts paid by the Insurer pursuant to any such notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders by 12:00 noon New York City time on the related Distribution Date.

        In the event that funds on deposit in the Collection Account at 12:00 noon New York City time on the second Business Day prior to any Distribution Date are insufficient to cover the distributions required pursuant to clauses 1 through 6 under "-Distributions" below on such Distribution Date, the Owner Trustee shall furnish to the Insurer no later than 3:00 p.m. New York City time on such date a completed notice of claim in the amount of the Certificate Policy Claim Amount. Amounts paid by the Insurer pursuant to any such notice of claim shall be deposited by the Insurer into the Certificate Distribution Account for payment to Certificateholders by 12:00 noon New York City time on the related Distribution Date.

        In the event that funds on deposit in the Collection Account at 12:00 noon New York City time on the second Business Day prior to the Class A-1 Final Scheduled Distribution Date are insufficient to cover the distributions required pursuant to clauses A and B under "-Distributions" below on the Class A-1 Final Scheduled Distribution Date, the Indenture Trustee shall furnish to the Insurer no later than 3:00 p.m. New York City time on such date a completed notice of claim in the amount of the Class A-1 Note Policy Claim Amount. Amounts paid by the Insurer pursuant to any such notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to the Class A-1 Noteholders by 12:00 noon New York City time on the Class A-1 Final Scheduled Distribution Date.

        On each Distribution Date, the Indenture Trustee will (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution
Date:

                (i) during the Funding Period, from the Capitalized Interest Account (a) to the Collection Account, in immediately available funds, the Monthly Capitalized Interest Amount for such Distribution Date and (b) to the Seller, in immediately available funds, all investment earnings o funds in the Capitalized Interest Account with respect to the preceding Monthly Period or, if such Distribution Date is the Mandatory Redemption Date, all remaining funds in the Capitalized Interest Account after distributions of interest on Securities on such date; and

                (ii) during the Funding Period, from the Pre-Funding Account (a) if such Distribution Date is the Mandatory Redemption Date, to the Collection Account, in immediately available funds, the Pre-Funded Amount (exclusive of investment earnings), after giving effect to the purchase of Subsequent Receivables if any, on the Mandatory Redemption Date and (b) to the Seller, in immediately available funds, all investment earnings on funds in the Pre-Funding Account with respect to the preceding Monthly Period or, if such Distribution Date is the Mandatory Redemption Date, all remaining funds in the Pre-Funding Account.

Distributions

        On each Distribution Date, the Servicer is required to instruct the Indenture Trustee to distribute the following amounts in the following order of priority:

        1. From the Distribution Amount, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid trustees' fees and any accrued and unpaid fees of the Indenture Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer or the Representative).

        2. From the Distribution Amount, to the Servicer, the Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for such month and certain other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the Servi not reimbursed itself in respect of such amount to the extent not retained by the Servicer.

        3. From the Distribution Amount, to the Note Distribution Account, the Noteholders' Interest Distributable Amount.

        4. From the Distribution Amount, to the Note Distribution Account, the Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes -- Payments of Principal."

        5. From the Distribution Amount, to the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount.

        6. From the Distribution Amount, to the Certificate Distribution Account, the Certificateholders' Principal Distributable Amount.

        7. From the Distribution Amount, to the Insurer, any amounts owing to the Insurer under the Insurance Agreement and not paid.

        8. Prior to the Parity Date, from the Available Funds, to the Note Distribution Account, the Accelerated Principal Distributable Amount, to be distributed as described under "Description of the Notes -- Payments of Principal."

        9. From the Available Funds, to or upon the order of the Seller, any remaining funds.

        If the Notes are accelerated following an Event of Default under the Indenture, amounts collected will be distributed in the order described above.

        On the Class A-1 Final Scheduled Distribution Date, the Servicer is required to instruct the Indenture Trustee to distribute the Class A-1 Distribution Amount in the following order of priority:

        A. To the Note Distribution Account, the sum of (x) the Noteholders' Monthly Interest Distributable Amount for the Class A-1 Notes (calculated as if the Class A-1 Final Scheduled Distribution Date were a Distribution Date) and
(y) the Noteholders' Interest Carryover Shortfall for the Class A-1 Notes (calculated as if the Class A-1 Final Scheduled Distribution Date were a Distribution Date).

        B. To the Note Distribution Account, the Noteholders' Principal Distributable Amount for the Class A-1 Notes.

        For the purposes hereof, the following terms shall have the following meanings:

        "Accelerated Principal Distributable Amount" means, with respect to any Distribution Date, the lesser of (i) the excess of (x) the sum of the outstanding aggregate principal amount of the Notes and the outstanding principal balance of the Certificates as of such Distribution Date (after giving effect to any distribution of principal on such Distribution Date) over (y) the sum of the Pool Balance and the Pre-Funded Amount, if any, in each case as of the end of the preceding Monthly Period and (ii) the amount of the Available Funds remaining after distribution of amounts payable pursuant to clauses 1 through 7 above on such Distribution Date.

        "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

        "Available Funds" means, with respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date, plus (ii) all Purchase Amounts deposited in the Collection Account during the related Monthly Period, plus (iii) the Monthly Capitalized Interest Amount, if any, with respect to the related Distribution Date. For purposes of determining Available Funds for the Distribution Date following the Class A-1 Final Scheduled Distribution Date, the amount thereof, if any, applied on the Class A-1 Final Scheduled Distribution Date will reduce the amount of Available Funds dollar-for-dollar for such Distribution Date.

        "Certificate Balance" equals, initially, $7,000,000 and, thereafter, equals the initial Certificate Balance reduced by all amounts allocable to principal previously distributed to Certificateholders.

        "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

        "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date, over the amount in respect of interest at the Certificate Rate that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

        "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

        "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued during the related Interest Period at the Certificate Rate on the Certificate Balance immediately preceding such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months.

        "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distributable Amount.

        "Certificateholders' Percentage" means (i) for each Distribution Date prior to the Distribution Date on which the Class A-3 Notes are paid in full, zero, (ii) on the Distribution Date on which the Class A-3 Notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the excess, if any, of (x) the Principal Distributable Amount for such Distribution Date over (y) the outstanding principal amount of the Class A-3 Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such Distribution Date, and (iii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, 100%.

        "Certificate Policy Claim Amount" for any Distribution Date, shall equal the lesser of (i) the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount for such Distribution Date and (ii) the excess, if any, of the amount required to be distributed pursuant to clauses 1 through 6 above over the Distribution Amount with respect to such Distribution Date.

        "Certificate Pool Factor" as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the Certificate Balance as of such Distribution Date after giving effect to principal distributions on such date divided by the initial Certificate Balance.

        "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Principal Distributable Amount for the preceding Distribution Date, over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date.

        "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for the Certificates), the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date for the Certificates, the Certificateholders' Principal Distributable Amount will equal the Certificate Balance on such Distribution Date.

        "Class A-1 Deficiency Claim Amount" means, with respect to the Determination Date relating to the Class A-1 Final Scheduled Distribution Date, the excess, if any, of (i) the sum of the amounts payable on the Class A-1 Final Scheduled Distribution Date pursuant to clauses A and B above over (ii) the Available Funds for such Determination Date.

        "Class A-1 Distribution Amount" means, with respect to the Class A-1 Final Scheduled Distribution Date, the sum of (i) the Available Funds for the immediately preceding Determination Date plus (ii) the Class A-1 Deficiency Claim Amount, if any, received and deposited in the Collection Account (from an Insurer Optional Deposit or otherwise other than from draws under the Note Policy).

        "Class A-1 Note Policy Claim Amount" for the Class A-1 Final Scheduled Distribution Date, shall equal the lesser of (i) the sum of the amounts required to be distributed pursuant to clauses A and B above on such Class A-1 Final Scheduled Distribution Date and (ii) the excess, if any, of the amount specified in clause (i) over the Class A-1 Distribution Amount with respect to the Class A-1 Final Scheduled Distribution Date.

        "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Monthly Period, including all Net Liquidation Proceeds collected during the related Monthly Period (but excluding any Purchase Amounts).

        "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

        "Deficiency Claim Amount" means, with respect to any Determination Date, the excess, if any, of the sum of the amounts payable on the related Distribution Date pursuant to clauses 1 through 7 above over the amount of Available Funds with respect to such Determination Date.

        "Deficiency Notice" means a written notice delivered by the Indenture Trustee or the Owner Trustee, as applicable, to the Insurer, the Servicer and any other person required under the Insurance Agreement, specifying the Deficiency Claim Amount for such Distribution Date or the Class A-1 Deficiency Claim Amount for the Class A-1 Final Scheduled Distribution Date.

        "Distribution Amount" means, with respect to any Distribution Date the sum of (i) the Available Funds for the immediately preceding Determination Date plus (ii) the Deficiency Claim Amount, if any, received (from an Insurer Optional Deposit or otherwise) by the Indenture Trustee with respect to such Distribution Date.

        "Insurer Optional Deposit" means, with respect to any Distribution Date, an amount delivered by the Insurer, at its sole option, other than the Policies to the Indenture Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (ii) to include such amount as part of the Distribution Amount or Class A-1 Final Scheduled Distribution Amount for such Distribution Date or Class A-1 Final Scheduled Distribution Date to the extent that without such amount a draw would be required to be made on a Policy.

        "Liquidated Receivable" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Monthly Period, (i) 90 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) 10% or more of a scheduled payment shall have become 150 or more days delinquent, or (iv) the Financed Vehicle has been sold and the proceeds received.

        "Net Liquidation Proceeds" means, with respect to Liquidated Receivables, (i) proceeds from the disposition of the underlying automobile securing the Liquidated Receivables, less reasonable Servicer out-of-pocket costs, including repair, repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the Obligor, (ii) any insurance proceeds, or (iii) other monies received from the Obligor or otherwise.

        "Note Policy Claim Amount" for any Distribution Date, shall equal the lesser of (i) the sum of the Noteholders' Interest Distributable Amount and Noteholders' Principal Distributable Amount for such Distribution Date and (ii) the excess, if any, of the amount required to be distributed pursuant to clauses 1 through 4 above over the Distribution Amount with respect to such Distribution Date.

        "Note Pool Factor" for each Class of Notes as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes as of such Distribution Date after giving effect to principal distributions on such date divided by the original outstanding principal amount of such Class of Notes.

        "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

        "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and a Class of Notes, the excess of the Noteholders' Interest Distributable Amount for such Class for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of such Class on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by such Class of Notes from such preceding Distribution Date to but excluding the current Distribution Date.

        "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for each Class of Notes for such Distribution Date and the Noteholders' Interest Carryover Shortfall for each Class of Notes for such Distribution Date.

        "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date and any Class of Notes, interest accrued during the applicable Interest Period at the Interest Rate borne by such Class of Notes on the outstanding principal amount of such Class immediately prior to such Distribution Date, calculated on the basis of a 360-day year and (a) the actual number of days elapsed, in the case of the Class A-1 Notes and the Class A-2 Notes and (b) twelve 30-day months, in the case of the Class A-3 Notes. For the purposes of determining Noteholders' Monthly Interest Distributable Amount for the Distribution Date following the Class A-1 Final Scheduled Distribution Date, the amount thereof, if any, applied on the Class A-1 Final Scheduled Distribution Date will reduce the Noteholders' Monthly Interest Distributable Amount dollar-for-dollar for such Distribution Date.

        "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distributable Amount.

        "Noteholders' Percentage" means (i) for each Distribution Date prior to the Distribution Date on which the Class A-3 Notes are paid in full, 100%, (ii) on the Distribution Date on which the Class A-3 Notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Class A-3 Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such Distribution Date, and (iii) for any Distribution Date thereafter, zero.

        "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such preceding Distribution Date.

        "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, and
(iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and (ii). For the purposes of determining Noteholders' Principal Distributable Amount for the Distribution Date following the Class A-1 Final Scheduled Distribution Date, the amount thereof, if any, applied on the Class A-1 Final Scheduled Distribution Date will reduce the Noteholders' Principal Distributable Amount dollar-for-dollar for such Distribution Date.

        "Parity Date" means the point in time at which the sum of the aggregate outstanding principal amount of the Notes and the outstanding principal balance of the Certificates is equal to the sum of the Pool Balance and the Pre-Funded Amount.

        "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

        "Principal Distributable Amount" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Monthly Period, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Precomputed Receivables, in accordance with the actuarial method: (i) that portion of all collections on Receivables allocable to principal, including full and partial principal prepayments, received during such Monthly Period with respect to such Monthly Period, (ii) the principal balance of each Receivable that was repurchased by the Representative, the Seller or the Servicer as of the last day of such Monthly Period, (iii) at the option of the Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or TMS Auto Finance during such Monthly Period but were not so repurchased, (iv) the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period and (v) the aggregate amount of Cram Down Losses during such Monthly Period.

        "Purchase Amount" means, with respect to a Receivable, the Principal Balance and accrued interest on the Receivable (including one month's interest thereon, in the month of payment, at the APR less, so long as TMS Auto Finance is the Servicer, the Servicing Fee), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

Statements to Securityholders

        On or prior to each Distribution Date, the Indenture Trustee will be required to forward a statement to the Noteholders and the Owner Trustee will be required to forward a statement to the Certificateholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

        (i) the amount of the distribution allocable to interest on or with respect to the Notes and the Certificates:

        (ii) the amount of the distribution allocable to principal with respect to the Notes and the Certificates;

        (iii) the amount of the distribution payable pursuant to a claim on the Note Policy or the Certificate Policy, as the case may be;

        (iv) the aggregate outstanding principal amount and the Note Pool Factor for each Class of Notes and the Certificate Balance and the Certificate Pool Factor for the Certificates, in each case, after giving effect to all payments reported under (ii) above on such date;

        (v) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

        (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period;

        (vii) for each such date during the Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining in the Capitalized Interest Account; and

        (viii) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal of the Notes and Certificates.

        Each amount set forth pursuant to subclauses (i), (ii), (iii), (v),
(vii) and (viii) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or initial Certificate Balance, as applicable.

        Unless and until Definitive Notes or Definitive Certificates are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. See "Reports to Securityholders" and "Certain Information Regarding the Securities" in the Prospectus.

        Within the required period of time after the end of each calendar year, the Indenture Trustee and the Owner Trustee, as applicable, will furnish to each person who at any time during such calendar year was a Noteholder or Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder or Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as the Seller deems necessary to enable such Noteholder or Certificateholder to prepare its tax returns.

Servicer Default; Rights Upon Servicer Default

        Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreements and the Trust Documents -- Servicer Default" in the Prospectus, a "Servicer Default" under the Sale and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee any deposit or payment required to be so made, which failure continues unremedied for five Business Days after written notice from the Owner Trustee or the Indenture Trustee or the Insurer is received by the Servicer or after discovery of such failure by the Servicer, (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of Certificateholders or Noteholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Servicer by the Owner Trustee or the Indenture Trustee or the Insurer or (2) to the Servicer and to the Owner Trustee and the Indenture Trustee by holders of Certificates or Notes evidencing not less than 25% in aggregate principal amount of the outstanding Certificates or Notes, respectively (or such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days or less and the Servicer delivers an officer's certificate to the Owner Trustee, the Indenture Trustee and the Insurer to such effect and to the effect that the Servicer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such default),
(iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the Servicer or the Seller and certain actions by the Servicer or the Seller indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations, and (iv) unless an Insurer Default has occurred and is continuing, certain defaults under the Insurance Agreement.

        As long as a Servicer Default under the Sale and Servicing Agreement remains unremedied, the Insurer or, if an Insurer Default exists, either the Indenture Trustee or the Noteholders holding not less than a majority of the principal amount of Notes outstanding may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. All authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement automatically then pass to the Indenture Trustee, as backup servicer, or a successor servicer appointed by the Insurer in accordance with the Sale and Servicing Agreement.

        "Insurer Default" shall mean the occurrence and continuance of any of the following events:

                (a) the Insurer shall have failed to make a payment required under the Note Policy or the Certificate Policy in accordance with its terms;

                (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any materi portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

Waiver of Past Defaults

        Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreements and the Trust Documents -- Waiver of Past Defaults" in the Prospectus, the Insurer may, on behalf of all holders of Securities, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No such waiver will impair the Securityholders' rights with respect to subsequent defaults.

Amendment

        Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreement and the Trust Documents -- Amendment" in the Prospectus, the Agreement may be amended by the Representative, the Seller, the Servicer and the Owner Trustee with the consent of the Indenture Trustee, (which consent may not be unreasonably withheld) and with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing), but without the consent of the Securityholders, to cure any ambiguity, or to correct or supplement any provision therein which may be inconsistent with any other provision therein; provided that such action shall not adversely affect in any material respect the interests of any Securityholder; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer. The Representative, the Seller, the Servicer and the Owner Trustee may also amend the Sale and Servicing Agreement with the consent of the Insurer, the consent of the Indenture Trustee, the consent of Noteholders holding a majority of the principal amount of the Notes and the consent of Certificateholders holding a majority of the principal amount of Certificates outstanding to add, change or eliminate any other provisions with respect to matters or questions arising under such Agreement or affecting the rights of the Noteholders or the Certificateholders; provided that such action will not (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Noteholders or Certificateholders required to consent to any such amendment, without, in either case, the consent of the holders of all Notes and Certificates outstanding; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer. The Seller and Servicer must deliver to the Owner Trustee, the Indenture Trustee and the Insurer upon the execution and delivery of the Sale and Servicing Agreement and any amendment thereto an opinion of counsel, satisfactory to the Insurer that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the Trustee's interest in the Receivables.


                                  THE POLICIES

Note Policy

        Simultaneously with the issuance of the Notes, the Insurer will deliver the Note Policy to the Indenture Trustee for the benefit of each Noteholder. Under the Note Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each Noteholder the full and complete payment of (i) Guaranteed Note Distributions (as defined below) on the Notes and (ii) the amount of any Guaranteed Note Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Note Policy, Noteholders do not have the right to make a claim directly under the Note Policy, but may sue to compel the Indenture Trustee to do so.

        "Guaranteed Note Distributions" means payments which are scheduled to be made on the Notes during the term of the Note Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes that has not been consented to by the Insurer, which payments are (i) the Noteholders' Interest Distributable Amount and (ii) the Noteholders' Principal Distributable Amount. In addition, Guaranteed Note Distributions shall include the Accelerated Principal Distributable Amount. Guaranteed Note Distributions do not include payments other than the Accelerated Principal Distributable Amount which become due on an accelerated basis as a result of (a) a default by the Trust, (b) an election by the Trust to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Note Policy will continue to guarantee Guaranteed Note Distributions due on the Notes in accordance with their original terms. Guaranteed Note Distributions shall not include (x) any portion of a Noteholders' Interest Distributable Amount due to Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer, (y) any portion of a Noteholders' Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Shortfall pursuant to the Note Policy, or (z) any Prepayment Amounts unless, in each case, the Insurer elects, in its sole discretion, to pay such amount in whole or in part. The Policies do not guarantee the rate or timing of any Accelerated Principal Distributable Amount.

        Payment of claims on the Note Policy made in respect of Guaranteed Note Distributions will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Notes.

        If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Note Policy, the Insurer shall cause such payment to be made no earlier than the first to occur of (a) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of the Note Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (ii) a certificate of the Noteholder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by the Insurer and provided to the Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the Trust or otherwise with respect to such preference payment, or (b) the date of Receipt (as defined below) by the Insurer from the Indenture Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided in the Indenture.

Certificate Policy

        Simultaneously with the issuance of the Certificates, the Insurer will deliver the Certificate Policy to the Owner Trustee for the benefit of each Certificateholder. Under the Certificate Policy, the Insurer will unconditionally and irrevocably guarantee to the Owner Trustee for the benefit of each Certificateholder the full and complete payment of (i) Guaranteed Certificate Distributions (as defined below) with respect to the Certificates and (ii) the amount of any Guaranteed Certificate Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event that the Owner Trustee fails to make a claim under the Certificate Policy, Certificateholders do not have the right to make a claim directly under the Certificate Policy but may sue to compel the Owner Trustee to do so.

        "Guaranteed Certificate Distributions" means the distributions to be made on the Certificates with respect to a Distribution Date during the term of the Certificate Policy in accordance with the original terms of the Certificates when issued and without regard to any amendment or modification of the Certificates or the Trust Agreement which has not been consented to by the Insurer, which distributions are equal to (i) the Certificateholders' Interest Distributable Amount with respect to such Distribution Date and (ii) the Certificateholders' Principal Distributable Amount with respect to such Distribution Date; provided, however, that Guaranteed Certificate Distributions shall not include (x) any portion of a Certificateholders' Interest Distributable Amount due to Certificateholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer or (y) any portion of a Certificateholders' Interest Distributable Amount due to Certificateholders representing interest on any Certificateholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Certificateholders' Interest Carryover Shortfall pursuant to the Certificate Policy.

        Payment of claims on the Certificate Policy made in respect of Guaranteed Certificate Distributions will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon New York City time, on the second Business Day following Receipt (as defined below) of such notice for payment, or (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Certificates.

        If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Certificate Policy, the Insurer shall cause such payment to be made no earlier than the first to occur of (a) the fourth Business Day following Receipt by the Insurer from the Owner Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return the amount of any Guaranteed Certificate Distributions distributed with respect to the Certificates during the term of the Certificate Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (ii) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Insurer and provided to the Certificateholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (b) the date of Receipt by the Insurer from the Owner Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have Received written notice from the Owner Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Owner Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the Owner Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided in the Sale and Servicing Agreement.

Other Provisions of the Policies

        The terms "Receipt" and "Received" with respect to a Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under a Policy by the Indenture Trustee or the Owner Trustee, as the case may be, is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee or the Owner Trustee and the Indenture Trustee or the Owner Trustee may submit an amended notice.

        Under the Policies, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware or the City of New York or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

        The Insurer's obligations under the respective Policies in respect of Guaranteed Note Distributions and Guaranteed Certificate Distributions shall be discharged to the extent funds are transferred to the Indenture Trustee or the Owner Trustee as provided in the related Policy whether or not such funds are properly applied by the Indenture Trustee or the Owner Trustee.

        The Insurer shall be subrogated to the rights of each Noteholder or Certificateholder to receive payments of principal and interest to the extent of any payment by the Insurer under the related Policy.

        Claims under the Policies constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policies cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Note Policy may not be canceled or revoked prior to distribution in full of all Guaranteed Note Distributions, and the Certificate Policy may not be canceled or revoked prior to distribution in full of all Guaranteed Certificate Distributions. The Policies are not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Policies are governed by the laws of the State of New York.

        It is a condition to issuance that the Class A-1 Notes be rated A-1+ by S&P and P-1 by Moody's, and that the Class A-2 Notes, the Class A-3 Notes and the Certificates be rated AAA by S&P and Aaa by Moody's. The ratings by the Rating Agencies of the Securities will be based primarily on the issuances of the Policies. A rating is not a recommendation to purchase, hold or sell Securities. In the event that the rating initially assigned to any of the Securities is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Securities. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Securities. See "Ratings" in the Prospectus.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        PROSPECTIVE NOTEHOLDERS AND CERTIFICATEHOLDERS ARE ADVISED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN THE NOTES OR CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

        Stroock & Stroock & Lavan, special tax counsel to the Trust, is of the opinion, that for federal income tax purpose the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion. Moreover, no ruling will be sought from the IRS with respect to the transaction described herein. All potential investors and Certificateholders are advised to review "FEDERAL INCOME TAX CONSEQUENCES -- TRUSTS TREATED AS PARTNERSHIPS" in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and Certificates.


                            STATE TAX CONSIDERATIONS

        Potential Noteholders and Certificateholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes and Certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders and Certificateholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes and Certificates.


                              ERISA CONSIDERATIONS

        Section 406 of ERISA, and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

        Certain transactions involving the purchase, holding or transfer of the Securities might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

        The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the accompanying Prospectus.

        Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

        A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                                  UNDERWRITING

        Under the terms and subject to the conditions contained in the Underwriting Agreement, the Seller has agreed to cause the Trust to sell to the Underwriters named below (the "Underwriters"), for whom Smith Barney Inc. is acting as representative, and the Underwriters have severally but not jointly agreed to purchase the following respective number of Notes and Certificates.


Underwriter                        Principal Amount       Principal Amount
                                      of Notes              of Certificates

Smith Barney Inc.
Prudential Securities Incorporated



        The Underwriters have informed the Representative and the Seller that they do not expect discretionary sales by the Underwriters to exceed 5% of the principal amount of the Securities being offered hereby.

        The Seller has been advised by the Underwriters that the Underwriters propose to offer the Securities from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriters may effect such transactions by selling Securities to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Securities for whom they may act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

        The Representative and Seller have jointly agreed to indemnify the several Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

        The Indenture Trustee and the Indenture Collateral Agent may from time to time invest the funds in the Collection Account, the Pre-Funding Account and the Capitalized Interest Account, as the case may be, in Eligible Investments acquired from the Underwriters.

        Each of the Underwriters provide certain investment banking services for the Representative for which it receives additional compensation.


                                     EXPERTS

        The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                 LEGAL OPINIONS

        In addition to the legal opinions described in the Prospectus, certain federal income tax and other matters will be passed upon for the Seller and the Trust by Stroock & Stroock & Lavan. Certain legal matters relating to the Securities will be passed upon for the Representative by Eric R. Elwin, Corporate Counsel of the Representative. Certain legal matters relating to the Securities will be passed upon for the Underwriters by Stroock & Stroock & Lavan. Certain legal matters will be passed upon for the Insurer by Bruce E. Stern, General Counsel, the Insurer. The Insurer is represented by Rogers & Wells. Stroock & Stroock & Lavan has performed legal services for The Money Store Inc. and it is expected that it will continue to perform such services in the future.

Prospectus
                           THE MONEY STORE AUTO TRUSTS

                            Asset Backed Certificates
                               Asset Backed Notes


                             TMS AUTO HOLDINGS, INC.
                                     Seller

                              THE MONEY STORE INC.
                                 Representative

      The Asset Backed Certificates (the "Certificates") and the
Asset Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a series, one or more classes of Notes and one or more classes of Certificates, as set forth in the related Prospectus Supplement.

     The Certificates and the Notes, if any, of any series of Securities will be issued by a trust (a "Trust") to be formed with respect to such series by TMS Auto Holdings, Inc. (the "Seller"), a wholly-owned subsidiary of The Money Store Inc. (the "Representative"). The assets of each Trust (the "Trust Property") will include a pool of motor vehicle retail installment sale contracts ("Receivables") purchased by The Money Store Auto Finance Inc. (the "Servicer") from motor vehicle dealers and secured by new and used automobiles, light trucks and vans, certain monies received thereunder on or after the Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property, all as more fully described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the Trust Property will include Receivables originated directly by The Money Store Auto Finance Inc. or acquired from third-party lenders, security interests in the vehicles financed thereby, monies on deposit in one or more trust accounts to be established with an Owner Trustee or an Indenture Trustee, as the case may be, which may include a Pre-Funding Account which would be used to purchase additional Receivables (the "Subsequent Receivables") from the Seller from time to time during the Pre-Funding Period specified in the related Prospectus Supplement.

      Each Trust will be formed pursuant to either (i) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Seller, the Servicer in its individual capacity and as Servicer, and the trustee (the "Owner Trustee") and any other party, if any, specified in the related Prospectus Supplement or (ii) a Trust Agreement (the "Trust Agreement") to be entered into between the Seller and the Owner Trustee. If the Trust is formed pursuant to a Trust Agreement, a Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among the Seller, the Servicer, in its individual capacity and as Servicer, the Trust and any other party, if any, specified in the related Prospectus Supplement. In either case, the Pooling and Servicing Agreement or the Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the "Trust Documents".
The Notes, if any, of a series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture
Trustee specified in the related Prospectus Supplement (the "Indenture
Trustee").

     Each class of Securities of any series will represent the right to receive, or be secured by, a specified amount of payments of principal and/or interest on the related Receivables in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include two or more classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any series will be subordinated to prior payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Certificates of each series will represent fractional undivided ownership interests in the related Trust, but may be treated as debt secured by the assets of the Trust for federal income tax purposes. Holders of Securities are referred to herein as "Securityholders." At the time of issuance, each series of Securities will be rated investment grade by at least one Rating Agency (as defined herein).

      Each class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates and payment in respect of principal on Notes, if any, of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

      There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. The Securities will not be listed on any securities exchange.

      FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" AT PAGE 15 HEREIN AND AS MAY BE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.


      THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS OF THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SERVICER, THE SELLER, THE REPRESENTATIVE OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE SECURITIES OR ANY OF THE RELATED RECEIVABLES ARE ISSUED OR GUARANTEED BY ANY GOVERNMENT OR GOVERNMENT AGENCY.


      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                  THE DATE OF THIS PROSPECTUS IS DECEMBER 16, 1996

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER, THE REPRESENTATIVE OR ANY UNDERWRITER. THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED THEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER AND SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE HEREOF.

                              AVAILABLE INFORMATION

      The Representative, as sponsor of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration
Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Registration Statement may be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents filed by the Servicer on behalf of each Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

      The Servicer will provide without charge to each person to whom this Prospectus is delivered, on the written or verbal request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits). Requests for such copies should be directed to J. Tom Jones, President, The Money Store Auto Finance Inc., 1625 West North Market Blvd., Suite 210, Sacramento, California 95834 (telephone (916) 928-4400).

                      PROSPECTUS SUMMARY

      This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of each series of Securities. Certain capitalized terms used in this Prospectus Summary are defined elsewhere herein. A listing of the pages on which some of such terms are defined is found in the "Index of Terms."

ISSUER..................  With respect to each series of Trust"), to be formed by the Seller pursuant to a Pooling and Servicing Agreement among the Seller, the Servicer and the Owner Trustee and any other party, if any, specified in the related Prospectus Supplement, or a Trust Agreement between the Seller and the Owner Trustee specified in the related Prospectus Supplement. The term "Owner Trustee" is used herein solely for purposes of reference and nothing herein shall characterize each Trust as an "owner trust" except as specified in the related Prospectus Supplement.

SELLER..................  TMS Auto Holdings, Inc., a Delaware
                              corporation. The Seller is a wholly-owned subsidiary of The Money Store Auto Finance Inc.

SERVICER................  The Money Store Auto Finance Inc., a
                              Delaware corporation. The Servicer is a
                              wholly-owned subsidiary of The Money Store Inc., a New Jersey The Money Store" or the
                              "Representative"). The Money Store is a financial services company headquartered in Sacramento, California and Union, New Jersey.

OWNER TRUSTEE........... The Owner Trustee will be specified in the related Prospectus Supplement with respect to any series of Securities.

INDENTURE TRUSTEE....... The Indenture Trustee for any series of
                              Notes will be specified in the related Prospectus Supplement.

SECURITIES OFFERED...... The Securities offered from time to time may include one or more series of Certificates and/or one or more series of Notes, as described herein and in the related Prospectus Supplement.

THE CERTIFICATES........ The Certificates may consist of one or more classes, each of which will be issued pursuant to a Pooling and Servicing Agreement or Trust Agreement. Only a certain class or certain classes of such Certificates, however, may be offered hereby and by the related Prospectus Supplement, as specified in the related Prospectus Supplement. Each Certificate will represent a fractional undivided ownership interest in the related Trust. Each offered Certificate may also represent a fractional undivided interest in monies on deposit, if any, in a trust account (as defined below, the "Pre-Funding Account") to be established with the Owner Trustee or Indenture Trustee, as specified in the related Prospectus Supplement, and any other account established for the benefit of Certificateholders, as specified in the related Prospectus Supplement.

                              Unless otherwise specified in the
                              related Prospectus Supplement, the offered
                              Certificates shall be issued in fully registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof and will be available in book-entry form only. Unless the related Prospectus Supplement specifies that the Certificates are offered in definitive form, holders of Certificateholders") will be able to receive Definitive holders Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities - Book-Entry Registration."

                               Each class of offered Certificates
                              (other than certain Strip Certificates (as defined below)) will have a stated Certificate Balance (as defined for each class in the related Prospectus Supplement) and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Pass-Through Rate"). Each class of offered Certificates may have a different Pass-Through Rate, which may be fixed, variable or adjustable, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of offered Certificates, or the initial Pass-Through Rate and the method for determining subsequent Pass-Through Rates.

                              A series of Securities may include two
                              or more classes of Certificates which may differ as to timing of distributions, sequential order, priority of payment, seniority, allocation of loss, Pass-Through Rate or amount of distributions in respect of principal or interest, or as to which distributions of principal or interest on any class may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables related to such series. In addition, a series may include one or more classes of Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions, or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal (such Certificates, Strip Certificates"). "Strip Certificates

                              With respect to any series of Securities including one or more classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes of such series, to the extent specified in the related Prospectus Supplement.

                              If the Servicer exercises its option to
                              purchase the Receivables of a Trust (or, if not, and if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received in the manner and on the respective terms and conditions described herein or in the related Prospectus Supplement), Certificateholders will receive as a prepayment an amount in respect of the Certificates as specified in the related Prospectus Supplement.

THE NOTES............... Any series of Securities may include one or more classes of Notes, as specified in the related Prospectus Supplement, each of which will be issued pursuant to an Indenture.

                         Unless otherwise specified in the
                              related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, holders of Noteholders") will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities
                              - Book-Entry Registration."

                        Each class of Notes will have a stated
                              principal amount and will bear interest at a rate or rates (with respect to each class of Notes, the Interest Rate"), as specified in the related Prospectus Supplement, which may be different for each class of Notes and may be fixed, variable, adjustable or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes or the method for determining the Interest Rate. Each Note may also represent a fractional undivided interest in monies on deposit, if any, in the Pre-Funding Account to be established with the Indenture Trustee as specified in the related Prospectus Supplement and any other account established for the benefit of Noteholders, as specified in the related Prospectus Supplement.

                         A series may include two or more classes
                              of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis collections from designated portions of the Receivables for such series. In addition, a series may include one or more classes of Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments Strip Notes"). (such Notes, "Strip Notes

                        If the Servicer exercises its option to
                              purchase the Receivables of a Trust (or, if not, and if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received in the manner and on the respective terms and conditions described herein or in the related Prospectus Supplement) Noteholders will receive as a prepayment an amount in respect of the Notes as specified in the related Prospectus Supplement.

TRUST PROPERTY..........The Trust property will include certain non-prime motor vehicle retail installment sale contracts initially transferred to the Trust Initial Receivables"), as specified in the related Prospectus Supplement, secured by new or used automobiles, light trucks and vans Initial Financed Vehicles"), certain monies received thereunder on or after a date as specified in the related Prospectus Supplement Initial Cutoff Date"), security interests in the Initial Financed Vehicles securing the Initial Receivables, certain bank accounts and the proceeds thereof, all proceeds of the foregoing, any proceeds from claims on certain insurance policies, and certain rights under the related Trust Documents. If specified in the related Prospectus Supplement, non-prime motor vehicle retail installment sale contracts to be sold to the Trust after the date of issuance of the Securities and on or before a date specified in the related Prospectus Supplement (the Subsequent Receivables"), secured by additional new or used automobiles, light trucks and vans Subsequent Financed Vehicles"), certain monies received Vehicles thereunder on or after a date or dates as specified in the related Prospectus Supplement (the Subsequent Cut-Off Date"), security interests in the Subsequent Financed Vehicles securing the Subsequent Receivables, certain bank accounts and the proceeds thereof may be purchased by the Trust from the Seller from funds on deposit in the related Pre-Funding Account. The Initial Receivables and any Subsequent Receivables related to each series of Securities are hereinafter, collectively, referred to as the Receivables" and the Initial Financed Vehicles and the Subsequent Financed Vehicles related to each series of securities are hereinafter, collectively, referred Financed Vehicles." to as the "Financed Vehicles

RECEIVABLES............. The Receivables will be purchased by the
                              Seller from The Money Store Auto Finance Inc. (in its individual TMS Auto Finance") pursuant to a Purchase Agreement (the Purchase Agreement") between the Seller and TMS Auto Finance providing for such purchase. The Receivables comprising the property of the Trust consist of non-prime motor vehicle retail installment sale contracts, with such characteristics, including their weighted average annual percentage rate and their weighted average remaining maturity, as shall be specified in the related Prospectus Supplement. The Receivables arise or will arise from loans originated by motor Dealers") and purchased by TMS Auto Finance pursuant to agreements with the Dealers or other third parties for subsequent sale to the Seller. If so specified in the related Prospectus Supplement, the Receivables will also include automobile loans originated directly by TMS Auto Finance or acquired in bulk and other purchases from third-party lenders. The Receivables for any Trust will be selected from the contracts owned by the Seller based on the criteria specified in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and as described herein and in the related Prospectus Supplement.

PRE-FUNDING ACCOUNT..... If and to the extent so specified in the related Prospectus Supplement, all or a portion of the net proceeds from the offering of the Securities of a series (such amount, the Pre-Funded Amount") may be deposited in a segregated account (the Pre-Funding Account") with the Owner Trustee or Indenture Trustee, as the case may be, for the benefit of the Securityholders. During the period specified in the related Prospectus Funding Period") the Pre-Funded Amount will be reduced as it is used to purchase Subsequent Receivables subject to the satisfaction of certain conditions specified under "Description of the Purchase Agreements and Trust Documents--Eligibility Criteria" herein and otherwise in accordance with the Trust Documents. For a Trust that elects to be characterized as a grantor trust under federal income tax laws, the maximum length of the Funding Period will not exceed 90 days from the date of issuance of the Securities and otherwise the maximum length of the Funding Period will not exceed the period set forth in the related Prospectus Supplement. In any event, the amount of the initial Pre-Funded Amount and the maximum length of the Funding Period is intended not to exceed the aggregate principal balance of Subsequent Receivables satisfying the eligibility criteria that TMS Auto Finance anticipates it will be able to acquire and convey to the Trust during the Funding Period.

                         Prior to the conveyance of any Subsequent
                              Receivables to the Trust, TMS Auto Finance will be required to give notice of the Subsequent Receivables to be conveyed to the Seller and from the Seller to the Trust to the Trustee(s), the Rating Agencies and any third-party credit enhancement provider. Upon the satisfaction of the conditions set forth in the Trust Documents, including the receipt by the Owner Trustee and/or Indenture Trustee, as applicable, of an executed assignment, an Officer's Certificate and a legal opinion, the Owner Trustee and/or Indenture Trustee, as applicable, will release from the Pre-Funding Account the necessary funds to purchase the Subsequent Receivables to be conveyed to the Trust on such date. In no event will funds be released from the Pre-Funding Account to purchase Subsequent Receivables unless the Rating Agencies rating the Securities of such series confirm that the ratings on the Securities of such series have not been withdrawn or reduced as a result of the conveyance of the Subsequent Receivables to the Owner Trustee. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period, such amount, in the amounts and in the manner specified in the related Prospectus Supplement, will be used to prepay some or all classes of the Notes and/or Certificates. In the event of such prepayment, the Securityholders may be entitled to receive a prepayment premium in the amount and to the extent provided in the related Prospectus Supplement.

REVOLVING PERIOD AND
AMORTIZATION
PERIOD;
RETAINED INTEREST....... If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a class or classes of Notes or Certificates of a series and ending on the date set forth in the related Prospectus Supplement (the Revolving Period") during which no principal payments will be made to one or more classes of Notes or Certificates of the related series as are identified in such Prospectus Supplement. All collections of principal otherwise allocated to such classes of Notes or Certificates may be (i) utilized by the Trust during the Revolving Period to acquire additional Receivables which satisfy the standards described under "The Receivables - General" herein and the criteria set forth in the related Prospectus Supplement, (ii) held in an account and invested in Eligible Investments for later distribution to Securityholders, (iii) applied to those Notes or Certificates, if any, specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.

                        An Amortization Period" is the period
                              during which an amount of principal is payable to holders of a series of Securities which, during the Revolving Period, were not entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of Notes or Certificates specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more classes of Notes or Certificates may be released from time to time or on a specified date and applied as a payment of principal on such classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

                         Each Trust which has a Revolving Period
                              may also issue to the Seller a certificate evidencing an undivided beneficial interest (the "Retained Retained Interest") in the Trust not represented by the other Securities issued by such Trust. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Trust Property fluctuates and the amount of Notes and Certificates of the related series of Securities outstanding is reduced.


YIELD AND PREPAYMENT
CONSIDERATIONS.......... The weighted average life of the
                              Securities of the related series will be reduced by full or partial prepayments on the related Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by the retail purchasers obligated under the Obligor"), liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by (if no other party is described in the related Prospectus Supplement as obligated to make such repurchases) TMS Auto Finance and the Seller as a result of certain uncured breaches of representations and warranties made with respect to the Receivables, purchases by (if no other party is described in the related Prospectus Supplement as obligated to make such purchases) the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables, if so specified in the related Prospectus Supplement, amounts on deposit, if any, in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities, the Servicer exercising its option to purchase all of the remaining Receivables of a Trust or, if and to the extent provided in the related Prospectus Supplement, the receipt of satisfactory bids for the purchase of the Receivables of the related Trust in the manner and on the respective terms and conditions specified in the related Prospectus Supplement. In addition, if a Trust is not a grantor trust and an Insolvency Event with respect to the entity which serves as such Trust's general partner (such Affiliated Purchaser") occurs, subject to certain limitations the Receivables will be sold and a prepayment in respect of the related Securities will result.

COLLECTION ACCOUNT...... With respect to each series of
                              Securities, the Owner Trustee or the Indenture Trustee will establish and maintain one or more separate accounts (each, a Collection Account") for the benefit of the Certificateholders and the Noteholders, if any, in the manner specified in each related Prospectus Supplement. On each Distribution Date (as specified in the related Prospectus Supplement, Distribution Date"), the Owner Trustee or the Indenture Trustee, as the case may be, will be required to pass through and distribute to the Certificateholders, or pay to the Noteholders, as the case may be, on the date specified in the related Prospectus Supplement from amounts held in the Collection Account, the amounts of interest, principal or otherwise distributable with respect to the applicable classes of Certificates and Notes as specified in the related Prospectus Supplement.

SUBORDINATION AND
CREDIT ENHANCEMENT...... In the event of defaults and
                              delinquencies on the Receivables, certain distributions of interest and/or principal with respect to one or more classes of Securities may be subordinated in priority of payment to distributions due on other classes of Securities as specified in the related Prospectus Supplement. In addition, to the extent specified in the related Prospectus Supplement, one or more classes of Securities may be entitled to the benefits of a spread account, a reserve account, accelerated payments of principal relative to the amortization of the related Receivables, a policy or policies of insurance, a letter or letters of credit, surety bonds, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements, which may be subject to certain limitations and exclusions as described in the related Prospectus Supplement.

CERTAIN LEGAL ASPECTS OF
THE RECEIVABLES......... In connection with the sale of the
                              Receivables to a Trust, the security interests in the Financed Vehicles securing the Receivables have been, or in the case of the Subsequent Receivables, will be, assigned by the Seller to such Trust. Due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of such security interests to the Trust. In the absence of such an amendment, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. See "Special
                              Considerations--Certain Legal Aspects".

REPURCHASES AND
PURCHASES OF CERTAIN
RECEIVABLES............. The Seller will be obligated to
                              repurchase any Receivable sold to the Trust as to which a security interest in the Financed Vehicle securing such Receivable shall not have been perfected in favor of TMS Auto Finance if the Owner Trustee or the Indenture Trustee, as the case may be, determines such breach shall materially adversely affect the interest of the Trust in such Receivable and if such failure or breach shall not have been cured by the second (or, if the Seller elects, the first) month following the discovery by or notice of such breach. The Seller also will be obligated to repurchase any Receivable if the Indenture Trustee or the Owner Trustee, as the case may be, determines the interest of the Trust therein is materially adversely affected by a breach of any other representation or warranty made by the Seller with respect to the Receivable, and if the breach has not been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of the breach.

                         The Servicer will be obligated to
                              purchase any Receivable if a perfected security interest in the related Financed Vehicle in favor of the Servicer is not maintained. If the Seller or the Servicer fails to repurchase or purchase, as the case may be, a Receivable for any of the foregoing reasons, the Representative will be obligated to purchase such Receivable on the date such Receivable was to be so purchased or repurchased. See "Certain Legal Aspects of the Receivables."

SERVICING............... The Servicer will be required to remit collections (net of the Servicing Fee, the Supplemental Servicing Fee and reimbursement for Advances, if any (each as defined herein) included in such collections) to one or more Collection Accounts established with the Owner Trustee or the Indenture Trustee as specified in the related Prospectus Supplement. As specified in the related Prospectus Supplement, the Servicer will receive from the Trust or retain each month a fee for servicing the Receivables in an amount specified in the related Prospectus Supplement out of the collections on the Receivables. See "The Certificates - Servicing Compensation."

ADVANCES................ If and to the extent specified in the related Prospectus Supplement, the Servicer may be required to advance Advance") monthly payments of interest in respect of a delinquent Receivable that the Servicer, in its sole discretion, expects to recoup from subsequent payments on or with respect to such Receivable or from other Receivables. The Servicer shall be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described in the related Prospectus Supplement.

OPTIONAL PURCHASE....... With respect to each series of
                              Securities, the Servicer may purchase all of the Receivables held by the related Trust as of the last day of any month in which the Pool Balance of such Trust at the close of business on the Distribution Date in that month is 10% or less (or such other percentage specified in the related Prospectus Supplement) of the Original Pool Balance (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Subsequent Cutoff Dates). See "The Certificates - Termination."

TAX STATUS.............. If the Prospectus Supplement specifies that the related Trust will be treated as a partnership upon the issuance of the related series of Securities, Stroock & Stroock & Lavan, federal tax counsel Federal Tax Counsel") to the Seller, will deliver an opinion to the effect that, for federal income tax purposes: (i) any Notes of such series will be characterized as debt and (ii) such Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. In respect of any such series, each Noteholder, if any, by the acceptance of a Note of such series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of such series, will agree to treat such Trust as a partnership in which such Certificateholder is a partner for federal income tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.

                        If the Prospectus Supplement specifies
                              that the related Trust will be treated as a grantor trust, upon the issuance of the related series of Certificates, Federal Tax Counsel to such Trust will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

                              If the Prospectus Supplement specifies that a Trust issuing Certificates will not be treated as a partnership, but rather will be regarded as a security device for the issuance of debt, Federal Tax Counsel to such Trust will deliver an opinion to the effect that the Certificates of the related series will be treated as indebtedness for federal income tax purposes and that the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. In respect of any such series, the Seller agrees and each Certificateholder, by acquiring an interest in a Certificate, agrees or will be deemed to agree to treat the Certificates as indebtedness for federal, state and local income or franchise tax purposes. Alternative characterizations of such Trust and such Certificates are possible and potential investors should consult their tax advisors before purchasing such Certificates.

                        See "Federal Income Tax Consequences"
                              for additional information concerning the application of federal tax laws.

ERISA
CONSIDERATIONS.......... Subject to the considerations discussed under "ERISA Considerations" herein and in the related Prospectus Supplement, and to the extent specified in the related Prospectus Supplement, any Notes included in the offered Securities will be eligible for purchase by employee benefit plans or other retirement arrangements that are subject to either Title I of the Employee Retirement Income Security Act of ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (such plans or Plans"). Certain Certificates may be eligible for purchase by Plans as specified in the related Prospectus Supplement. See "ERISA Considerations" herein and in the related Prospectus Supplement.

RATINGS................. As a condition of issuance, the offered
                              Securities of each series will be rated an investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized rating agency Rating Agency"), as specified in the related Prospectus Supplement. The ratings will be based on the Receivables related to each series, the terms of the Securities, and the subordination and any credit enhancement provided therefor. There is no assurance that the ratings initially assigned to such Securities will not be subsequently lowered or withdrawn by the Rating Agencies. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related Prospectus Supplement. The ratings of any Securities with respect to which a prepayment premium may be payable do not evaluate such prepayment premium payable to such Securityholders or the likelihood that such prepayment premium will be paid.

                                  RISK FACTORS

LIMITED LIQUIDITY

     There is currently no market for the Securities of any series. There can be no assurance that a secondary market for the Securities will develop or, if such a market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities. See "Plan of Distribution."

NATURE OF RECEIVABLES; UNDERWRITING PROCESS; SUBJECTIVE CREDIT STANDARDS AND SUFFICIENCY OF INTEREST RATES TO COVER LOSSES

     The underwriting standards applied by TMS Auto Finance may not be as stringent as those of other financial institutions or the finance companies of motor vehicle manufacturers, since TMS Auto Finance actively solicits dealers to purchase and purchases, and intends to originate directly, primarily non-prime motor vehicle retail installment sale contracts which may not meet the credit standards of prime lenders. Although TMS Auto Finance believes that it carefully reviews and evaluates each credit before acceptance, no assurance can be given that the standards employed by TMS Auto Finance will be sufficient to protect the Securityholders from loss due to default by the Obligors.

     Because of the greater credit risk associated with non-prime motor vehicle retail installment contracts, the interest rates charged on such contracts are generally higher than those rates charged on prime motor vehicle retail installment sale contracts. The range of APRs of the Receivables will be set forth in the related Prospectus Supplement. There can be no assurance, however, that the interest rates on the Receivables in a particular pool will be sufficient to cover losses on other Receivables in such pool. See "TMS Auto Finance -- General."

RISK OF LOSS

     No Trust will have any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account and/or any credit enhancement specified in the related Prospectus Supplement. The Notes, if any, of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any series will be insured or guaranteed by the Seller, the Servicer, the Representative, the applicable Owner Trustee, the applicable Indenture Trustee or, except as specified in the related Prospectus Supplement, any other person or entity. Consequently, Securityholders must rely for payment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, and any credit enhancement, if any, specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, distributions with respect to some or all classes of Certificates may be subordinated in priority of payment to distributions on the Notes, if any, of such series and distributions on other classes of Certificates of such series. Any such subordination or credit enhancement will not cover all contingencies, and losses in excess of such coverage will be required to be borne directly by the affected Securityholders. In addition, holders of certain classes of Securities of a series may have the right to take actions that are detrimental to the interests of the Securityholders of certain other classes of Securities of such series, as specified in the related Prospectus Supplement. See "Description of the Purchase Agreements and Trust Documents -- Credit Enhancement" and "-- Amendment."

RISK OF UNPERFECTED SECURITY INTERESTS IN FINANCED VEHICLES

     As part of the sale and assignment of Receivables to a Trust, security interests in the related Financed Vehicles will be assigned by the Seller to such Trust. In most states, such an assignment is an effective conveyance of a security interest without amendment of any such security interest noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Such notation of a secured party's security interest is generally effected in such states by depositing with the applicable state motor vehicle registrar or similar state authority, the vehicle's certificate of title, an application containing the name and address of such secured party, and the necessary registration fees.

    Because of the administrative burden and expense that would be entailed in doing so, the certificates of title for the Financed Vehicles related to any Trust will not be endorsed to identify the Trustee as the secured party, and will not be deposited with the motor vehicle registrar or other state authorities in any state. In the absence of such action, the Owner Trustee or the Indenture Trustee, as the case may be, may not have a perfected security interest in the Financed Vehicles related to such Trust in certain states and, in the event that another person obtains a perfected security interest in such a Financed Vehicle subsequent to the transfer of the Receivables to the related Trust, such person might acquire rights in such Financed Vehicle prior to the rights of the Trust. The Seller and/or another party, if any, designated in the related Prospectus Supplement will covenant to repurchase any Receivable if, on the date of transfer of a Receivable to a Trust, a valid, subsisting and enforceable first priority security interest shall not have been perfected in favor of TMS Auto Finance, which shall have been assigned to the Trust, in the related Financed Vehicle. The Servicer and/or another party, if any, designated in the related Prospectus Supplement will covenant to repurchase any Receivable if, after the transfer of such Receivable to a Trust, a valid, subsisting and enforceable first priority interest in the name of the Servicer is not maintained on behalf of the Trust in the related Financed Vehicle. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither the Seller nor TMS Auto Finance will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as such Trust) liable to the related borrower for any violation by the lender. The Seller will be obligated to repurchase any Receivable which fails to comply with such requirements. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles."

INSOLVENCY RISKS

     TMS Auto Finance will intend that any transfer of Receivables to the Seller will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of TMS Auto Finance. However, if TMS Auto Finance were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, the "Insolvency Laws"), a creditor or trustee in bankruptcy thereof, or TMS Auto Finance as debtor-in-possession, might argue that such sale of Receivables was a pledge of Receivables rather than a sale and/or that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of TMS Auto Finance. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to Securityholders. In addition, a delay in or reduction of distributions to Securityholders could result if the Seller were to become a debtor under any Insolvency Law and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to such Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor. In addition, if the transfer of any Receivables is recharacterized as a pledge, a tax lien, other governmental lien, or other lien created by operation of law on the property of the Servicer, the holder of such lien may have priority over the Trust's interest in such Receivables.

    In addition, in a case recently decided by the United States Court of Appeals for the Tenth Circuit, OCTAGON GAS SYSTEM, INC. V. RIMMER, such Circuit Court found that "accounts", a defined term under the Uniform Commercial Code, sold prior to a bankruptcy should be treated as part of the bankruptcy estate of the seller of such accounts. If TMS Auto Finance or the Seller were to become a debtor in a bankruptcy proceeding and a court applied the reasoning of the Circuit Court reflected in the case described above, delays in payments to Securityholders could occur or reductions in the amounts of such payments could result.

     With respect to each Trust that is not a grantor trust, if an Insolvency Event with respect to the Affiliated Purchaser occurs, the related Receivables will be sold, disposed of or otherwise liquidated, except under certain limited circumstances. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Collection Account or other accounts available for Securityholders with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss. See "Certain Legal Aspects -- Insolvency Matters" herein.

SOCIAL, ECONOMIC AND OTHER FACTORS AFFECTING THE RECEIVABLES

     Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of a Trust with respect to the related Receivables. The related Prospectus Supplement will set forth any restrictions imposed by any Trust on concentrations of Receivables thereunder. The ability of the Trust to invest in Receivables is largely dependent upon whether the Obligors thereunder perform the payment and other obligations required by such Receivables in order that such Receivables meet the requirements for transfer to a Trust. The performance by such Obligors may be affected by a variety of social and economic factors. Economic factors include, but are not limited to, interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions, generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the performance by any Obligors, or the availability of Subsequent Receivables in cases where Subsequent Receivables are to be transferred to a Trust as specified in the related Prospectus Supplement. See "TMS Auto Finance."

PREPAYMENTS ON RECEIVABLES AFFECT ON YIELD OF SECURITIES

     The weighted average life of the Securities of the related series will be reduced by full or partial prepayments on the related Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by (if no other party is described in the related Prospectus Supplement as obligated to make such repurchases) TMS Auto Finance and the Seller as a result of certain uncured breaches of representations and warranties made with respect to the Receivables, purchases by (if no other party is described in the related Prospectus Supplement as obligated to make such repurchases) the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables, if so specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities, the Servicer exercising its option to purchase all of the remaining Receivables of a Trust or, if and to the extent provided in the related Prospectus Supplement, the receipt of satisfactory bids for the purchase of the Receivables of the related Trust in the manner and on the respective terms and conditions specified in the related Prospectus Supplement. In addition, if a Trust is not a grantor trust and an Insolvency Event occurs with respect to the Affiliated Purchaser, subject to certain limitations the Receivables will be sold and a prepayment in respect of the related Securities will result.

     TMS Auto Finance commenced operations in January 1995. Consequently, it has limited historical experience with respect to prepayments, and has not as of the date of this Prospectus prepared data on prepayment rates. TMS Auto Finance can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. TMS Auto Finance, however, believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables. Generally, the amounts paid to Securityholders will include all prepayments (which are not amounts representing Payaheads) on the Receivables. The Securityholders will bear all reinvestment risk resulting from the timing of payments on the Securities. See "Yield and Prepayment Considerations."

RISK OF SERVICER COMMINGLING FUNDS

     With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, the Servicer will deposit all payments (net of certain fees) on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Monthly Period into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that TMS Auto Finance satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") affirm their ratings of the related Securities at the initial level, then for so long as TMS Auto Finance is the Servicer and provided that (i) there exists no Servicer Default, (ii) the credit enhancement provider, if any, consents, and
(iii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date. If such requirements are satisfied, TMS Auto Finance will deposit the aggregate Purchase Amount of Receivables purchased by it into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If TMS Auto Finance were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, TMS Auto Finance may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by TMS Auto Finance. See "Description of the Purchase Agreements and Trust Documents -- Collections."

RISKS OF SECURITYHOLDERS UPON SERVICER DEFAULT

     Unless otherwise provided in the related Prospectus Supplement with respect to a series of Securities that includes Notes, in the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to such series may remove the Servicer without the consent of the Owner Trustee or any of the Certificateholders with respect to such series. The Owner Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "The Notes -- The Indenture."

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be registered in the names of the holders of the Securities of such series or their nominees. Unless otherwise specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in any Series of Securities may hold their interests through DTC in the United States or, in the case of any series of Notes, Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities - Book-Entry Registration."

                              THE TRUSTS

     The Seller will establish a Trust with respect to each series of Securities by selling and assigning the Trust property, as described below, to the Owner Trustee pursuant to the Trust Documents. Prior to the sale and assignment of the related Receivables pursuant to the related Trust Documents, such Trust will have no assets or obligations. Each Trust will not engage in any business activity other than acquiring, holding and, if so specified in the related Prospectus Supplement, selling the Trust Property, issuing Certificates and Notes, if any, of such series and distributing payments thereon.

     Each Certificate will represent a fractional undivided ownership interest in, and each Note, if any, will represent an obligation of, the related Trust. The property of the Trust will include, among other things, (a) motor vehicle retail installment sale contracts, as specified in the related Prospectus Supplement, between Dealers and retail purchasers (the "Obligors") of new or used automobiles, light trucks and vans and (b) all payments received thereunder on or after the Initial Cutoff Date or Subsequent Cutoff Date, as the case may be, as specified in the related Prospectus Supplement. The Receivables were or will be originated by Dealers in accordance with TMS Auto Finance's requirements under agreements with Dealers for assignment to TMS Auto Finance, have been or will be so assigned, and evidence or will evidence the indirect financing made available to the Obligors. If specified in the related Prospectus Supplement, the Receivables may be originated directly by TMS Auto Finance or acquired by TMS Auto Finance in bulk and other purchases from third-party lenders. On or before the closing date specified in the related Prospectus Supplement, TMS Auto Finance will sell the Initial Receivables to the Seller for sale to the Trust. Subsequent Receivables, if any, will be conveyed to the Trust during the applicable Funding Period, as provided in the related Prospectus Supplement. Any such Subsequent Receivables will constitute property of the Trust.

     The property of each Trust also will include, to the extent set forth in the Prospectus Supplement, (i) such amounts as from time to time may be held in separate trust accounts (such as the "Collection Account," the "Certificate Account" and the "Payahead Account," as may be specified in the related Prospectus Supplement) established and maintained pursuant to the Trust Documents, and the proceeds of such accounts; (ii) security interests in the related Financed Vehicles and any accessions thereto; (iii) amounts payable to the Servicer under all Dealer Recourse Obligations (in the event of breach of the warranties of such Dealer);
(iv) the right to proceeds of credit life, credit disability, and physical damage insurance policies covering the related Financed Vehicles; (v) the rights of the Seller under the Trust Documents; (vi) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables, and (viii) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Payahead Account, a Pre-Funding Account, a reserve account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Owner Trustee or an Indenture Trustee for the benefit of holders of the related Securities.

     The Servicer will service the Receivables held by each Trust, and will be compensated for acting as the Servicer. See "Description of the Purchase Agreement and the Trust Documents Servicing Compensation." To facilitate servicing and to minimize administrative burden and expense, the Servicer will retain physical possession of the Receivables and documents relating thereto as custodian for the Owner Trustee or the Indenture Trustee, as the case may be. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of the security interest in the Financed Vehicles to any Owner Trustee or Indenture Trustee. In the absence of such amendment, an Owner Trustee or Indenture Trustee may not have a perfected security interest in the related Financed Vehicles in certain states. See "Certain Legal Aspects of the Receivables - Security Interest in Vehicles." The Owner Trustee and any Indenture Trustee will not be responsible for the legality, validity or enforceability of any security interest in any Financed Vehicle.

     If the protection provided to the holders of any Securities by the subordination of any Securities or by any credit enhancement is insufficient, such Securityholders would have to look for payment on their Securities to the Obligors on the related Receivables, the proceeds from the repossession and sale of the related Financed Vehicles which secure such Receivables, and the proceeds, if any, from Dealer Recourse Obligations. In such event, certain factors, such as the Owner Trustee's or the Indenture Trustee's not having perfected security interests in the related Financed Vehicles in certain states, may affect such Trust's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders. See "Certain Legal Aspects of the Receivables."

THE OWNER TRUSTEE

     The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of the Securities of such series will be limited solely to the express obligations of such Owner Trustee set forth in the related Trust Documents. An Owner Trustee may resign at any time, in which event the Seller or its successor will be obligated to appoint a successor trustee which is eligible under the related Trust Documents. The Seller also may remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Documents or if the Owner Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee eligible under the related Trust Documents. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                         THE RECEIVABLES

GENERAL

     Unless the related Prospectus Supplement specifies that some or all of the Receivables were or will be originated directly by TMS Auto Finance or are to be acquired in bulk and other purchases from third-party lenders, the Receivables held by each Trust will be purchased by TMS Auto Finance in its ordinary course of business pursuant to its Contract Acquisition Program. The underwriting standards of TMS Auto Finance's Contract Acquisition Program emphasize a review of the borrower's creditworthiness and ability to repay his or her obligations underlying the related motor vehicle retail installment sale contract, as well as the asset value of the related vehicle. Unless the related Prospectus Supplement specifies otherwise, similar underwriting standards will be applied to Receivables originated by TMS Auto Finance or any third-party lender from which Receivables are acquired. Each of the Receivables to be held by Trust (i) will be originated in the United States, (ii) will be secured by new or used automobiles, light trucks or vans, (iii) will provide for level monthly payments which fully amortize the amount financed over its original term to maturity (except for the last payment which may be minimally different), (vi) will be either a Precomputed Receivable or Simple Interest Receivable (each as defined below), and (v) will satisfy the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed to be adverse to the Securityholders of any series will be utilized in selecting the Receivables from qualifying non-prime motor vehicle retail installment sale contracts owned by TMS Auto Finance. Any obligation of a Trust to purchase Subsequent Receivables shall be subject to such additional conditions as may be specified in the related Prospectus Supplement.

     "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or
(ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial
Receivable provides for amortization of the loan over a series of fixed, level-payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate ("APR") of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the borrower of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's".

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the borrower pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the motor vehicle retail installment sale contract, a "refund" or "rebate" will be made to the borrower of the portion of the total amount of payments then due and payable under such motor vehicle retail installment sale contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's unless otherwise provided by law. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     Each Trust will account for the Rule of 78's Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding Principal Balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to Noteholders or passed through to Certificateholders but will be paid to the Servicer as additional servicing compensations.

     Information with respect to the Receivables held by each Trust will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, distribution by APR, states of origination and portion secured by new and used automobiles, light trucks and vans.

DELINQUENCIES, CHARGE-OFF POLICIES AND NET LOSSES

      Certain information concerning TMS Auto Finance's delinquency and loss experience with respect to its portfolio of retail installment sale contracts for new and used automobiles, light trucks and vans acquired pursuant to its Contract Acquisition Program (which may include receivables previously sold which are serviced by TMS Store Auto Finance) will be set forth in the related Prospectus Supplement.

      TMS Auto Finance measures delinquency on a contractual basis which classifies the accounts into 30, 60, 90 and 120+ categories based on monthly payment cycles elapsed from the date a payment is due under the motor vehicle retail installment sale contract (the "due date"). Installment payments must equal or exceed 90% of the scheduled payment due, after application of any portion of such installment payment necessary to satisfy any prior shortfalls, for a contract to be considered current.

      Collection activities with respect to delinquent motor vehicle retail installment sale contracts generally begin five (5) days after the due date for first payment defaults, and ten (10) days after the due date for all subsequent delinquencies if the payment has not been received. TMS Auto Finance uses an automated system of monitoring delinquencies, which management utilizes to categorize delinquent accounts into different priorities of collection activity, based on the level of delinquency of each account.

      TMS Auto Finance's collectors are assigned to specific delinquent accounts and attempt to contact the delinquent borrower by telephone, letter, or field contact based on the duration of the delinquency and history of the account. Repossession procedures typically begin when a motor vehicle retail installment sale contract becomes forty-five (45) days delinquent. Repossession is carried out by independent contractors in conformity with specific procedures adopted by TMS Auto Finance.

      TMS Auto Finance's current policy is generally to charge-off a contract on the date on which the contract becomes 150 days delinquent or, if the motor vehicle securing the delinquent contract is repossessed, to charge-off the contract on the earlier of the date on which the contract becomes 150 days delinquent or the date on which the motor vehicle is sold and the deficiency, if any, is determined (in which case the amount of the deficiency is charged-off). Monies subsequently received, if any, on charged-off accounts are recognized as recoveries.

      TMS Auto Finance follows specific procedures with respect to extensions of the contract maturity date. Generally, an extension requires the demonstration of financial difficulties based on extraordinary circumstances and the approval of management. In addition, contracts are not rewritten unless TMS Auto Finance is mandated to do so in accordance with state or federal law.

      Each applicant for a motor vehicle retail installment sale contract is required to obtain insurance with respect to the motor vehicle being financed. The continued maintenance of insurance is tracked, but TMS Auto Finance does not currently force place insurance. TMS Auto Finance does, however, currently have lender's comprehensive single interest insurance coverage which generally covers losses due to physical damage, nonfiling and skips in the event that the insurance coverage maintained by a motor-vehicle owner is terminated. If so specified in the related Prospectus Supplement, TMS Auto Finance or any subsequent servicer may force place insurance. In such event, certain amounts in respect of a Receivable as to which insurance has been forced placed after the applicable Cutoff Date or Subsequent Cutoff Date, as applicable, may not be property of the Trust and may be payable to TMS Auto Finance to the extent specified in the related Prospectus Supplement.


     YIELD AND PREPAYMENT CONSIDERATIONS

      Interest paid on the Receivables will be passed through or paid, as the case may be as specified in the related Prospectus Supplement, to Securityholders on each Distribution Date set forth in the related Prospectus Supplement, in an amount equal to one-twelfth of the applicable annual Pass-Through Rate applied to the applicable Certificate Balance or the applicable annual Interest Rate on the applicable Note Balance as of the date specified in the Prospectus Supplement. In the event of prepayments on Receivables, Securityholders will nonetheless be entitled to receive interest for the full month in which such prepayment occurs.

      All the Receivables are generally prepayable at any time. If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life (i.e., the weighted average life assuming that payments will be made as scheduled, and that no prepayments will be made). (For this purpose, the term "prepayments" also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.) Weighted average life means the average amount of time during which each dollar of principal on a Receivable is outstanding. The payment characteristics of the Receivables held by a Trust will be specified in the related Prospectus Supplement.

      The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. TMS Auto Finance commenced operations in January 1995. Consequently, TMS Auto Finance has limited historical experience with respect to prepayments, and has not as of the date of this Prospectus prepared data on prepayment rates. TMS Auto Finance can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. TMS Auto Finance, however, believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Securityholders of the related Trust. See "Description of the Purchase Agreements and the Trust Documents - Termination" regarding (i) the Servicer's option to purchase all of the Receivables of a Trust as of the last day of any month in which the Pool Balance of such Trust at the close of business on the last day of any Monthly Period is 10% (or such other percentage specified in the related Prospectus Supplement) or less of the Original Pool Balance (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Subsequent Cutoff Dates) and (ii) the sale of the Receivables if so specified in the related Prospectus Supplement if satisfactory bids for the purchase of the Receivables are received. See "Description of the Purchase Agreements and Trust Documents - Insolvency Event" if the Trust is not a grantor trust, for the sale of the Receivables upon the occurrence of an Insolvency Event with respect to the Affiliated Purchaser.

      Since the rate of payment of principal on the Receivables will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Securities may vary from the anticipated yield may depend upon the degree to which it is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Receivables. Further, an investor should consider the risk that, in the case of any class of Securities purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a class of Securities purchased at a premium, a faster than anticipated rate of principal payments on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield.


              CERTIFICATE AND NOTE FACTORS AND TRADING INFORMATION

      The "Certificate Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute each month indicating the Certificate Balance, as of the close of business on the Distribution Date as specified in the related Prospectus Supplement in that month as a fraction of the respective original outstanding principal balances of all of the Certificates of such series. The Certificate Factor will not change as a result of the addition of Subsequent Receivables. The "Note Factor" for each class of Notes, if any, will be a seven-digit decimal which the Servicer will compute each month indicating the remaining outstanding principal balance with respect to such Notes as of each Payment Date as specified in the related Prospectus Supplement as a fraction of the original outstanding principal balance of such class of Notes. Each Certificate Factor and each Note Factor will be 1.0000000 as of the Initial Cutoff Date for such series; thereafter, the Certificate Factor and the Note Factor will decline to reflect reductions in the Certificate Balance of the applicable class of Certificates and the Note Factor will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, as the case may be, as a result of scheduled payments collected, prepayments and liquidations of the Receivables (and also as a result of a prepayment arising from application of amounts on deposit in the Pre-Funding Account). The amount of a Certificateholder's pro rata share of the Certificate Balance for the related class of Certificates can be determined on any date by multiplying the original denomination of the holder's Certificate by the applicable Certificate Factor as of the close of business on the most recent Distribution Date. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Factor.

      Pursuant to each Trust and pursuant to the related Trust Documents, the Securityholders thereunder will be entitled to receive monthly reports concerning the payments received on the Receivables, additions of Subsequent Receivables, if any, and the reduction in the Pre-Funded Amount, if any, the Certificate Balance, the Note Balance, the Certificate Factor or Certificate Factors for each class of Certificates, the Note Factor or Note Factors for each class of Notes and various other items of information with respect to such series. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities Statements to Securityholders."


      USE OF PROCEEDS

      The net proceeds to be received by the Seller from the sale of each series of Securities will be applied to the purchase of Receivables from TMS Auto Finance and, if specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount, if any, in the Pre-Funding Account and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement.


      THE SELLER

      The Seller, a wholly-owned subsidiary of the Representative, was incorporated in the State of Delaware in July 1995. The Seller was organized for limited purposes, which include purchasing receivables from TMS Auto Finance and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 1625 West North Market Blvd., Suite 210, Sacramento, California 95834. The telephone number of such offices is (916) 928-4400.

      The Seller has taken and will take steps in structuring the transactions contemplated hereby and in the related Prospectus Supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by TMS Auto Finance, under any Insolvency Law will result in the consolidation of the assets and liabilities of the Seller with those of TMS Auto Finance. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to Articles of Incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). The Seller's Articles of Incorporation include a provision that requires the Seller to have at least one director who qualifies under the Articles of Incorporation as an "Independent Director."

      If, notwithstanding the foregoing measures a court concluded that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of TMS Auto Finance in the event of the application of any Insolvency Law to TMS Auto Finance or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in the distributions on the Securities (and possible reductions in the amount of such distributions) could occur.

      The Seller will also take certain steps in structuring the transactions contemplated hereby and in the related Prospectus Supplement to help ensure that an Insolvency Event with respect to the Affiliated Purchaser for a Trust will not occur. These steps include the creation of the Affiliated Purchaser as a separate, limited purpose corporation pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Affiliated Purchaser's business and a restriction on the Affiliated Purchaser's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior affirmative unanimous vote of its directors). However, there can be no assurance that the activities of the Affiliated Purchaser would not result in an Insolvency Event.


                        TMS AUTO FINANCE

      TMS Auto Finance was incorporated in October 1994. Its executive offices are located at 1625 West North Market Blvd., Suite 210, Sacramento, California 95834, and its telephone number is (916) 928-4400.

GENERAL

      TMS Auto Finance is an automotive finance company engaged primarily in the indirect financing (by the purchase of motor vehicle retail installment sale contracts from automotive dealers) of automotive purchases by individuals with non-prime credit. The non-prime market segment is comprised of individuals who are deemed to be relatively high credit risks due to various factors, including, among other things, the manner in which they have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources. Because of the greater credit risk associated with non-prime motor vehicle retail installment contracts, the interest rates charged on such contracts are generally higher than those rates charged on prime motor vehicle retail installment sale contracts. The range of APRs of the Receivables will be set forth in the related Prospectus Supplement. There can be no assurance, however, that the interest rates on the Receivables in a particular pool will be sufficient to cover losses on other Receivables in such pool.

      TMS Auto Finance serves as an alternative source of financing to automotive dealers by offering them the opportunity for increased sales to customers who typically do not qualify for financing by the automotive dealers' traditional financing sources. As of September 30, 1996, TMS Auto Finance does business with approximately 4,729 franchised new car dealers or independent used car dealers in the following 39 states: Alabama, Arizona, California, Colorado, Connecticut, Florida, Georgia, Idaho, Illinois, Indiana, Kansas, Kentucky, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, Wisconsin and Wyoming. From time to time, TMS Auto Finance may determine to commence business in additional jurisdictions or cease doing business in any state in which it presently does business. The related Prospectus Supplement will specify the geographic distribution of the specific Receivables included in the related Trust. In certain cases TMS Auto Finance may effect purchases of non-prime motor vehicle retail installment sale contracts, or may hold and effect ownership of contracts by means of a wholly-owned subsidiary. The related Prospectus Supplement will specify whether any specific Receivables included in the related Trust have been so acquired or held and the reasons a subsidiary was used by Servicer.

      TMS Auto Finance intends to offer to consumers directly loans for the purchase of automobiles. The related Prospectus Supplement will disclose whether any Receivables to be sold to a Trust include loans originated by TMS Auto Finance. Unless the related Prospectus Supplement provides otherwise, the underwriting guidelines to be applied by TMS Auto Finance when originating automobile loans will be the same as those it applies when reviewing credit applications received from Dealers. Similarly, unless otherwise specified in the related Prospectus Supplement, with respect to any Receivable originated directly by TMS Auto Finance or purchased from a third-party lender, TMS Auto Finance's security interest will be noted on the related vehicle's certificate of title and such Receivable will be serviced in the same manner as Receivables originated by Dealers.

      TMS Auto Finance has developed certain procedures and controls to investigate and analyze each credit applicant in an effort to eliminate those applicants whose credit characteristics indicate too great a probability of loss. This procedure includes an investigation, verification, and evaluation process of credit bureau reports as well as the general credit information provided by both dealer and applicant. In addition, TMS Auto Finance uses collection procedures and systems that are designed to ensure that the customers clearly understand their credit obligations. For example, TMS Auto Finance uses a monthly billing system in order to continually remind borrowers of their monthly payment obligations and has established a "welcoming" process that educates each borrower, both verbally and in writing, of its obligations.

CONTRACT ACQUISITION PROGRAM

      TMS Auto Finance's Contract Acquisition Program is designed to acquire automotive contracts through the purchase of such contracts from franchised new and used car dealers and independent used car dealers.

INDIRECT FINANCING

      TMS Auto Finance's operations are currently centered on the indirect financing of automotive purchases by individuals with non-prime credit. This program is targeted to franchised new car dealers and independent used car dealers (collectively, "Dealers") in certain markets within the United
States which are selected based on management's assessment of the size and growth potential of the non-prime market, the economic vitality of the market, the presence of an active new and used car market and the availability of experienced branch managers in such market. These markets currently include Montgomery, Alabama, Phoenix, Arizona, Anaheim, California, Encino, California, Fresno, California, Ontario, California, Pleasanton, California, Sacramento, California, San Diego, California, Santa Clara, California, Ventura, California, Visalia, California, Denver, Colorado, Orlando, Florida, Pensacola, Florida, Tampa, Florida, Atlanta, Georgia, Norcross, Georgia, Chicago, Illinois, Indianapolis, Indiana, Kansas City, Kansas, Louisville, Kentucky, Baltimore, Maryland, Boston, Massachusetts, Detroit, Michigan, St. Louis, Missouri, Las Vegas, Nevada, Reno, Nevada, Albuquerque, New Mexico, Charlotte, North Carolina, Raleigh, North Carolina, Columbus, Ohio, Oklahoma City, Oklahoma, Portland, Oregon, Pittsburgh, Pennsylvania, Columbia, South Carolina, Nashville, Tennessee, Dallas/Ft. Worth, Texas, Houston, Texas, San Antonio, Texas, Salt Lake City, Utah, Seattle, Washington and Milwaukee, Wisconsin. This service offers Dealers the opportunity for increased vehicle sales to customers who typically do not qualify for financing by Dealers' traditional financing sources.

DEALER SOLICITATION

      TMS Auto Finance solicits business from Dealers through its marketing representatives. TMS Auto Finance's marketing representatives identify and target both franchised new car dealers and independent used car dealers. Once selected, if a Dealer is interested in TMS Auto Finance's financing program, it and TMS Auto Finance enter into a non-exclusive written dealer agreement (a "Dealer Agreement"). TMS Auto Finance's Dealer Agreements generally provide that contracts are sold by the Dealer to TMS Auto Finance "without recourse" to the Dealer, except in limited circumstances including, among others, that (i) the financed vehicle is not properly registered showing TMS Auto Finance as lienholder; (ii) unless otherwise specified in the related motor vehicle retail installment sale contract, the full down payment specified in the contract was not received by the Dealer in cash; (iii) certain representations and warranties by the Dealer regarding the contract, the financed vehicle, the contract process and manner of sale are breached or untrue; and (iv) the Dealer has failed to comply with applicable law.

      TMS Auto Finance's representatives train Dealers' personnel in TMS Auto Finance's finance programs. This training is continuous since dealerships generally experience a relatively high degree of personnel turnover. The training provided by TMS Auto Finance is designed to assist Dealers in identifying consumers who will qualify for financing by TMS Auto Finance and structuring transactions that meet TMS Auto Finance's requirements. TMS Auto Finance's representatives generally reside in their assigned market territories to facilitate the servicing of their respective Dealers.

      In the event that an individual elects to finance the purchase through a Dealer, the Dealer will submit a customer's credit application to TMS Auto Finance and other financing sources for a review of the customer's credit worthiness and proposed transaction terms. Such reviews generally take into account, among other things, the individual's credit history and capacity to pay, residence and job stability. After reviewing the credit application, each finance source will notify the Dealer whether it is willing to purchase the contract and, if so, under what conditions. If more than one finance source has offered to purchase the contract, the Dealer typically will select the source based on an analysis of the "buy rate," or the interest rate, discounts, fees, participation, and other terms and conditions stipulated by the finance source.

CREDIT EVALUATION PROCEDURES

      TMS Auto Finance has developed processing procedures and controls specifically designed to support its evaluation process of non-prime credit applicants. This process consists of an evaluation of credit bureau reports in order to eliminate individuals whose credit quality is deteriorating, suggests too great a probability of default or whose credit experience is too limited for TMS Auto Finance to assess the probability of performance. TMS Auto Finance will also require verification of certain applicant and/or Dealer provided information prior to making its credit decision. This verification process in many instances requires submission of supporting documentation and is performed solely by Servicer personnel.

      After receiving the applicant's credit application and extracting information from the credit bureau reports, the application and the proposed transaction are reviewed on the basis of TMS Auto Finance's credit and transaction structure criteria and the credit decision is made. This decision may be to approve the application, approve the application with conditions or decline the application. The credit analyst documents the decision and the Dealer is notified by facsimile transmission.

LOSS EXPOSURE MANAGEMENT

      TMS Auto Finance believes it has designed its finance programs to limit the loss exposure on each transaction. The degree of exposure in any transaction is a function of (i) determining the customer's intent to pay; (ii) determining the customers ability to pay; (iii) the extent of credit granted compared to the value of the automobile; and (iv) the possibility of physical damage to the automobile. TMS Auto Finance seeks to control loss exposure by (i) careful analysis of the applicant's credit history; (ii) determining whether the applicant has sufficient disposable income to meet existing obligations, including the obligation resulting from the proposed transaction; (iii) limiting the credit it is willing to extend based upon its assessment of the value of the underlying collateral and the applicant's other credit characteristics; and (iv) requiring physical damage insurance to be maintained at all times to protect its financial interest. The continued maintenance of insurance is tracked, but TMS Auto Finance does not currently force place insurance. TMS Auto Finance currently maintains a lender's comprehensive single interest insurance policy which generally covers losses due to physical damage, nonfiling and skips in the event that insurance coverage maintained by a motor vehicle owner is terminated.

      Upon purchase of a motor vehicle retail installment sale contract, TMS Auto Finance acquires a security interest in the vehicle financed. All contracts purchased by TMS Auto Finance from Dealers through its Contract Acquisition Program are fully amortizing and provide for equal payments over the term of the contract (typically 24 to 72 months) other than the final payment which may be minimally different. The portions of such payments allocable to principal and interest are, for payoff and deficiency purposes, determined in accordance with the law of the state in which the contract was originated. In the event that state law provides for more than one method of allocating principal and interest, the terms of the acquired installment contract are applied. Unless the related Prospectus Supplement provides otherwise, any loans originated by TMS Auto Finance or acquired from third-party lenders will have comparable payment terms.

CONTRACT PROCESSING, PURCHASE, SERVICING AND ADMINISTRATION

      Upon submission by a Dealer of a motor vehicle retail installment sale contract and related documentation, TMS Auto Finance completes a series of processes and procedures which are designed to (i) substantiate the accuracy of information critical to TMS Auto Finance's original credit decision; (ii) verify that the contract submitted by the Dealer complies with both the conditions under which the credit approval was granted and TMS Auto Finance's transaction structure criteria; and (iii) confirm that the documentation complies with TMS Auto Finance's loss management requirements. These processes and procedures include the verification of employment, income, collateral and insurance prior to the contract being released for purchase. The customer also may be contacted to confirm delivery of the vehicle and the terms of the transaction.

      Upon a contract being released for purchase, TMS Auto Finance prepares and issues funds to the Dealer in the appropriate amount, and initiates a welcoming process through which TMS Auto Finance begins to attempt to educate borrower both verbally and in writing about their financial obligations upon the purchase of their contract. This process is designed to ensure that borrowers clearly understand their credit obligations, including their responsibility to maintain insurance coverage on the financed vehicle. The education process includes an initial acknowledgment of the contract purchase, which includes the first monthly billing statement, which thereafter is mailed approximately 15 days prior to each payment due date. The acknowledgment is followed by a welcome letter from the insurance tracking vendor that instructs the borrower regarding the need to maintain insurance as well as the address to send the policy to. Five days prior to the first payment due date, TMS Auto Finance contacts the borrower to determine if the first statement was received and to educate the borrower regarding where to make payments. If the first payment is not received by approximately the fifth day after the due date, the Collections Department immediately begins calling the borrower until the payment is received or some other servicing action is taken.

      TMS Auto Finance's servicing and administration activities relate to the administration and collection of the contracts and have been specifically tailored to the unique challenges of non-prime credits. Through such services, TMS Auto Finance (i) collects payments; (ii) accounts for and posts all payments received; (iii) responds to borrower inquiries; (iv) takes all necessary action to maintain the security interest granted in the financed vehicle; (v) investigates delinquencies and communicates with the borrower to obtain timely payments; (vi) reports tax information to the borrower; (vii) monitors the contract and its related collateral; and (viii) when necessary, repossesses and disposes of the financed vehicle.

      TMS Auto Finance currently utilizes a monthly billing statement system (rather than payment coupon books) to remind borrowers of their monthly payment obligations. This system also serves as an early warning mechanism in the event the borrower has failed to notify TMS Auto Finance of an address change. TMS Auto Finance also contacts borrowers substantially earlier than is customary in the industry, for first payment delinquencies commencing five days after the borrower's due date and ten days after the due date for other payments (as opposed to the more conventional initial contact between the 17th and the 21st day) and continuing until payment has been received. TMS Auto Finance believes that early and frequent contact with the borrower reinforces the individual's obligation and TMS Auto Finance's expectation for timely payment and serves to expedite payments.

DELINQUENCY CONTROL AND COLLECTION STRATEGY

      TMS Auto Finance's collection personnel generally review any account that reaches fifteen (15) days delinquent to assess the collection efforts to date and to refine, if necessary, the collection strategy. TMS Auto Finance's collection personnel, together with senior management, generally will design a collection strategy that includes a specific deadline within which the obligation must be collected. Accounts that have not been collected during such period are again reviewed, and, unless there are specific circumstances which warrant further collection efforts, the account is assigned to outside agencies for repossession of the financed vehicle. Repossessed vehicles are generally resold by TMS Auto Finance through wholesale auctions, which are attended principally by Dealers. Regardless of the actions taken or circumstances surrounding a specific delinquent account, generally any account which reaches 150 days of delinquency is charged-off and the borrower is pursued, subject to legal limitations, for both the collateral and the deficiency.

      Policies for charging-off an account do not differ based upon whether a receivable is owned by TMS Auto Finance or sold to a Trust. Repossession losses, if any, are recognized upon the sale of the financed vehicle and receipt of sale proceeds. The proceeds of resale of repossessed financed vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable.


                         THE MONEY STORE

      The Money Store Inc., a New Jersey corporation ("The Money Store"), is a financial services company engaged, through its subsidiaries, in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store and its subsidiaries primarily consist of mortgage loans, loans (the "SBA Loans") guaranteed in part by the United States
Small Business Administration (the "SBA") and government guaranteed student loans.

      Since 1967, The Money Store and its subsidiaries have been active in the development of the residential home equity lending industry in the United States. In 1979, The Money Store and its subsidiaries began to originate SBA Loans and, based upon statistics compiled by the SBA, The Money Store believes that during each of the last 13 SBA fiscal years it originated a greater principal amount of SBA Loans than any other originator of such loans in the United States. In 1984, The Money Store entered into the government guaranteed student loan origination market.

        For the year ended December 31, 1995 and the nine months ended September 30, 1996, The Money Store and its subsidiaries originated or purchased approximately $3.8 billion and $4.0 billion of loans, respectively. Of those loans, approximately 75% and 74%, respectively, by principal amount were home equity loans, approximately 12% and 11%, respectively, by principal amount were SBA Loans, approximately 10% and 8%, respectively, by principal amount were government guaranteed student loans and approximately 3% and 7%, respectively, by principal amount were auto loans. The business strategy of The Money Store has been to identify and pursue niche lending opportunities which management believes have had widespread unsatisfied demand.

        At September 30, 1996, The Money Store and its subsidiaries operated out of 206 branch locations in 50 states, the District of Columbia and the Commonwealth of Puerto Rico.

      The Money Store executive offices are located at 3301 C Street, Suite 100-A, Sacramento, California 95816 and 2840 Morris Avenue, Union, New Jersey 07083. The offices' respective telephone numbers are (916) 446-5000 and (908) 686-2000.


                        THE CERTIFICATES

GENERAL

      With respect to each Trust, one or more classes of Certificates of a given series will be issued pursuant to Trust Documents to be entered into among the Seller, the Servicer, the Owner Trustee, the Indenture Trustee, if any, and any other party identified in the related Prospectus Supplement, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of such forms of Trust Documents.

      Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of Cede & Co., the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"). See
"Certain Information Regarding the Securities - Book-Entry Registration." Unless higher denominations are specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Owner Trustee will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

      The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, except to the extent specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distribution, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificate, or the initial Pass-Through Rate and the method for determining the subsequent Pass-Through Rate. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of the Certificates may be subordinated to all or certain payments in respect of the Notes, if any, to the extent described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

      In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

      In addition, if the related Prospectus Supplement so provides, payments of principal on one or more classes of Certificates issued by a Trust may be delayed during the Revolving Period or an Amortization Period to the extent described in such Prospectus Supplement.


                               THE NOTES

GENERAL

      A series of Securities may include one or more classes of Notes issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Notes will be issued as a part of any series if and as specified in the related Prospectus Supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the following summary may be supplemented by the related Prospectus Supplement.

      Each class of Notes will initially be represented by a single Note registered in the name of Cede & Co., the nominee of DTC. See "Certain Information Regarding the Securities Book-Entry Registration." Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Indenture Trustee will initially be designated as the registrar for the Notes of any series.

PRINCIPAL AND INTEREST ON THE NOTES

      The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related Prospectus Supplement. Except to the extent provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

      In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payments in respect of principal and interest on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement.

      In addition, if the related Prospectus Supplement so provides, payments of principal on one or more classes of Notes issued by a Trust may be delayed during the Revolving Period or an Amortization Period to the extent described in such Prospectus Supplement.

THE INDENTURE

      A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the applicable Indenture (without exhibits) upon request to any holder of Notes issued thereunder.

      Modification of Indenture Without Noteholder Consent. With respect to each Trust, without the consent of the related Noteholders, and with notice to the applicable Rating Agencies, the Indenture Trustee and the Owner Trustee (on behalf of such Trust), and with the consent of the third party credit enhancement provider, if any (so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing) unless the related Prospectus Supplement provides otherwise, may enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to evidence and provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust: (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to evidence and provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder.

      Modifications of Indenture With Noteholder Consent. With respect to each Trust, with the consent of the holders representing a majority of the aggregate principal balance of the outstanding related Notes (a "Note Majority"), with the consent of the third party credit enhancement provider, if any (so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing) unless the related Prospectus Supplement provides otherwise, and with notice to the applicable Rating Agencies, the Indenture Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

      Without the consent of the third party credit enhancement provider, if any (so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing) unless the related Prospectus Supplement provides otherwise, and the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the provisions of the Indenture relating to the application of collections on or the proceeds of the sale of, the collateral for the Notes to payment of principal of or interest on the Notes or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Seller, an affiliate of either of them or any obligor on the Notes, (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee on behalf of the Trust to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes, (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements,
(vii) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest on any Distribution Date or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provision for the mandatory redemption of the Notes contained in the Indenture or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security provided by the lien of the Indenture.

      Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note after the same becomes due and payable; (ii) a default in the payment of the principal or of any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the related Notes then outstanding (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Owner Trustee delivers an officer's certificate to the Indenture Trustee to the effect that the Trust has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default); (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of a least 25% in aggregate principal amount of the Notes then outstanding (or for such longer period, not in excess of 90 days as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Owner Trustee delivers an officer's certificate to the Indenture Trustee to the effect that the Trust has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any class of Notes on any Payment Date (prior to the final scheduled Payment Date, if any, for such class) will generally be determined by the amount available to be deposited in the Note Distribution Account for such Payment Date. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a final scheduled Payment Date, and then not until such final scheduled Payment Date for such class of Notes.

      Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by a Note Majority if (i) the Trust has paid to the Indenture Trustee a sum sufficient to pay all amounts then due with respect to the Notes (without giving effect to such acceleration) and certain amounts payable to the Indenture Trustee and (ii) all Events of Default (other than nonpayment of the principal of the Notes due solely as a result of such acceleration) have been cured or waived.

      Unless otherwise specified in the related Prospectus Supplement, if the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders representing 66-2/3% of the aggregate principal balance of the outstanding related Notes. In the event the Notes are accelerated and the Receivables are sold, no distributions will be made on the Certificates until all of the interest on and principal of the Notes has been paid in full. In such event, all the funds, if any, on deposit in any reserve account or received from another source of credit support will be available to first pay interest on and principal of the Notes.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

      No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity,
(iv) the Indenture Trustee has for 60 days failed to institute such proceeding,
(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, and (vi) in the case of a series of Notes with respect to which a guaranty insurance policy has been issued, unless otherwise specified in the related Prospectus Supplement, an Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing.

      If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

      In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the related Trust, the Seller and the Affiliated Purchaser any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      No recourse may be taken, directly or indirectly, with respect to the obligations of a Trust, the Seller, the Servicer, the Affiliated Purchaser, the Owner Trustee or the Indenture Trustee on the related Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Seller, the Servicer, the Affiliated Purchaser, the Indenture Trustee or the Owner Trustee in its individual capacity or (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Servicer, such Trust, the Affiliated Purchaser, the Owner Trustee or the Indenture Trustee or of any successor or assignee of the Seller, the Servicer, the Affiliated Purchaser, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee will have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

      Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Default or Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) none of the applicable Rating Agencies, after 10 days' prior notice, shall have notified the Seller, the Servicer or the Trust in writing that such transaction will result in a reduction or withdrawal of the then current ratings of the Notes, (v) unless the related Prospectus Supplement provides otherwise, the third party credit enhancement provider, if any, has consented to such merger or consolidation and no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing, (vi) the Trust has received an opinion of counsel to the effect that such transaction would have no material adverse Federal or state tax consequence to the Trust or to any Certificateholder or Noteholder, (vii) any action necessary to maintain the lien and security interest created by the Indenture has been taken and (viii) the Trust has delivered to the Indenture Trustee an officers' certificate of the Trust and an opinion of counsel each stating that such transaction and the supplemental indenture executed in connection with such transaction comply with the Indenture and that all conditions precedent relating to the transaction have been complied with (including any filing required by the Exchange Act).

      Also, each Trust may not convey or transfer all or substantially all its properties or assets to any other entity, unless (i) the entity that acquires the assets of the Trust (A) agrees that all right, title and interest conveyed or transferred shall be subject and subordinate to the rights of Noteholders,
(B) unless otherwise agreed, expressly agrees to indemnify, defend and hold harmless the Trust against and from any loss, liability or expense arising under or related to the Indenture and the Notes, (C) expressly agrees to make all filings with the Securities and Exchange Commission (and any other appropriate entity) required by the Exchange Act in connection with the Notes and (D) is organized under the laws of the United States or any state; and (ii) the criteria specified in clauses (ii) through (vii) of the preceding paragraph have been complied with.

      Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreement, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the collateral for the Notes, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the collateral for the Notes or any part thereof, or any interest therein or proceeds thereof except as expressly permitted by the Related Documents or (vi) permit the lien of the Indenture not to constitute a valid first priority security interest in the collateral for the Receivables.

      No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

      Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

      Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

      Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

     Trust Indenture Act. The Indenture will comply with applicable provisions of the Trust Indenture Act of 1939, as amended.

THE INDENTURE TRUSTEE

      The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for one series of Notes may serve as the Owner Trustee with respect to another series of Securities. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee eligible under the Indenture which, unless the related Prospectus Supplement provides otherwise, shall be acceptable to the third party credit enhancement provider, if any, so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing. The Seller may also remove the Indenture Trustee, with the consent of the third party credit enhancement provider, if any, if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee eligible under the Indenture which, unless the related Prospectus Supplement provides otherwise, shall be acceptable to the third party credit enhancement provider, if any, so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, including the approval of the issuer of any credit enhancement, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.


                  CERTAIN INFORMATION REGARDING THE SECURITIES

INDEXED SECURITIES

      To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed
Securities") in which the principal amount payable at the final scheduled Distribution Date (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement
(such Indexed Securities, "Currency Indexed Securities");
(ii) the difference in the price of a specified commodity (the
"Indexed Commodity") on specified dates (such Indexed
Securities, "Commodity Indexed Securities"); (iii) the difference in the level of a specified stock index (the "Stock Index"), which maybe based on U.S. or foreign stocks, on specified dates (such
Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

      If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

      Interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement (the "Face Amount").
The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

BOOK-ENTRY REGISTRATION

      Unless otherwise specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in the Securities of each Series may hold their interests through DTC in the United States or, in the case of any series of Notes, Cedel or Euroclear in Europe. Each Class of Certificates will be registered in the name of Cede as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes and, if the related Prospectus Supplement so provides, the Certificates on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. For additional information regarding clearance and settlement procedures see Annex I hereto.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the Commission.

      Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities, from the Owner Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

      Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Owner Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

      With respect to any series of Securities issued in book-entry form, while such Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date, and any such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of Notes and, if the related Prospectus Supplement so provides, Certificates by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      Cross-market transfers between persons directly holding Notes and, if the related Prospectus Supplement so provides, Certificates or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadline (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions to the Depositories.

      With respect to any series of Securities, Certificates and Notes (if any) will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive
Notes," respectively), only if (i) the Seller advises the Owner
Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes and the Seller is unable to locate a qualified successor, (ii) the Seller at its sole option has advised the Owner Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a
Note Majority advises the Owner Trustee or the Indenture Trustee, as the case may be, through DTC that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Owner Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

      DTC has advised the Seller that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Seller that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

      Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York the "Euroclear Operator"), under contract with Euroclear Clearance Systems,
S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Notes and, if the related Prospectus Supplement so provides, Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes and, if the related Prospectus Supplement so provides, Certificates under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

      Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes and, if the related Prospectus Supplement so provides, the Certificates among Direct Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      NEITHER THE TRUST, THE SELLER, THE SERVICER, THE REPRESENTATIVE, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL BALANCE OF, OR INTEREST ON, THE NOTES AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, THE CERTIFICATES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE AGREEMENT TO BE GIVEN TO NOTEHOLDERS AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, CERTIFICATEHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC OR ITS NOMINEE AS THE NOTEHOLDER AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, THE CERTIFICATEHOLDER.

      Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Owner Trustee or the Indenture Trustee to DTC unless and until Definitive Certificates and Definitive Notes are issued and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

STATEMENTS TO SECURITYHOLDERS

      On or prior to each Distribution Date, the Servicer will prepare and provide to the Owner Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a Statement to be delivered to the related Noteholders on such Payment Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Payment Date or the period since the previous Payment Date, as applicable:

      (i) the amount of the distribution allocable to interest on or with respect to each class of Securities;

      (ii) the amount of the distribution allocable to principal on or with respect to each class of Securities;

     (iii) the Certificate Balance and the Certificate Factor for each class of Certificates and the aggregate outstanding principal balance and, if applicable, the Note Factor for each class of Notes, after giving effect to all payments reported under (ii) above on such date;

      (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

      (v) the Pass-Through Rate, Interest Rate or other applicable rate of return, if any, for the next period for any class of Certificates or Notes with variable or adjustable rates;

     (vi) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under any credit enhancement; and

     (vii) such other information as may be specified in the related Prospectus Supplement.

      Each amount set forth pursuant to subclauses (i), (ii), (iv), (vi) and
(vii) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

      Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Owner Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Owner Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and " - Book-Entry Registration" above.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Owner Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax return. See "Certain Federal Income Tax Consequences."

LIST OF SECURITYHOLDERS

      At such time, if any, as Definitive Certificates have been issued, the Owner Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Owner Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. The Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

      At such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. The Indenture will not provide for holding any annual or other meetings of Noteholders.


                 DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE
                           TRUST DOCUMENTS

      The following summary describes certain terms of the Purchase Agreements (each a "Purchase Agreement") pursuant to which the Seller will purchase Receivables from TMS Auto Finance and certain terms of either (i) the Pooling and Servicing Agreements or (ii) the Sale and Servicing Agreements and the Trust Agreements (in either case collectively referred to as the "Trust Documents") pursuant to which the Seller will sell and assign such Receivables to a Trust and TMS Auto Finance will agree to service such Receivables on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Purchase Agreement and the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of such agreements (without exhibits) upon request to a Securityholder described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the forms of Purchase Agreement and the Trust Documents.

SALE AND ASSIGNMENT OF RECEIVABLES

      On or prior to the Closing Date with respect to a series of Securities specified in the related Prospectus Supplement, TMS Auto Finance will enter into a Purchase Agreement with the Seller pursuant to which TMS Auto Finance will, on or prior to such Closing Date, sell and assign to the Seller, without recourse, its entire interest in and to the related Receivables, including its security interest in the Financed Vehicles securing such Receivables and its rights to receive all payments on, or proceeds with respect to, such Receivables to the extent paid or payable after the applicable Cutoff Date. Pursuant to the Purchase Agreement, unless another party is identified in the related Prospectus Supplement as having so agreed, TMS Auto Finance will agree that, upon the occurrence of a breach of a representation or warranty under the related Trust Documents with respect to any of the Receivables of a Trust which causes the Seller to be obligated to repurchase a Receivable, the Owner Trustee will be entitled to require TMS Auto Finance to repurchase such Receivables from the Trust. Such rights of the Trust under the Purchase Agreement will constitute part of the property of the Trust and may be enforced directly by the Owner Trustee and, unless the related Prospectus Supplement provides otherwise, the third party credit enhancement provider, if any. In addition, the Owner Trustee will pledge such rights to the Indenture Trustee as collateral for the Notes, if any, and such rights may be enforced directly by the Indenture Trustee.

      On the Closing Date, the Seller will sell and assign to the Owner Trustee, without recourse, the Seller's entire interest in the related Receivables and the proceeds thereof, including its security interest in the Financed Vehicles. Each Receivable transferred by the Seller to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Receivables"). Concurrently with such transfer and assignment, the Owner Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the Seller, and the Owner Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the Seller. The net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account.

ELIGIBILITY CRITERIA

      In the Purchase Agreement, TMS Auto Finance will represent and warrant to the Seller, and in the Trust Documents the Representative and the Seller will represent and warrant to the Owner Trustee and/or the Indenture Trustee, as the case may be, among other things, that (i) the information provided with respect to the Receivables is correct in all material respects; (ii) the Obligor on each Receivable is required to maintain physical damage insurance in accordance with the Servicer's normal requirements; (iii) at the date of issuance of the Certificates and any Notes, the Initial Receivables and on the applicable Subsequent Transfer Date, if any, the related Subsequent Receivables, as the case may be, are, to the best of its knowledge, free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses, or counterclaims against it have been asserted or threatened; (iv) at the date of issuance of the Certificates and any Notes, and on the applicable Subsequent Transfer Date, if any, each of the Initial Receivables or Subsequent Receivables, as the case may be, is or will be secured by a first perfected security interest in the Financed Vehicle in favor of TMS Auto Finance; and (v) each Receivable, at the time it was originated, complied, and at the date of issuance of the Certificates and any Notes, and on the applicable Subsequent Transfer Date, if any, the related Subsequent Receivables, as the case may be, complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

      If the related Prospectus Supplement specifies that Subsequent Receivables are to be acquired by a Trust, then during the related Funding Period, pursuant to the Purchase Agreement, the Seller will be obligated to purchase from TMS Auto Finance and, pursuant to the Agreement, sell to the Trust Subsequent Receivables. The aggregate principal balance of the Subsequent Receivables will be in an amount that TMS Auto Finance anticipates will equal the amount deposited in the Pre-Funding Account on the date of the issuance of the related series. On each Subsequent Transfer Date, TMS Auto Finance will sell and assign to the Seller, without recourse, its entire interest in the Subsequent Receivables identified in a schedule attached to a supplemental conveyance relating to such Subsequent Receivables executed on such date by TMS Auto Finance and the Seller. In connection with each purchase of Subsequent Receivables, the Trust will be required to pay to the Seller a cash purchase price equal to the outstanding principal balance of each Subsequent Receivable as of its Subsequent Cutoff Date, which price the Seller will pay to TMS Auto Finance. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Seller for payment to TMS Auto Finance so long as the representations and warranties set forth in the preceding paragraph and under "The Receivables -- General" apply to each Subsequent Receivable to be conveyed, and the conditions set forth below are satisfied. TMS Auto Finance will convey the Subsequent Receivables to the Seller on each such Subsequent Transfer Date pursuant to the Purchase Agreement and the applicable Subsequent Transfer Agreement (each, a "Subsequent Transfer Agreement") executed by TMS Auto Finance and the Seller on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. The Seller will convey the Subsequent Receivables to the Trust on such Subsequent Transfer Date pursuant to the Agreement and the applicable Subsequent Transfer Assignment (each, a "Subsequent Transfer Assignment") executed by the Seller and the Trustee on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date.

      Any conveyance of Subsequent Receivables will be subject to the following conditions, among others specified in the related Prospectus Supplement: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the preceding paragraph as of its Subsequent Cutoff Date and such additional criteria as may be specified in the related Prospectus Supplement; (ii) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such Subsequent Receivables to the Trust; (iii) neither TMS Auto Finance nor the Seller will have selected such Subsequent Receivables in a manner that either believes is adverse to the interests of the Securityholders; (iv) TMS Auto Finance and the Seller will deliver certain opinions of counsel to the Trustee(s) and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and (v) the Rating Agencies shall confirm that the ratings on the Securities of such series have not been withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Owner Trustee.

      As of the last day of the second (or, if the Seller elects, the first) month following the discovery by the Seller or receipt by the Seller of notice from the Representative, the Servicer, the Owner Trustee, the Indenture Trustee or the third party credit enhancement provider, if any, of a breach of any representation or warranty of the Seller which the Owner Trustee or the Indenture Trustee, as the case may be, determines materially and adversely affects the interests of the Securityholders in a Receivable, the Seller, unless it cures the breach, will be required to purchase the Receivable from the Owner Trustee, and TMS Auto Finance will be required to purchase the Receivable from the Seller, at a price equal to the amount of outstanding principal and accrued interest of the Receivable (including one month's interest thereon, in the month of payment, at the APR less, so long as TMS Auto Finance is the Servicer, the Servicing Fee), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any (such price is hereinafter referred to as the "Purchase Amount"). The "second month" shall mean the month following the month in which discovery occurs or notice is given, and the "first month" shall mean the month in which discovery occurs or notice is given. If the Seller or TMS Auto Finance fails to purchase the Receivable, the Representative will be obligated to purchase such Receivable on the date such Receivable was required to be so purchased. The purchase obligation will constitute the sole remedy available to the Securityholders, the Owner Trustee and the third party credit enhancement provider, if any, for any such uncured breach.

CUSTODY OF RECEIVABLE FILES

      Pursuant to the Trust Documents, the Servicer will service and administer the Receivables. The Trust Documents will also designate the Servicer as custodian to maintain possession, as the Owner Trustee's and Indenture Trustee's, if any, agent, of the motor vehicle retail installment sale contracts and any other documents relating to the Receivables. The documents will be physically segregated from other similar documents that are in the Servicer's possession and are stamped or marked to reflect the transfer to a Trust. Uniform Commercial Code financing statements reflecting the sale and assignment of the Receivables to the Seller and by the Seller to the Owner Trustee will be filed, and TMS Auto Finance's accounting records and computer systems will be marked to reflect such sale and assignment. See "Certain Legal Aspects of the Receivables
- Security Interests in Vehicles".

ACCOUNTS

      With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account").
The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, reserve account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account").
The Servicer will establish and maintain with the related Owner
Trustee an account, in the name of such Owner Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, reserve account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account specified in the related Prospectus Supplement in the name of the related Owner Trustee on behalf of the related Certificateholders.

      The Servicer will also establish an additional account (the "Payahead Account") in the name of the Owner Trustee or the Indenture
Trustee, into which early payments by or on behalf of the Obligors which constitute neither scheduled payments, full prepayments, nor certain partial prepayments as described below ("Payaheads") will be deposited until such time as the payment falls due. Unless otherwise specified in the related Prospectus Supplement, if the Trust elects to be treated as a grantor trust, the Payahead Account will not be an asset of such Trust, but will be pledged to the Owner Trustee for the benefit of Certificateholders and any third-party credit enhancement provider and all Investment Earnings thereon will be for the benefit of, and will be distributable to, the Seller.

      In addition, the Servicer will establish as additional segregated trust accounts, if specified in the related Prospectus Supplement, a Pre-Funding Account and one or more spread accounts or reserve or other accounts in the name of the Owner Trustee or the Indenture Trustee on behalf of the Securityholders.

      For any series of Securities, funds in the Collection Account, the Note Distribution Account, the Certificate Distribution Account and any Payahead Account and any Pre-Funding Account, reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are limited to (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), provided, that at the time of the investment, the commercial paper or other short-term senior unsecured debt obligations of such depository institution or trust company shall have a minimum credit rating satisfying each of the Rating Agencies rating such Securities; (c) commercial paper having a minimum credit rating satisfying each of the Rating Agencies rating such Securities; (d) investments in money market funds having a minimum credit rating satisfying each of the Rating Agencies rating such Securities; (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and (f) other investments acceptable to the Rating Agencies rating such Securities which are consistent with the rating of such Securities. The related Prospectus Supplement will specify whether and the extent to which investment earnings on funds deposited in the Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection
Account on each Distribution Date and treated as collections of interest on the related Receivables or distributed to the Servicer, as additional servicing compensation, the Seller or any other person. Investment Earnings on a Pre-Funding Account will be deposited in the applicable Collection Account on each Distribution Date and treated as collections of interest on the Receivables.

      The Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Owner Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the district of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

      The Servicer will be required to make reasonable efforts to collect all payments due with respect to the Receivables and will be required to continue such collection procedures as it follows with respect to its own motor vehicle retail installment sale contracts, in a manner consistent with the Trust Documents. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates (other than to permit payment on a different date in the same month in which the original due date falls) or the amount of the scheduled payments (unless the obligor is in default or, in the judgment of the Servicer, such default is imminent) or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Representative or the Servicer being required to purchase the Receivable for the Purchase Amount, while others may result in the Servicer being required to make Advances. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law.

COLLECTIONS

      The Servicer will be required to deposit all payments on Receivables received (net of amounts in respect of the Servicing Fee, the Supplemental Servicing Fee and reimbursement for Advances, if any, included in such payments) and all proceeds of Receivables collected during each Monthly Period (net of amounts in respect of the Servicing Fee, the Supplemental Servicing Fee and reimbursement for Advances, if any, included in such proceeds) into the Collection Account as specified in the related Prospectus Supplement. However, at any time that and for so long as (i) TMS Auto Finance is the Servicer, (ii) there exists no Servicer Default, (iii) the credit enhancement provider, if any, consents and (iv) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, TMS Auto Finance may in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by TMS Auto Finance. If the conditions specified above are satisfied, TMS Auto Finance, the Seller and the Representative, as the case may be, will be required to remit the aggregate Purchase Amount of Receivables to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the Distribution Date.

      For purposes of the Trust Documents, collections on a Receivable made during a Monthly Period are required to be applied first to the scheduled payment thereof. To the extent that such collections on a Receivable during a Monthly Period exceed the scheduled payment on such Receivable, the collections (other than Payaheads) are required to be applied to prepay the Receivable in full. In the case of Precomputed Receivables, if the collections are insufficient to prepay the Receivable in full, they generally are required to be treated as Payaheads until such later Monthly Period as such Payaheads may be applied either to the scheduled payment or to prepay the Receivable in full.

ADVANCES

      If and to the extent specified in the related Prospectus Supplement, the Servicer may be required to advance (each, an "Advance") monthly payments of interest in respect of a delinquent Receivable that the Servicer, in its sole discretion, expects to receive from subsequent payments on or with respect to such Receivable or from other Receivables. The Servicer shall be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described in the related Prospectus Supplement.

SERVICING COMPENSATION

      The Servicer is entitled under the Trust Documents to receive or retain, as specified in the related Prospectus Supplement on each Distribution Date a servicing fee (the "Servicing Fee") for the related Monthly Period at the rate specified in the related Prospectus Supplement (the "Servicing Fee Rate") multiplied by the Pool Balance as of the first day of such Monthly Period. The Servicer is also entitled to retain from collections a supplemental servicing fee (the "Supplemental Servicing Fee") for each Monthly Period equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period plus reinvestment proceeds on any payments received in respect of Receivables. If specified in the related Prospectus Supplement, the Servicer may be entitled to additional compensation from investment earnings (net of losses) on certain accounts or otherwise. The Servicer, in its discretion at its election, may defer receipt of all or any portion of the Servicing Fee, the Supplemental Servicing Fee or any additional compensation from investment earnings for any Monthly Period to and until a later Monthly Period for any reason, including in order to avoid a shortfall in any payments due on any Securities. Any such deferred amount shall be payable to (or may be retained from subsequent collections by) the Servicer on demand.

      The Servicing Fee and the Supplemental Servicing Fee and any other amounts specified in the related Prospectus Supplement (collectively, the "Servicer Fee") are intended to compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Securityholders, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Servicer Fee will also compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements to the Owner Trustee and any Indenture Trustee with respect to distributions and generating federal income tax information for the Trust. The Servicer Fee also will reimburse the Servicer for certain taxes, the Trustee's fees, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

MANDATORY PREPAYMENT

      To the extent a Pre-Funding Account is specified in the related Prospectus Supplement, the Securities will be prepaid in part on the Distribution Date on which the Funding Period ends (or on the Distribution Date immediately following the last day of the Funding Period, if the Funding Period does not end on a Distribution Date) in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of Subsequent Receivables, if any, on such Distribution Date. The aggregate principal amount of Securities to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account in such portions as specified in the related Prospectus Supplement. In such event, if and to the extent specified in the related Prospectus Supplement, a limited recourse mandatory prepayment premium (the "Prepayment Premium") may be payable by the Trust to the offered Securityholders if the aggregate principal amount of the offered Securities to be prepaid pursuant to such mandatory prepayment exceeds such threshold amount as will be specified in the related Prospectus Supplement. The amount of such Prepayment Premium, if any, will be specified in the related Prospectus Supplement. A Trust's obligation to pay the Prepayment Premium shall be limited to funds which are received from the Seller under the Purchase Agreement as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. The ratings of any series of Securities with respect to which a Prepayment Premium is payable does not evaluate the Prepayment Premium or the likelihood that the Prepayment Premium will be paid.

DISTRIBUTIONS

      With respect to each Trust, beginning on the Distribution Date or Payment Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Owner Trustee or the Indenture Trustee, as applicable, to the Securityholders. The timing, calculation, allocation, order, source and priorities of, and requirements for, all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related Prospectus Supplement.

REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST

      If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a class or classes of Notes or Certificates of a series and ending in the date set forth on the related Prospectus Supplement (the "Revolving Period") during which no principal payments will be made to one or more classes of Notes or Certificates of the related series as are identified in such Prospectus Supplement. All collections of principal otherwise allocated to such classes of Notes or Certificates may be (i) utilized by the Trust during the Revolving Period to acquire additional Receivables which satisfy the criteria described under "The Receivables - General" herein and the criteria set forth in the related Prospectus Supplement, (ii) held in an account and invested in Eligible Investments for later distribution to Securityholders, (iii) applied to those Notes or Certificates, if any, specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.

      An "Amortization Period" is the period during which an amount of principal is payable to holders of a series of Securities which, during the Revolving Period, were not entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of Notes or Certificates specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more classes of Notes or Certificates may be released from time to time or on a specified date and applied as a payment of principal on such classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

      Each Trust which has a Revolving Period may also issue to the Seller a certificate evidencing a Retained Interest in the Trust not represented by the other Securities issued by such Trust. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Trust Property fluctuates and the amount of Notes and Certificates of the related series of Securities outstanding is reduced.

NET DEPOSITS

      As an administrative convenience, unless otherwise specified in the related Prospectus Supplement, the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts on the related Receivables for any Trust for or with respect to the related Monthly Period net of distributions to be made to the Servicer for such Trust with respect to such Monthly Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the third party credit enhancement provider, if any, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Monthly Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

CREDIT ENHANCEMENT

      The amounts and types of credit enhancement, and the provider of any credit enhancement, if any, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of the subordination of one or more classes of Securities, a spread account or other type of reserve account, accelerated payments of principal relative to the amortization of the related Receivables, financial guaranty insurance policy, letter of credit, credit or liquidity facility, repurchase obligation, third party payment or other support, cash deposit or such other arrangement, or any combination of two or more of the foregoing, as may be described in the related Prospectus Supplement. A Trust may also include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Certificates or Notes of a series has a floating interest rate, or if any of the Receivables has a floating interest rate, the related Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks. If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

      The presence of credit enhancement is intended to enhance the likelihood of receipt by the credit enhanced Securityholders of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

EVIDENCE AS TO COMPLIANCE

      The Trust Documents will provide that a firm of independent public accountants will furnish to the Owner Trustee and the Indenture Trustee, if any, and the third party credit enhancement provider, if any, on or before April 30 of each year, beginning in the calendar year following the establishment of the related Trust, a statement as to compliance by the Servicer during the preceding twelve months ended December 31 (or, for the initial report with respect to any Securities for such longer or shorter period as shall have elapsed from the date of issuance of the related Securities) with certain standards relating to the servicing of the Receivables, the Servicer's accounting and computer systems with respect thereto, and certain other matters.

      The Trust Documents will also provide for delivery to the Owner Trustee and the Indenture Trustee, if any, and the third party credit enhancement provider, if any, on or before December 31 of each year, commencing in the calendar year following the establishment of the related Trust, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the applicable Trust Documents throughout the preceding twelve months ended April 30 (or, for the initial report with respect to any Securities for such longer or shorter period as shall have elapsed from the date of issuance of the related Securities) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

      Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Owner Trustee or the Indenture Trustee, as the case may be.

CERTAIN MATTERS REGARDING THE SERVICER

      The Trust Documents will provide that the initial Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Owner Trustee or, if Notes have been issued, the Indenture Trustee, or a successor servicer has assumed the Servicer's servicing obligations and duties under the Trust Documents, and the third-party credit enhancer, if any, does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or does not elect to delegate those duties to another person.

      The Trust Documents will further provide that neither the Servicer, nor any of its directors, officers, employees, and agents will be under any liability to any Trust or any Securityholders for taking any action or for refraining from taking any action pursuant to the Trust Documents, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except for errors in judgment) in the performance of duties, or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Documents will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Trust Documents and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Trust Documents, the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor out of any Account held by the Owner Trustee or the Indenture Trustee, as applicable.

      Any entity into which the Servicer or the Seller, as the case may be, may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Seller, as the case may be, is a party, or any entity succeeding to the business of the Servicer or the Seller, as the case may be, which assumes the obligations of the Servicer or the Seller, as the case may be, will be the successor of the Servicer or the Seller, as the case may be, under the Trust Documents. The Servicer may at any time perform its duties as Servicer through one or more subservicers, but no such delegation shall relieve the Servicer of its obligations under the Trust Documents.

SERVICER DEFAULT

      "Servicer Default" under the Pooling and Servicing
Agreements or the Sale and Servicing Agreements, as the case may be, will consist of (i) any failure by the Servicer and/or any other party identified in the related Prospectus Supplement as so obligated to deliver to the Owner Trustee or the Indenture Trustee, as applicable, to make any required distributions therefrom, which failure continues unremedied for five business days after written notice from the Owner Trustee or Indenture Trustee is received by the Servicer or after discovery of such failure by the Servicer,
(ii) any failure by the Seller or the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Trust Documents which failure materially and adversely affects the rights of Securityholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Seller or the Servicer, as applicable, by the Owner Trustee or the Indenture Trustee, or (2) to the Seller or the Servicer, as applicable, and to the Owner Trustee or the Indenture Trustee by Securityholders evidencing not less than 25% of a class of Securities constituting at least 25% of the then Pool Balance for such series; (or such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days or less and the Servicer delivers an officer's certificate to the Owner Trustee and, if applicable, Indenture Trustees to such effect and to the effect that the Servicer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

      In the case of any Trust that has issued Notes, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, as long as a Servicer Default under the related Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied, the related Owner Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Owner Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Owner Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Owner Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement. Notwithstanding the foregoing, if and to the extent specified in the related Prospectus Supplement, a third-party credit enhancement provider may exercise the rights and remedies of the Owner Trustee, Indenture Trustee, Noteholders and Certificateholders specified above.

WAIVER OF PAST DEFAULTS

      With respect to each Trust that has issued Notes, the holders of Notes evidencing at least a majority in principal amount of the then-outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Accounts in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Accounts in accordance with such Sale and Servicing Agreement or Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults. Notwithstanding the foregoing, if and to the extent specified in the related Prospectus Supplement, a third-party credit enhancement provider may exercise the rights and remedies of the Owner Trustee, Indenture Trustee, Noteholders and Certificateholders specified above.

AMENDMENT

      Unless otherwise specified in the related Prospectus Supplement, each of the Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreements or of modifying in any manner the rights of such Noteholders of Certificateholders; PROVIDED that such action will not, in the opinion of counsel satisfactory to the related Owner Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Purchase Agreements, Pooling and Servicing Agreements and Sale and Servicing Agreements may also be amended by the Seller, the Servicer, the related Owner Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; PROVIDED, HOWEVER, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or
(ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

      In addition, holders of certain classes of Securities of a series may have the right to take actions that are detrimental to the interests of the Securityholders of certain other classes of Securities of such series, as specified in the related Prospectus Supplement. In certain cases, the senior classes of securities may have the exclusive right to remove the Servicer, waive defaults or control the disposition of collateral. In addition, because of the relative size of the senior classes to the subordinate classes in most senior/subordinate structures, the senior classes may effectively have voting control over the Trust on matters that require the vote of all classes of securities. In no event, however, will any class of securities have the right to affect the interest rate or payment priorities of another class of securities.

      Notwithstanding any of the foregoing, if and to the extent specified in the related Prospectus Supplement, the consent of the third-party credit enhancement provider, if any, for the related series may be required to any such amendment.

INSOLVENCY EVENT

      With respect to a Trust that is not a grantor trust, if an Insolvency Event occurs with respect to the Affiliated Purchaser, the related Receivables of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Owner Trustee shall have received written instructions from (i) holders of each class of the Certificates (other than the Affiliated Purchaser) with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class (not including the principal amount of such Certificates held by such Company and (ii) holders of each class of Notes, if any, with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to the Affiliated Purchaser, notice thereof is required to be given to such Noteholders and Certificateholders; PROVIDED that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust, the related Owner Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust will be treated as collections on such Receivables and deposited in the related Collection Account. With respect to any Trust, if the proceeds from the liquidation of the related Receivables and any amounts on deposit in the reserve account (if any), the Payahead Account (if any), the Note Distribution Account (if any) and the Certificate Distribution Account are not sufficient to pay the Notes, if any, and the Certificates of the related series in full, the amount of principal returned to Noteholders and Certificateholders thereof will be reduced and some or all of such Noteholders and Certificateholders will incur a loss.

      Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Owner Trust without the unanimous prior approval of all Certificateholders (including the applicable Affiliated Purchaser) of such Trust and the delivery to such Trustee by each such Certificateholder (including such Affiliated Purchaser) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

      Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

AFFILIATED PURCHASER LIABILITY

      Under each Trust Agreement, the Affiliated Purchaser will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which such Affiliated Purchaser was a general partner.

TERMINATION

      With respect to each Trust, the obligations of the Servicer, the Seller, the related Owner Trustee and the related Indenture Trustee, if any, pursuant to the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will terminate upon the latest of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, and the payment of any fees or other amounts owing to the third party credit enhancement provider, if any, for such Trust, and (iii) the occurrence of either event described below or such other events provided in the related Prospectus Supplement.

      The related Prospectus Supplement will specify whether the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Monthly Period, when the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% (or such other percentage specified in the related Prospectus Supplement) or less of the Original Pool Balance (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Cutoff Dates), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Monthly Period. If specified in the related Prospectus Supplement, any such repurchase may require the consent of the third-party credit enhancement provider, if any, of the related series.

      If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Owner Trustee or, if Notes are outstanding, the Indenture Trustee, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the Original Pool Balance (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Subsequent Cutoff Dates) specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Owner Trustee or Indenture Trustee, as applicable, receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder. If specified in the related Prospectus Supplement, any such sale may require the consent of the third-party credit enhancement provider, if any, of the related series.

      As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

      The Owner Trustee and any Indenture Trustee will make no representations as to the validity or sufficiency of the Trust Documents, the Certificates (other than the authentication of the Certificates) or the Notes or any Receivables or related documents, and is not accountable for the use or application by the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates, the Notes or the Receivables. The Owner Trustee and any Indenture Trustee have not independently verified the Receivables. If no Event of Default has occurred, the Owner Trustee or the Indenture Trustee is required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee or the Indenture Trustee under the Trust Documents, in which case it is only required to examine them to determine whether they conform to the requirements of the Trust Documents. The Owner Trustee and any Indenture Trustee shall not be charged with knowledge of a breach of a representation or warranty, or a failure by the Servicer to perform its duties under the Trust Documents which failure constitutes an Event of Default unless the Owner Trustee or the Indenture Trustee obtains actual knowledge of such breach or such failure as specified in the Trust Documents.

      The Owner Trustee and any Indenture Trustee are under no obligation to exercise any of the rights or powers vested in them by the Trust Documents or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders, unless such Securityholders have offered to the Owner Trustee or the Indenture Trustee, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Securityholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Document or any related agreement, unless such holder previously has given to the Owner Trustee or the Indenture Trustee written notice of default and unless the Securityholders then outstanding evidencing not less than 25% of a class of Securities constituting at least 25% of the then Pool Balance for such series have made written request upon the Owner Trustee or the Indenture Trustee to institute such proceeding in its own name as Owner Trustee or Indenture Trustee thereunder and have offered to the Owner Trustee or Indenture Trustee reasonable indemnity and the Owner Trustee or Indenture Trustee for 30 days has neglected or refused to institute any such proceeding.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

      The Owner Trustee and any Indenture Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee or the Indenture Trustee, in its individual capacity or otherwise, may hold Securities in its own name or as pledgee. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Owner Trustee acting jointly (or in some instances, the Owner Trustee acting alone) with (unless the related Prospectus Supplement provides otherwise) the consent of the third party credit enhancement provider, if any, so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing, shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee by the Trust Documents shall be conferred or imposed upon the Owner Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

      The Owner Trustee and any Indenture Trustee may resign at any time, in which event the Seller with (unless the related Prospectus Supplement provides otherwise) the consent of the third party credit enhancement provider, if any, so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing, will be obligated to appoint a successor trustee. The Sellers with (unless the related Prospectus Supplement provides otherwise) the consent of the third party credit enhancement provider, if any (so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing), may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Documents, becomes legally unable to act or becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee. Any resignation or removal of the Owner Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee. Any Indenture Trustee may be removed as set forth in the related Prospectus Supplement.

      The Trust Documents will provide that the Servicer will pay the Owner Trustee's and any Indenture Trustee's fees. The Trust Documents will further provide that the Owner Trustee and any Indenture Trustee will be entitled to indemnification by the Seller and the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee or any Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Documents). The Trust Documents will further provide that the Servicer will indemnify the Owner Trustee and any Indenture Trustee for certain taxes that may be asserted in connection with the transaction.

INDEMNIFICATION OF THE INSURER

      The Trust Documents will provide that the third party credit enhancement provider with respect to a Trust will be indemnified by the Seller and the Servicer for, and held harmless against, any loss, liability, fee, disbursement or expense incurred by such third party credit enhancement provider not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Documents) and arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of a Financial Vehicle.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

      The Contracts are "chattel paper" as defined in the Uniform Commercial Code as in effect in California and the other states in which the Contracts are originated ("UCC"). Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession of the chattel paper or filing a UCC-1 financing statement with the Secretary of State or other central filing office in the appropriate state as required by the applicable UCC.

      TMS Auto Finance will take or cause to be taken such action as is required to perfect the Trust's rights in the Contracts and will represent and warrant that the Trust, subject to the interest of the provider of credit enhancement, if any, has good title, free and clear of liens and encumbrances, to each Contract on the Closing Date. Under the Trust Documents, TMS Auto Finance, as Servicer, will have possession of the Contracts following the sale of the Contracts to the Trust and will hold the Contracts as custodian and agent of the Owner Trustee and Indenture Trustee, if any. The Contracts will be physically marked to indicate the ownership interest thereof by the Trust. UCC-1 financing statements will also be filed with the California Secretary of State to perfect by filing and give notice of the Trust's ownership interest in the Contracts. TMS Auto Finance will agree in the Trust Documents to take all necessary action to preserve and protect the Trust's ownership interest in the Contracts. The Seller will represent and warrant that each Contract is secured by a Financed Vehicle.

SECURITY INTERESTS IN VEHICLES

      All of the Financed Vehicles were registered in the states where the related Contracts were originated. Security interests in vehicles registered in the State of California may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in vehicles registered in most other states are perfected, generally, in a similar manner. The Seller will represent and warrant to the Trust in the Trust Documents that all steps necessary to obtain a perfected first priority security interest with respect to the Financed Vehicles securing the Contracts have been taken. If the Servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a Financed Vehicle, the Trust may not have a first priority security interest in such Financed Vehicle. Each Receivable in a pool, unless that related Prospectus Supplement indicates otherwise, typically prohibits the sale or transfer of the Financed Vehicle without the Servicer's consent.

      Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In California and the other states in which the Receivables have been originated, a security interest in a vehicle generally may be perfected only by causing such vehicle's certificate of title to be amended to note the security interest of the secured party. Such notation of a secured party's security interest is generally effected in California and such other states by depositing with the applicable state motor vehicles registrar, or similar authority, along with any necessary registration fees, the vehicle's certificate of title and an application containing the name and address of the secured party.

      Pursuant to the Purchase Agreement, TMS Auto Finance will assign its security interests in the Financed Vehicles securing the Receivables to the Seller and, pursuant to the Trust Documents, the Seller will assign its security interests in the Financed Vehicles securing the Receivables to the Owner Trustee. However, because of the administrative burden and expense, the Servicer, the Seller and the Owner Trustee will not amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Also, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Owner Trustee pursuant to the Trust Documents.

      Under the law of California and most other states, assignments such as those under the Purchase Agreement and the Trust Documents are an effective conveyance of a security interest without amendment of any security interest noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of the Servicer's security interest on the certificates of title or the Servicer's possession of the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which a perfected security interest was not obtained, the Trust's security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles, lienholders and holders of perfected security interests. Such a failure, however, would constitute a breach of TMS Auto Finance's warranties under the Purchase Agreement and of the Seller's warranties under the Trust Documents and would create an obligation of TMS Auto Finance and/or another party, if any, designated, in the related Prospectus Supplement, under the Purchase Agreement and of the Seller and/or another party, if any, designated, in the related Prospectus Supplement, under the Trust Documents to purchase the related Receivable unless the breach is cured. The Seller will assign its rights under the Purchase Agreement to the Trust. By not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the Financed Vehicle could be defeated through fraud or negligence.

      Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states, including California, generally require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, TMS Auto Finance takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a vehicle, TMS Auto Finance must surrender possession of the certificate of title or will receive notice as a result of its security interest noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the security interest. Under the Trust Documents, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

      Under the laws of California, Texas and most other states, liens for repairs performed on, and for storage of, a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the security interest of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. TMS Auto Finance will represent to the Seller and the Seller will represent to the Trust that each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the Owner Trustee, the Indenture Trustee, if any, or any Securityholders in the event such a lien arises or confiscation occurs.

REPOSSESSION

      In the event of a default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other laws. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of its Rees-Levering Motor Vehicle Sales and Finance Act (the "Rees-Levering Act"). Contracts originated in other states are subject to retail installment sales laws and similar laws of those states. The provisions of the Rees-Levering Act and similar laws of other states control in the event of a conflict with the provisions of the UCC. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession by outside agencies is the method employed by TMS Auto Finance in the majority of instances in which a default occurs and is accomplished by retaking possession of the financed vehicle. The Rees-Levering Act and similar laws of other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. In certain states under certain circumstances after the vehicle has been repossessed, the Obligor may reinstate the contract by paying the delinquent installments on the contract and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

      In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which the Obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

      The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. In some states the Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by TMS Auto Finance through automobile auctions which are attended principally by automotive dealers.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

      The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the Obligor on the Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Under California law the proceeds from the resale of the motor vehicle securing the debtor's loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds of sale as to repossessed vehicles under Contracts originated in most other states is similar. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

      Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any other holder of any lien with respect to the vehicle or, if no such lienholder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the former Obligor.

INSOLVENCY MATTERS

      TMS Auto Finance will intend that any transfer of Receivables to the Seller will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of TMS Auto Finance. However, if TMS Auto Finance were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, the "Insolvency Laws"), a creditor or trustee in bankruptcy thereof, or TMS Auto Finance as debtor-in-possession, might argue that such sale of Receivables was a pledge of Receivables rather than a sale and/or that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of TMS Auto Finance. The Seller has taken and will take steps in structuring the transactions contemplated hereby and by any Prospectus Supplement that are intended to minimize the risk that the voluntary or involuntary application for relief under any Insolvency Law would result in the assets and liabilities of the Seller being consolidated with the assets and liabilities of any other person. Nevertheless, if TMS Auto Finance were to become a debtor under any Insolvency Laws, and such positions - that the transfer of Receivables was a pledge rather than a sale or otherwise should be treated as part of its bankruptcy estate and/or that the assets and liabilities of the Seller should be consolidated - were presented to or accepted by a court, then delays in payments to Securityholders could occur or reductions in the amounts of such payments could result. In addition, if the Seller were to become a debtor under any Insolvency Law and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to such Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or reductions in the amounts of such payments could result. In addition, if the transfer of any Receivables is recharacterized as a pledge, a tax lien, other governmental lien, or other lien created by operation of law on the property of the Servicer, the holder of such lien may have priority over the Trust's interest in such Receivables. See "The Seller."

      In addition, in a case recently decided by the United States Court of Appeals for the Tenth Circuit, OCTAGON GAS SYSTEM, INC. V. RIMMER, such Circuit Court found that "accounts", a defined term under the Uniform Commercial Code, sold prior to a bankruptcy should be treated as part of the bankruptcy estate of the seller of such accounts. If TMS Auto Finance or the Seller were to become a debtor in a bankruptcy proceeding and a court applied the reasoning of the Circuit Court reflected in the case described above, delays in payments to Securityholders could occur or reductions in the amounts of such payments could result.

      With respect to each Trust that is not a grantor trust, if an Insolvency Event with respect to the Affiliated Purchaser (which will be, as specified in the related Prospectus Supplement, the Seller, a wholly owned subsidiary of the Seller or a limited partnership of which such subsidiary is the general partner and the Seller is the limited partner, as set forth in such Prospectus Supplement) occurs, the Indenture Trustee or Owner Trustee for such Trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Collection Account or other accounts available for Securityholders with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or the Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss.

CONSUMER PROTECTION LAWS

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, the Rees-Levering Act and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's (such as the Trust's) ability to enforce consumer finance contracts such as the Receivables.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees, such as the Trust) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

      Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Owner Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts theretofore paid by the obligor on the Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle.

      Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, obligors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

      In addition to those parties, if any, identified in the related Prospectus Supplement, TMS Auto Finance and the Seller will warrant under the Purchase Agreement and the Trust Documents, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trust for violation of any law and the Owner Trustee or the Indenture Trustee, as the case may be, determines such claim materially and adversely affects the Trust's interest in a Receivable, such violation would constitute a breach of warranty under the Purchase Agreement and the Trust Documents and would create an obligation of TMS Auto Finance, the Seller and the party, if any, identified in the related Prospectus Supplement, to repurchase the Receivable unless the breach is cured.

OTHER LIMITATIONS

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to resale upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

TRANSFERS OF VEHICLES

      The Receivables in a pool, unless the related Prospectus Supplement indicates otherwise, typically prohibit the sale or transfer of the vehicle securing a Receivable without the Servicer's consent and permit the Servicer to accelerate the maturity of the Receivable upon a sale or transfer without its consent. The Servicer generally will not consent to a sale or transfer without prepayment of the Receivable. However, in certain circumstances the Servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the Financed Vehicle.


         FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Stroock & Stroock & Lavan, special federal tax counsel for the Seller ("Federal Tax Counsel"), is of the opinion that the discussion hereunder fully and fairly discloses all material federal tax risks associated with the purchase, ownership and disposition of the Notes and Certificates. The summary does not purport to deal with federal income tax consequences or special rules that are applicable to certain categories of holders. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on all of the issues discussed below. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

         The federal income tax consequences to Certificateholders will vary depending on whether the Trust will be treated as a partnership under the Code, whether the Trust will be treated as a grantor trust, or whether it is intended that the Trust serve as a security device for the issuance of Certificates that are to be treated as indebtedness for federal income tax purposes. The Prospectus Supplement for each series of Certificates will specify whether the Trust will be treated as a partnership, a grantor trust, or is intended to serve as a security device as just described. In addition, if the related Prospectus Supplement so provides, the Transaction Documents for a Trust may provide that an election will be made on or after September 1, 1997 to qualify such Trust as a Financial Asset Securitization Investment Trust pursuant to new provisions of the Code which will be effective as of such date.

TRUSTS TREATED AS PARTNERSHIPS

Tax Characterization of the Trust as a Partnership

         Federal Tax Counsel will deliver its opinion that a Trust which is intended to be a partnership, as specified in the related Prospectus Supplement, will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

Tax Consequences to Holders of the Notes Issued by a Partnership

         Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that in its opinion the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes
(i.e, any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., generally 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions the Notes generally will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID generally must include such OID in income, on a pro rata basis, as principal payments are made on the Note. However, a holder may elect to accrue de minimis OID under a constant yield method in connection with an election to accrue all interest, discount, and premium on the Note using the constant yield method. See "Trusts Treated as Grantor Trusts--Taxation of Holders if Stripped Bond Rules Do Not Apply--Election to Treat All Interest as OID" for a discussion of such election. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under
Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID, if any, and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.
Capital losses generally may be used only to offset capital gains.

         Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a Foreign Investor, as defined below, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Investor and the Foreign Investor (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a Foreign Investor and providing the Foreign Investor's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the Foreign Investor that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Investor, (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year, and (iii) in the case of gain representing accrued interest or OID, the conditions described in the immediately preceding paragraph are satisfied.

         If the interest, gain or income on a Note held by a Foreign Investor is effectively connected with the conduct of a trade or business in the United States by the Foreign Investor (although exempt from the withholding tax previously discussed if the holder provides an appropriate and timely statement on Form 4224), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         Proposed Treasury regulations which would be effective for payments made after December 31, 1997 if adopted in their current form would provide alternative certification requirements and means by which a Foreign Investor could claim the exemptions from federal income and withholding taxes.

         For purposes of this tax discussion, a Foreign Person or Foreign Investor is any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate whose income is includable in gross income for United States federal income taxation regardless of source, or (iv) a trust other than a "Foreign Trust," as such term is defined in Section 7701(a)(31) of the Code.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing, among other things, the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation if it met certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to Foreign Investors generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

Tax Consequences to Holders of the Certificates Issued by a Partnership

         Treatment of the Trust as a Partnership. The Seller and TMS Auto Finance will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and TMS Auto Finance is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         For example, because the Certificates may have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Generally, provided such Certificates are issued at or close to face value, any characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. If Certificates are issued at a substantial discount, a discussion of the relevant tax consequences will be set forth in the related Prospectus Supplement. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "Backup Withholding" and "Tax Consequences to Foreign Certificateholders" below. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although Federal Tax Counsel is unable to opine that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         All of some of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. Such deductions may also be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeds certain limits.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Receivables will not be issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

         If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction will be allocated to Certificateholders if the related Trust Agreement so provides. Any such allocation will be disclosed in the related Prospectus Supplement.

         Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. Proposed regulations would provide that if a termination occurs the partnership will be considered to transfer its assets and liabilities to a new partnership in exchange for interests in that new partnership which it would then be treated as transferring to its partners. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase takes place.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Affiliated Purchaser is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS with respect to partnership items. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences to Foreign Certificateholders. As discussed below, an investment in a Certificate is not suitable for any Foreign Person, as defined above, which is not eligible for a complete exemption from U.S. withholding tax on interest under a tax treaty with the United States. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such Foreign Person.

         No regulations, published rulings or judicial decisions exist that would discuss the characterization for Federal withholding tax purposes with respect to a Foreign Person of a partnership with activities substantially the same as the Trust. Depending upon the particular terms of the related Trust Agreement and Sale and Servicing Agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust distributable to a non-U.S. person would be subject to Federal withholding tax at a rate of 35% for persons taxable as a corporation and 39.6% for all other Foreign Persons. Also, in such cases, a Foreign Person that is a corporation may be subject to the branch profits tax. If the Trust is notified that a Certificateholder is a Foreign Person, the Trust may withhold as if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

         If a Trust is engaged in a trade or business, each foreign Certificateholder will be required to file a United States federal individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not engaged in a United States trade or business. However, interest payments made to (or accrued by) a Certificateholder who is a Foreign Person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust and for that reason or because of the nature of the Receivables, the interest will likely not be considered "portfolio interest." See "--Tax Consequences to Holders of the Notes Issued by a Partnership -Foreign Holders" for a discussion of portfolio interests. As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, Certificateholders would be subject to United States Federal income tax which must be withheld at a rate of 30% on their share of the Trust's income (without reduction for interest expense), unless reduced or eliminated pursuant to an applicable income tax treaty. If the Trust is notified that a Certificateholder is a Foreign Person, the Trust may be required to withhold and pay over such tax, which can exceed the amounts otherwise available for distribution to such a Certificateholder. A Foreign Person would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether the tax consequences of holding an interest in a Certificate make it an unsuitable investment.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS TREATED AS GRANTOR TRUSTS

Tax Characterization of the Trust as a Grantor Trust

         As specified in the related Prospectus Supplement, if a partnership election is not made and the Certificates are not treated as debt for federal income tax purposes as discussed below, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates."

         Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus such holder's other miscellaneous itemized deductions exceed two percent of such holder's adjusted gross income. Such deductions may also be limited by Code Section 68 for an individual whose adjusted gross income exceeds certain limits. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees or other amounts paid to the Servicer exceed reasonable servicing compensation, the amount of such excess would be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the stripped bond rules of the Code discussed below.

Taxation of Holders If Stripped Bond Rules Apply

         In the absence of comprehensive regulations, Federal Tax Counsel is unable to opine as to the tax treatment of stripped bonds. The preamble to certain stripped bond regulations suggests that each purchaser of a Grantor Trust Certificate will be treated with respect to each Receivable as the purchaser of a single stripped bond consisting of all of the stripped portions of the applicable Receivable (such portions with respect to a Receivable are referred to herein as a "Stripped Bond") which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under Treasury regulations relating to Stripped Bonds (the "Section 1286 Treasury Regulations"), if the discount on a Stripped
Bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond will be considered to have been issued with OID. See "-- Original Issue Discount" herein. Based on the preamble to the
Section 1286 Treasury regulations, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing should be treated as "qualified stated interest" within the meaning of the
Section 1286 Treasury regulations, assuming all other requirements for treatment as qualified stated interest are satisfied, and such income will be so treated in the Trustee's tax information reporting.

         Original Issue Discount. When Stripped Bonds have more than a de minimis amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Stripped Bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a Stripped Bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Stripped Bond for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. Although the proper method is not entirely clear, the Trust intends to calculate the daily portions of OID with respect to a Stripped Bond generally as follows. A calculation will be made of the portion of OID that accrues on the Stripped Bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Stripped Bond under the prepayment assumption, if any, used in respect of the Stripped Bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Stripped Bond at the beginning of such accrual period. No representation is made that the Stripped Bonds will prepay at any prepayment assumption. The "adjusted issue price" of a Stripped Bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Stripped Bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

         With respect to the Stripped Bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Stripped Bonds.

Taxation of Holders If Stripped Bond Rules Do Not Apply

         Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is unclear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for Receivables that are construed to be acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption or it prepays faster than the prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable.

         Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Receivable will be considered to be zero if the amount allocable to the Receivable is less than 0.25% of the Receivable's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Because the regulations described above have not been issued, Federal Tax Counsel is unable to opine as to what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

Taxation of Holders Regardless of Whether Stripped Bond Rules Apply

         Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Subject to the discussion of market discount above, such gain or loss generally will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

         Non-U.S. Persons. To the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under
Section 1441 or 1442 to (i) an owner that is a Foreign Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is a Foreign Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would be considered portfolio interest and would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is the beneficial owner, is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the Obligor is not a natural person in order to qualify for the exemption from withholding. See "--Tax Consequences to Holders of the Notes Issued by a Partnership--Foreign Holders" for a discussion of when interest will constitute portfolio interest.

         Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

         Upon the issuance of Certificates that are intended to be treated as indebtedness for federal income tax Special Federal Tax Counsel will opine that based upon its analysis of the factors discussed below and certain assumptions and qualifications the Certificates will be treated as indebtedness for federal income tax IRS and there can be no assurance that the IRS could not successfully challenge this conclusion. Such Certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such Certificates are herein referred to as "Debt Certificateholders."

         The Seller will express in the Trust Documents its intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the Receivables. The Seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to agree to treat the Debt Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Trust Documents, the Seller expects to treat such transactions, for regulatory and financial accounting purposes, as a sale of ownership interests in the Receivables and not as debt obligations.

         In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a series of Debt Certificates.

         While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the IRS are described below under "--Possible Characterization of the Transaction as a Partnership or as an Association Taxable as a Corporation."

Taxation of Income of Debt Certificateholders

         As set forth above, it is expected that Federal Tax Counsel will advise the Seller that the Debt Certificates will constitute indebtedness for Federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "Trusts Treated as Partnerships--Tax Consequences to Holders of Notes Issued by a Partnership."

         If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see "Trusts Treated as Partnerships--Tax Consequences to Holders of Notes Issued by a Partnership") a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity. Accordingly, Federal Tax Counsel is unable to opine as to whether interest payable on a Debt Certificates constitutes "qualified stated interest" that is not included in a Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances. The Prospectus Supplement will indicate whether the Trust intends to treat the interest on the Certificates as "qualified stated interest".

Tax Characterization of Trust

         Consistent with the treatment of the Debt Certificates as indebtedness, the Trust will be treated as a security device to hold Receivables securing the repayment of the Debt Certificates. In connection with the issuance of Debt Certificates of any series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then current law, the issuance of the Debt Certificates of such series will not cause the applicable Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation

         The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the Receivables (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the Seller and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Seller currently does not intend to comply with the federal income tax reporting requirements that would apply if any Classes of Debt Certificates were treated as interests in a partnership or corporation.

         If a transaction were treated as creating a partnership between the Seller and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates. Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

         If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Debt Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders. Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

Foreign Investors

         If the IRS were to contend successfully that the Debt Certificates are interest in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust that is allocable to a Foreign Investor and such Foreign Investor would be credited for his or her share of the withholding tax paid by the partnership. In such case, the holder generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

         Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Investor, the Foreign Investor would be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income. See "Trusts Treated as Partnerships--Tax Consequences to Holders of the Certificates Issued by the Partnership--Tax Consequences to Foreign Certificateholders" for a more detailed discussion of the consequences of an equity investment by a Foreign Investor in an entity characterized as a partnership.

         If the Trust were taxable as a corporation, distribution to foreign investors, to the extent treated as dividends, would generally be subject to withholding at the rate of 30% unless such rate were reduced or eliminated by an applicable income tax treaty.

                            STATE AND LOCAL TAXATION

         The discussion above does not address the tax treatment of a Trust, the Certificates, the Notes or the holders of Certificates or Notes of any series under state and local tax laws. Prospective investors are urged to consult their own tax advisors regarding state and local tax treatment of the Trust, the Certificates, the Notes and the consequences of purchase, ownership or disposition of the Certificates and Notes under any state or local tax law.



                              ERISA CONSIDERATIONS

      A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, among other factors, such fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (iii) whether the investment is in accordance with the documents and instruments governing the plan and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of such plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

      In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of a plan or account investing in such entity (collectively, "Plans(s)") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by
Section 4975 of the Code. The Seller, the Trustee, the Owner Trustee and any underwriter of the offered Securities and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or transfer of Securities by, or on behalf of, such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a regulatory exception or administrative exemption is available. In addition, the Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "Plan
Assets Regulation") concerning the definition of what constitutes the assets of a Plan, which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Trust Property and not merely an interest in the Securities, transactions occurring in connection with the servicing, management and operation of the Trust between the Seller, the Owner Trustee, the Trustee, the Servicer (or any other servicer), any insurer or any of their respective affiliates might constitute prohibited transactions, and the Trust Property would become subject to the fiduciary investment standards of ERISA, unless a regulatory exception or administrative exemption applies.

      With respect to offered Securities which are Certificates, the DOL has issued to a number of underwriters of pass-through certificates, similar to the Certificates, administrative exemptions (collectively, the
"Exemption"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and
Section 406(b)(2) of ERISA, and the excise taxes imposed pursuant to Section 4975(a) and (b) of the Code, the initial purchase, holding and subsequent resale of mortgage-backed or asset-backed pass-through certificates representing a beneficial undivided interest in certain fixed pools of assets held in a trust (as defined in paragraph III.B of Section III of the Exemption), along with certain transactions relating to the servicing and operation of such asset pools, provided that certain conditions set forth in the Exemption are satisfied. Paragraph III.B of Section III of the Exemption provides in part that a trust means an investment pool the corpus of which is held in trust and consists solely of: (1) secured consumer receivables, (2) secured credit instruments, (3) obligations secured by residential or commercial real property,
(4) obligations secured by motor vehicles or equipment or qualified motor vehicle leases, (5) guaranteed governmental mortgage pool certificates or (6) an undivided fractional interest in any of the obligations listed in clauses (1) -
(5) above.

      If the general conditions of Section II of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Certificates by Plans in the initial issue of Certificates, the holding of Certificates by Plans or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded
Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by (1) an underwriter which has been granted an Exemption (or certain specified entities affiliated or associated with such underwriter) ("Underwriter"), (2) the Seller,
(3) the Servicer (or any other servicer), (4) the Trustee or Owner Trustee, (5) any obligor with respect to Receivables constituting more than 5 percent of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance, (6) any insurer and (7) any affiliate or successor of a person described in (1) to (6) above (the "Restricted Group").

      If the specific conditions of paragraph I.B of Section I of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(I)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Seller or Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in Certificates is (a) an obligor with respect to 5 percent or less of the fair market value of the Receivables or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans and (3) the holding of Certificates by Plans.

      If the specified conditions of paragraph I.C of Section I of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust and the Trust Property.

      The Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Certificates.

      The Exemption sets forth the following seven general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder.

           (1) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

           (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Securities issued by the Trust;

          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Structured Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. ("National Credit Rating Agencies");

     (4) Neither the Trustee or the Owner Trustee is an affiliate of any other member of the Restricted Group (as defined above);

           (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made and retained by the Seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

           (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. The Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

           (7)  The  trust  fund  must  also  meet  the   following
requirements:

                (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

                (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of one of the National Credit Rating Agencies for at least one year prior to the Plan's acquisition of Certificates; and

               (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

      The Exemption may apply to a Plan's purchase, holding and transfer of Certificates and the operation, management and servicing of the Trust and the Trust Property as specified in the related Prospectus Supplement. In addition, in the event the Exemption is not available, certain exemptions from the prohibited transaction rules may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Certificate. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers".

      Certain transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Trust Property were deemed to be assets of a Plan. Under the Plan Assets Regulation, the Trust Property would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. In addition, even in the event that the Notes are deemed to be an Equity Interest in the Trust, the Exemption may be applicable to both a Plan's purchase, holding and transfer of Notes (which in this situation are considered Certificates for purposes of the Exemption) and the operation, management and servicing of the Trust and the Trust Property, if so specified in the related Prospectus Supplement.

      Without regard to whether the Notes are characterized as Equity Interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In such case, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 and PTCE 84-14 may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note.

      Investors that are insurance companies should consult with their legal counsel with respect to the United States Supreme Court case, John Hancock Mutual Life Insurance co. v. Harris Trust and Savings Bank, 114 S.Ct. 517
(1993). In Harris Trust, the Supreme Court ruled that assets held in an insurance company's general account may be deemed plan assets under certain circumstances. Accordingly, such insurance company general accounts would be subject to the same considerations under ERISA and would be eligible for the same relief under the Exemption that would apply to any other Plan investor. In the event the Exemption is not applicable to the purchase, holding and transfer of Securities and the operation, management and servicing of the Trust and Trust Property, PTCE 95-60 may be applicable depending on the circumstances.

      Any Plan fiduciary considering the purchase of Securities should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                     RATINGS

      As a condition of issuance, the offered Securities of each series will be rated an investment grade, that is, in one of its four highest rating categories, by at least one nationally recognized rating agency (a "Rating Agency") as specified in the related Prospectus Supplement. The ratings will be based on the Receivables related to each series, the terms of the Securities, and the subordination and any credit enhancement provided therefor. There is no assurance that the ratings initially assigned to such Securities will not be subsequently lowered or withdrawn by the Rating Agencies. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related Prospectus Supplement. The ratings of any Securities with respect to which a prepayment premium may be payable do not evaluate such prepayment premium payable to such Securityholders or the likelihood that such prepayment premium will be paid.


                              PLAN OF DISTRIBUTION

      On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

      In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

      Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities, or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

      Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

      The Owner Trustee or the Indenture Trustee, if any, may, from time to time, invest funds held by it in any accounts in Eligible Investments acquired from one or more of the underwriters.

      Under each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other classes.

      The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                          NOTICE TO CANADIAN RESIDENTS
RESALE RESTRICTIONS

      The distribution of any Series of Securities in Canada ("Canadian Securities") is being made only on a private placement basis exempt from the requirement that the Trust prepare and file a prospectus with the securities regulatory authorities in each province where trades of any Canadian Securities are effected. Accordingly, any resale of any Canadian Securities must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of any Canadian Securities.

REPRESENTATIONS OF PURCHASERS

      Each purchaser of any Canadian Securities who receives a purchase confirmation will be deemed to represent to the Seller, the Trust and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Canadian Securities without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTION AND ENFORCEMENT

      The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

      The Trust, the Seller, the Representative, the Servicer, the Owner Trustee, the Indenture Trustee and their respective directors and officers, if any, as well as the experts named herein, may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the Issuer or such persons. All or a substantial portion of the assets of the Issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such Issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

      A purchaser of any Canadian Securities to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any of the Securities acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #88/5. Only one such report must be filed in respect of any Canadian Securities acquired on the same date and under the same prospectus exemption.

                                 LEGAL OPINIONS

      Unless otherwise specified in the Prospectus Supplement, certain legal matters relating to the validity of the issuance of the Certificates and the Notes, if any, of each series will be passed upon for the Seller and the Representative by Eric R. Elwin, Esq., Corporate Counsel of the Representative, and certain legal matters relating to the validity of the issuance of the Certificates and the Notes, if any, of such series will be passed upon for the Underwriter of the Certificates and the Notes, if any, of such series by Stroock & Stroock & Lavan, New York, New York. Stroock & Stroock & Lavan has performed legal services for the Representative and it is expected that it will continue to perform such services in the future.

                                 ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

      Except in certain limited circumstances, any globally offered Series of Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes and, if the related Prospectus Supplement so provides, Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to insure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

      Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Cedel or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

      Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

           (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

           (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

           (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

 CERTAIN U.S. FEDERAL WITHHOLDING TAXES AND DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificateholder or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The holder of a Global Securities or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust that is not a "Foreign Trust," as such term is defined in Section 7701(a)(31) of the Internal Revenue Code of 1986, as amended. This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                 INDEX OF TERMS

      Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found.


Accounts.........................................................44
Actuarial Receivables............................................19
Advance......................................................12, 46
Affiliated Purchaser.............................................10
Amortization Period...............................................9
APR..............................................................19
Canadian Securities..............................................75
Cede.............................................................17
Cedel............................................................17
Cedel Participants...............................................38
Certificate Account..............................................18
Certificate Distribution Account.................................44
Certificate Factor...............................................23
Certificate Majority.............................................38
Certificateholders............................................5, 17
Certificates......................................................1
Code.............................................................60
Collection Account.......................................10, 18, 44
Commission........................................................3
Commodity Indexed Securities.....................................36
Cooperative......................................................38
Currency Indexed Securities......................................36
Dealer Agreement.................................................26
Dealers.......................................................7, 25
Definitive Certificates..........................................38
Definitive Notes.................................................38
Depositories.....................................................36
Depository.......................................................29
Distribution Date............................................10, 29
DOL..............................................................71
DTC..............................................................17
due date.........................................................20
Eligible Deposit Account.........................................45
Eligible Institution.............................................45
Eligible Investments.............................................44
ERISA............................................................13
Euroclear........................................................17
Euroclear Operator...............................................38
Euroclear Participants...........................................38
Events of Default................................................32
Exchange Act......................................................3
Excluded Plan....................................................72
Exemption........................................................71
Face Amount......................................................36
Federal Tax Counsel..........................................12, 60
Financed Vehicles.................................................7
FTC Rule.........................................................59
Funding Period....................................................8
Global Securities................................................77
Grantor Trust Certificateholders.................................67
Grantor Trust Certificates.......................................67
Indenture.........................................................1
Indenture Trustee.................................................1
Index............................................................36
Indexed Commodity................................................36
Indexed Currency.................................................36
Indexed Principal Amount.........................................36
Indexed Securities...............................................36
Initial Cutoff Date...............................................7
Initial Financed Vehicles.........................................7
Initial Receivables...............................................7
Insolvency Laws..............................................15, 58
Interest Rate.....................................................6
Investment Earnings..............................................45
IRS..............................................................60
National Credit Rating Agencies..................................72
Note Distribution Account........................................44
Note Factor......................................................23
Note Majority....................................................31
Noteholders...................................................6, 17
Notes.............................................................1
Obligor..........................................................10
Obligors.........................................................18
OID..............................................................61
OID regulations..................................................61
Owner Trustee.....................................................1
Participants.....................................................37
Pass-Through Rate.................................................5
Payahead Account.............................................18, 44
Payaheads........................................................44
Payment Date.....................................................30
Plan Assets Regulation...........................................71
Plans............................................................13
Pooling and Servicing Agreement...................................1
Precomputed Receivables..........................................19
Pre-Funded Amount.................................................8
Pre-Funding Account...............................................4
Pre-Funding Account...............................................8
Prepayment Premium...............................................47
Prospectus Supplement.............................................1
PTCE.............................................................73
Purchase Agreement............................................7, 41
Purchase Amount..................................................43
Rating Agencies..................................................17
Rating Agency................................................13, 74
Receivables....................................................1, 7
Rees-Levering Act................................................57
Registration Statement............................................3
Related Documents................................................34
Representative....................................................1
Restricted Group.................................................72
Retained Interest.................................................9
Revolving Period..............................................9, 47
Rule of 78's Receivables.........................................19
Rules............................................................37
Sale and Servicing Agreement......................................1
SBA..............................................................28
SBA Loans........................................................28
Schedule of Receivables..........................................42
Section 1286 Treasury Regulations................................68
Securities........................................................1
Securityholders...............................................1, 17
Seller............................................................1
Servicer..........................................................1
Servicer Default.................................................50
Servicer Fee.....................................................47
Servicer's Certificate...........................................40
Servicing Fee....................................................46
Servicing Fee Rate...............................................46
Short-Term Note..................................................61
Simple Interest Receivables......................................20
Stock Index......................................................36
Stock Indexed Securities.........................................36
Strip Certificates................................................5
Strip Notes.......................................................6
Stripped Bond....................................................68
Subsequent Cut-Off Date...........................................7
Subsequent Financed Vehicles......................................7
Subsequent Receivables.........................................1, 7
Subsequent Transfer Agreement....................................43
Subsequent Transfer Assignment...................................43
Supplemental Servicing Fee.......................................46
Terms and Conditions.............................................39
The Money Store...............................................4, 28
TMS Auto Finance..................................................7
Trust..........................................................1, 4
Trust Agreement...................................................1
Trust Documents...............................................1, 41
Trust Property....................................................1
U.S. Person......................................................70
UCC..............................................................55
Underwriter......................................................72
Underwriting Agreement...........................................74

(PS) indicates term is primarily defined in the related Prospectus Supplement.

      NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION, OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED THIS PROSPECTUS, THE RELATED PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR ANY DEALER, SALESMAN, OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION HEREIN OR THEREIN SINCE THE DATE HEREOF. THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT ARE NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

TABLE OF CONTENTS
Prospectus Supplement

Report to Securityholders................................................S-3
Incorporation of Certain Documents by Reference..........................S-3
Summary of Terms.........................................................S-4
Risk Factors............................................................S-16
Use of Proceeds.........................................................S-18
The Trust...............................................................S-18
The Trust Property......................................................S-19
The Receivables.........................................................S-20
The Insurer.............................................................S-27
Description of the Notes................................................S-29
Description of the Certificates.........................................S-32
Weighted Average Life Considerations....................................S-33
Description of the Purchase Agreement and the Trust Documents...........S-38
The Policies............................................................S-48
Certain Federal Income Tax Consequences.................................S-51
State Tax Considerations................................................S-51
ERISA Considerations....................................................S-51
Underwriting............................................................S-52
Experts.................................................................S-53
Legal Opinions..........................................................S-53


Prospectus

Available Information......................................................3
Incorporation of Certain Documents By Reference............................3
Prospectus Summary.........................................................4
Risk Factors..............................................................14
The Trusts................................................................17
The Receivables...........................................................19
Yield and Prepayment Considerations.......................................21
Certificate and Note Factors and Trading Information......................22
Use of Proceeds...........................................................22
The Seller................................................................22
TMS Auto Finance..........................................................23
The Money Store...........................................................27
The Certificates..........................................................27
The Notes.................................................................28
Certain Information Regarding the Securities..............................33
Description of the Purchase Agreements and the Trust Documents............39
Certain Legal Aspects of the Receivables..................................51
Federal Income Tax Consequences...........................................56
State and Local Taxation..................................................68
ERISA Considerations......................................................68
Ratings...................................................................71
Plan of Distribution......................................................72
Notice to Canadian Residents..............................................72
Legal Opinions............................................................73
Annex I...................................................................74
Index of Terms............................................................78


        UNTIL MARCH __, 1997 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

$255,000,000

THE MONEY STORE

The Money Store Auto Trust 1996-2


$59,600,000
Class A-1     % Asset Backed Notes


$121,400,000
Class A-2
Floating Rate Asset Backed Notes


$67,000,000
Class A-3     % Asset Backed Notes


$7,000,000
    % Asset Backed Certificates



______________________________________

PROSPECTUS SUPPLEMENT
______________________________________



Smith Barney Inc.

Prudential Securities Incorporated




December ____, 1996